Exhibit 10.1

GMP AGREEMENT

TO AGREEMENT BETWEEN OWNER AND CONTRACTOR

Pursuant to Article 5 of Exhibit G11 attached hereto, Casino One Corporation (“Owner”) and McCarthy Building Companies, Inc. (“Contractor”), establish a Guaranteed Maximum Price and Contract Time for the STL City Project as set forth below.

ARTICLE I GUARANTEED MAXIMUM PRICE

The Contractor’s Guaranteed Maximum Price (“GMP”), including the Cost of the Work as defined in Article 7 and the Contractor’s Fee as defined in Article 5, is Three-Hundred-Forty-Million-Fifty-Five-Thousand-Six-Hundred-Thirty-Two Dollars ($340,055,632). This GMP is for the performance of the Work in accordance with Exhibits Gl through G11 attached to this GMP Agreement, all of which together with the terms and conditions and documents referred to therein, are included as Contract Documents.

List of Exhibits

Exhibit Gl—Overall Summary

Exhibit G2—GMP Qualifications

Exhibit G3—Executed Bid Package Recommendations

Exhibit G4—Approved PCOs and For Approval PCOs (considered approved by acceptance of GMP)

Exhibit G5—Pending PCO Allowances

Exhibit G6—Uncommitted Scope Allowances and Cost Plus Reductions

Exhibit G7—Modified Allowances from Recommendations

Exhibit G8—RFI Log

Exhibit G9—GMP Schedule

Exhibit G10—Reimbursable Costs Lists for Subcontractors Working on a Cost Plus Basis

Exhibit G11—Draft Contract between Owner and Contractor (“Contract”)

ARTICLE II CONTRACT TIME

The dates of Intermediate Substantial Completion and Substantial Completion are established by Exhibit 2 to the AIA A111.

CASINO ONE CORPORATION	McCARTHY BUILDING COMPANIES, INC.

/s/ Daniel R. Lee	/s/ Paul Hartwig
(Signature)	(Signature)

Daniel R. Lee, Chief Executive Officer and President	Paul Hartwig VP Operations
(Print name and title)	(Print name and title)

May 11, 2007	5-11-07
(Date)	(Date)

EXHIBIT G1

May 11, 2007	GMP Summary Sheet

Pinnacle Entertainment
Luxury Hotel & Casino
Stl City Project
McCarthy Project #003605

		G3	G4	G5	G6
Bid Package	Scope	Scope Bought to Date	Approved & For Approval PCOs	Pending PCOs, Including ROMs on Anticipated PCOs	Uncommitted Scope Allowances	Total GMP Estimate as of 5/11/07
BP 1	Excavation / Shoring / Sewers	$4,353,868	$759,209	$(6,000)	$0	$5,107,077
BP 2	Site Temporary Electrical	$265,621	$(1,990)	$0	$0	$263,631
BP 2	Building Temporary Electrical	$636,000	$0	$0	$0	$636,000
BP 4	Drilled Piers	$3,697,797	$785,586	$0	$0	$4,483,383
BP 4	Elevation 449’ & Below	$7,516,605	$526,442	$1,000	$0	$8,044,047
BP 5	Concrete Barge	$3,455,290	$1,983,980	$134,624	$0	$5,573,894
BP 6	Elevators	$5,404,333	$272,454	$213,151	$0	$5,889,938
BP 7	Curtain Wall	$9,323,847	$(350,323)	$51,000	$0	$9,024,524
BP 8	Structural Steel	$8,191,355	included below	included below	$0	$8,191,355
BP 8	Concrete Frame	$30,798,472	$5,542,807	$2,093,015	$0	$38,434,294
BP 8	Shift Work for BP8 Concrete	$480,000	$0	$0	$0	$480,000
BP 9	Site Improvements & Pedestrian Link	$16,821,106	$836,000	$315,352	$0	$17,972,458
BP 10	Early MEP Package	$10,484,650	$1,950,477	$51,627	$0	$12,486,754
BP 11	Enclosure / Shell & Core	$37,621,749	$3,054,456	$1,967,768	$0	$42,643,973
BP 12	Main MEP Package	$52,453,711	$15,980,474	$3,869,967	$0	$72,304,152
BP 12	Low Voltage Package	$9,393,000	$5,429,095	$(3,929,228)	$0	$10,892,867
BP 14	Precast, Stairs, & Casino Decking	$5,198,263	$(516,625)	$10,000	$0	$4,691,638
BP 15	Interior Finishes / Millwork / TAB	$35,793,813	$365,854	$(182,894)	$0	$35,976,773
	Unbid Work	$0	$0	$0	$9,665,000	$9,665,000
	Guest Room Mockup / 6th Floor FS Offices	excluded	excluded	excluded	excluded	excluded
	5th Floor Pinnacle Office / Reception	excluded	excluded	excluded	excluded	excluded
	Downtown Groundbreaking	excluded	excluded	excluded	excluded	excluded
	Lemay Groundbreaking	excluded	excluded	excluded	excluded	excluded
	Sky Bridge to Embassy Suites Hotel	$0	$0	$0	$1,600,000	$1,600,000
	Tower Cranes	$3,025,580	$0	$0	$0	$3,025,580
	General Conditions	$13,764,296	$285,354	$38,453	$0	$14,088,103
	GC, Sell-Perform, & Allowance Reconciliation	$0	$3,572,703	$0	$0	$3,572,703
	Additional Overtime/Owner Contract Terms & Conditions	$0	$0	$0	$2,000,000	$2,000,000
	Building Enclosure Consultant	$0	$0	$0	$150,000	$150,000
	Increased MBE / WBE Participation	included above	$0	$0	$500,000	$500,000
	Subcontractor Claim Mitigation Fund	excluded	excluded	excluded	excluded	excluded
	Re-work for Design Modifications	$0	$0	$0	$200,000	$200,000
	Design Build Subcontractor’s Design Allowance	$0	$0	$0	$250,000	$250,000
	Unincorporated Approved VA	$0	$0	$0	$(800,000)	$(800,000)
	General Contractor’s Contingency in PCOs	$0	$(1,922,786)	$(111,991)	$0	$(2,034,777)
	Reduce Payne Crest Allowance	$0	$0	$0	$(2,400,000)	$(2,400,000)
	Reduce Murphy Allowance	$0	$0	$0	$(2,300,000)	$(2,300,000)
	Reduce Rock Hill Allowance	$0	$0	$0	$(850,000)	$(850,000)
	Reduce ICS / TJ Wies Allowance	$0	$0	$0	$(50.000)	$(50,000)

	Subtotal	$258,679,356	$38,553,167	$4,515,844	$7,965,000	$309,713,367

	Contractor Default Insurance	$1,732,951	included	included	included	$1,732,951
	General Contractor’s Contingency (5%)	$13,020,615	$1,806,524	$(708,665)	$398,250	$14,516,724
	Contingency Reduction	$0	$0	$0	$(3,500,000)	$(3,500,000)
	Completion of Design Contingency (2.5%)	$1,589,742	$(1,048,960)	$(540,782)	$0	$0
	Structure Design Review Allowance	$75,000	not included	not included	$0	$75,000
	GL & Umbrella Insurance by McCarthy	$1,255,659	included	included	$18,666	$1,274,324
	Builder’s Risk Insurance	by PNK	by PNK	by PNK	by PNK	$0
	Building Permits	excluded	$1,504,036	$0	excluded	$1,504,036
	Performance & Payment Bond	$1,615,203	$(1,724,777)	excluded	excluded	$(109,574)
	Preconstruction Services (Allowance)	$0	$574,369	$0	$125,631	$700,000
	General Contractor Fee	$13,898,426	included	included	$250,377	$14,148,804

	Total GMP Proposal	$291,866,952	$39,664,359	$3,266,397	$5,257,924	$340,055,632

EXHIBIT G2
May 11,2007
Pinnacle Entertainment	GMP Qualifications
St. Louis City Project

1.	GMP Document Qualifications

a.	The GMP is based on the Contract Documents, including this Exhibit G2, as defined in the GMP Agreement, and the Qualifications defined herein including the terms of the Executed Bid Package Recommendations, Executed Authorizations To Proceed, PCOs and Allowances.

b.	RFI Log—Exhibit G8—If the response to a currently unresolved RFI causes an increase or decrease in cost or time, the GMP will be adjusted by Change Order to reflect schedule and cost impacts.

c.	GMP Schedule—Exhibit G9—The GMP schedule has not yet been reviewed by subcontractors and compared to schedules under which subcontractors were procured. Differences, if any, between the GMP Schedule and current subcontractor requirements will be reviewed for incorporation into the GMP, if required.

d.	Several details were not provided in the Contract Documents and have been developed in collaboration with the Owner, Architect, applicable subcontractors, and in some cases, consultants, to define and clarify the required work. These details will be used by McCarthy and its subcontractors for construction, and such details are deemed incorporated into the design for the Project. By participating in the development of these details, McCarthy is not assuming responsibility for design errors, omissions or inconsistencies related to the development of these details. Such details are deemed Drawings, and therefore, a Contract Document, whether developed prior to or after execution of the Contract. It shall be Pinnacle’s responsibility to secure approval of these documents by the appropriate licensed design professional.

e.	Allowances as referred to in Exhibits G5, G6 and G7 will be adjusted pursuant to the Contract.

f.	As of April 30, 2007, Contractor is not in receipt or has knowledge of any Subcontractor claims that would impact schedule or cost. For this reason McCarthy has excluded costs from the GMP for any potential Subcontractor claims due to schedule or cost impacts.

g.	There are open design issues that will be analyzed by Contractor. As each open design item is completed, coordinated and then issued, McCarthy will review and analyze such information with regard to time and cost impacts, and such time and cost impacts will be addressed by the Change Order provisions of the Contract.

h.	Reimbursables defined in cost plus subcontracts, as indicated in Exhibit G10, are reimbursable to McCarthy.

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EXHIBIT G2
May 11, 2007
Pinnacle Entertainment	GMP Qualifications
St. Louis City Project

i.	Contract terms between Owner and Contractor will be reconciled with agreements between Contractor and its subcontractors. The impact of these terms, if any, to the subcontractors will be addressed by the Change Order provisions of the Contract, excluding liquidated damages provisions.

j.	Design Contingency is excluded from this GMP.

k.	All accepted Value Alternatives (VA), which have not been incorporated into the Contract Documents, are included in the GMP as a deductive allowance. When VA items are incorporated into the Contract Documents, firm pricing will be obtained from Subcontractors and Suppliers and the allowance will be reconciled by Change Order to the GMP.

2.	GMP Scope Qualifications

a.	Utility Impact or Assessment fees are excluded from the GMP.

b.	Ground breakings for the Downtown and River City projects; 5th floor offices and reception area; 6th floor Hotel Guest room mockup and Four Seasons Offices are excluded from the GMP.

c.	Work being performed by McCarthy as part of a joint-venture and McCarthy self-performed work is considered an allowance.

d.	All FFE warehousing, delivery, receiving, installation, cleanup, and dumpsters are excluded from the GMP, unless specifically identified in the Contract Documents to be provided or installed by Contractor.

e.	Operator Supplies and Equipment (OS&E) is excluded from the GMP.

f.	Contractor shall be allowed to use permanent utility services. Costs associated with use of these services shall be paid by the Owner outside of this Contract.

g.	All MEP commissioning is excluded from the GMP.

h.	With the exception of code required signage, all signage (including garage signage) is excluded from the GMP.

i.	Curtainwall design is based on 1/2” deflection in the structure.

2 of 3

EXHIBIT G2
May 11,2007
Pinnacle Entertainment	GMP Qualifications
St. Louis City Project

j.	Specification Sections 03331 “Architectural Cast in Place Concrete” and 03532 “Self Leveling Concrete Topping” are not used in the project and therefore no costs associated with these items is included within the GMP.

k.	Spray-on insulation not shown on the “Traffic Bearing Waterproofing and Spray-on Insulation Plans” (Al-2-0 thru A1-2-5A) is excluded from the GMP.

3 of 3

May 11,2007

Pinnacle Entertainment

Luxury Hotel & Casino

Stl City Project

McCarthy Project #003605

[Intentionally Omitted]

EXHIBIT G3

Executed Recommendations

May 11,2007

Pinnacle Entertainment

Luxury Hotel & Casino

Stl City Project

McCarthy Project #003605

[Intentionally Omitted]

EXHIBIT G4

Approved & for Approval PCOs

May 11,2007

Pinnacle Entertainment

Luxury Hotel & Casino

Stl City Project

McCarthy Project #003605

[Intentionally Omitted]

EXHIBIT G5

Pending PCO Allowances

May 11,2007

Pinnacle Entertainment

Luxury Hotel & Casino

Stl City Project

McCarthy Project #003605

[Intentionally Omitted]

EXHIBIT G6

Uncommitted Scope Allowances & Cost Plus Reductions

May 11,2007

Pinnacle Entertainment

Luxury Hotel & Casino

Stl City Project

McCarthy Project #003605

[Intentionally Omitted]

EXHIBIT G7

Modified Allowances from Recommendations

May 11, 2007

Pinnacle Entertainment

Luxury Hotel & Casino

Stl City Project

McCarthy Project #003605

[Intentionally Omitted]

EXHIBIT G8
RFI LOG

May 11,2007

Pinnacle Entertainment

Luxury Hotel & Casino

Stl City Project

McCarthy Project #003605

[Intentionally Omitted]

EXHIBIT G9

GMP SCHEDULE

May 7, 2007

Pinnacle Entertainment

Luxury Hotel & Casino

Stl City Project

McCarthy Project #003605

[Intentionally Omitted]

EXHIBIT G10

REIMBURSABLE COSTS LISTING FOR

SUBCONTRACTORS WORKING ON A COST PLUS BASIS

May 11, 2007

Pinnacle Entertainment

Luxury Hotel & Casino

Stl City Project

McCarthy Project #003605

EXHIBIT G11

DRAFT CONTRACT BETWEEN OWNER AND CONTRACTOR

Document A111™ - 1997

Standard Form of Agreement Between Owner and Contractor

where the basis for payment is the COST OF THE WORK PLUS A FEE with a negotiated Guaranteed Maximum Price

AGREEMENT made as of the 11th day of May in the year 2007	ADDITIONS AND DELETIONS:

BETWEEN the Owner: Casino One Corporation and the Contractor: (Paragraphs deleted) McCarthy Building Companies, Inc. 1341 N. Rock Hill Road St. Louis, Missouri 63124	The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

The Project is: (Paragraphs deleted)	This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

STL City Project Casino and Luxury Hotel St. Louis, Missouri (see attached Addendum)	This document is not intended for use in competitive bidding.

The Architect is: Hellmuth, Obata + Kassabaum, P.C.	AIA Document A201-1997, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

This document has been approved and endorsed by the Associated General Contractors of America.
The Owner and Contractor agree as follows.

AIA Document A111™ -1997. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:01:50 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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User Notes:

ARTICLE 1 THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 15. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern except for the General Conditions, Supplementary General Conditions and as otherwise may be expressly provided.

ARTICLE 2 THE WORK OF THIS CONTRACT

The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3 RELATIONSHIP OF THE PARTIES

The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect, Owner and Owner’s Consultants and exercise the Contractor’s best skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner’s interests and in accordance with the professional standards prevailing for contractors in the region where the project is located. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor pursuant to this Agreement and to make payments to the Contractor in accordance with the requirements of the Contract Documents.

ARTICLE 4 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

§ 4.1 The date of commencement of the Work was September 9, 2005.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

If, prior to commencement of the Work, the Owner requires time to file mortgages, mechanic’s liens and other security interests, the Owner’s time requirement shall be as follows:

§ 4.2 The Contract Time shall be measured from the date of commencement.

§ 4.3 The Contractor shall achieve Substantial Completion of the entire Work not later than          days from the date of commencement, or as follows: See Completion and Liquidated Damages Exhibit, attached here as Exhibit 2.

(Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in the Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work.)

Portion of Work	Substantial Completion date

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time, or for bonus payments for early completion of the Work.)

AIA Document A111™ -1997. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:01:50 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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User Notes:

ARTICLE 5 BASIS FOR PAYMENT

§ 5.1 CONTRACT SUM

§ 5.1.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 7 plus the Contractor’s Fee.

§ 5.1.2 The Contractor’s Fee is: Five percent (5%). For self-performed work, including work by the McCarthy/Mosely Joint Venture, Contractor (or the McCarthy/Mosely Joint Venture, as applicable) will be compensated for its Cost of the Work plus 5% Fee, but there will be no additional Fee on such self-performed work.

(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor’s Fee, and describe the method of adjustment of the Contractor’s Fee for changes in the Work.)

§ 5.1.4 The Contractor shall be paid One Hundred Percent (100%) of proportional amount of its Fee with each progress payment, and the balance of its Fee shall be paid at the time of Final Payment.

§ 5.2 GUARANTEED MAXIMUM PRICE

§ 5.2.1 The sum of the Cost of the Work and the Contractor’s Fee is guaranteed by the Contractor not to exceed ($ See attached Addendum ), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

(Insert specific provisions if the Contractor is to participate in any savings.)

§ 5.2.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.)

§ 5.2.3 Unit prices, if any, are as follows:

See Executed Bid Package Recommendations, Executed Authorizations to Proceed, PCOs, and GMP Agreement, if any.

Description	Units	Price ($0.00)

§ 5.2.4 Allowances, if any, are as follows

(Identify and state the amounts of any allowances, and state whether they include labor, materials, or both.)

See Executed Bid Package Recommendations, Executed Authorizations to Proceed, PCOs, and GMP Agreement, if any.

Allowance	Amount ($ 0.00)	Included items

§ 5.2.5 Assumptions, if any, on which the Guaranteed Maximum Price is based are as follows:

See Executed Bid Package Recommendations, Executed Authorizations to Proceed, PCOs, and GMP Agreement, if any.

AIA Document A111™ -1997. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:01:50 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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User Notes:

§ 5.2.6 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

ARTICLE 6 CHANGES IN THE WORK

§ 6.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work shall be determined as set forth in the General Conditions and Supplementary General Conditions.

(Paragraphs deleted)

ARTICLE 7 COSTS TO BE REIMBURSED

§ 7.1 COST OF THE WORK

The term Cost of the Work shall mean all costs chargeable to Owner and actually and necessarily incurred by the Contractor in the proper performance of the Work by Contractor, without mark-up or add on of any kind by or at the request of Contractor, and less all discounts, rebates and salvages. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7. All amounts paid or payable as Cost of the Work shall be subject to verification and audit by Owner.

§ 7.2 LABOR COSTS

§ 7.2.1 Rates as listed on Exhibit 1, attached hereto, for construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner’s approval, at off-site workshops.

§ 7.2.2 Rates as listed on Exhibit 1, attached hereto, for the Contractor’s supervisory and administrative personnel when stationed at the site with the Owner’s approval.

(If it is intended that the wages or salaries of certain personnel stationed at the Contractor’s principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

§ 7.2.3 Payment for the Contractor’s supervisory or administrative personnel engaged at the main office, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work and as approved by Owner. Rates as listed on Exhibit 1, attached hereto.

(Paragraphs deleted)

§ 7.3 SUBCONTRACT COSTS

§ 7.3.1 Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

§ 7.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

§ 7.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

§ 7.4.2 Costs of materials described in the preceding Section 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner’s property at the completion of the Work or, at the Owner’s option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

AIA Document A111™ -1997. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:01:50 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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User Notes:

§ 7.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

§ 7.5.1 Costs, including transportation and storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers, that are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost (less salvage value) of such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

§ 7.5.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers that are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, fuel lubricants, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner’s approval. Approved rates are prevailing rental rate subject to paragraph 7.1 above. For Contractor owned equipment, such rental costs shall not exceed 125% of the purchase value of such equipment.

§ 7.5.3 Costs of removal of debris from the site.

§ 7.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office and such General Conditions costs categories identified in the Bid Package Recommendation Authorizations and PCOs thereto, and the GMP Agreement, if any.                                         .

§ 7.5.5 Subject to Owner’s approval, that portion of the reasonable expenses of the Contractor’s personnel incurred while traveling in discharge of duties connected with the Work.

§ 7.5.6 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, if approved in advance by the Owner.

§ 7.6 MISCELLANEOUS COSTS

§ 7.6.1 Insurance and bond premium costs outside the OCIP at an agreed rate of $3.55 per $1000 of the Contract Sum.

§ 7.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work.

§ 7.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay and local contractor association dues.

§ 7.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by other provisions of the Contract Documents, and which do not fall within the scope of Section 7.7.3.

§ 7.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents.

(Paragraphs deleted)

§ 7.6.7 Deposits lost for causes other than the Contractor’s negligence or failure to fulfill a specific responsibility to the Owner as set forth in the Contract Documents.

§ 7.6.8 Legal, mediation and arbitration costs, including outside attorneys’ fees and consultants’ costs, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor in the performance of the Work and with the Owner’s prior written approval.

§ 7.6.9 Expenses incurred in accordance with the Contractor’s standard personnel policy for relocation and temporary living allowances of personnel required for the Work, if approved by the Owner.

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7.6.10 Costs incurred that are associated with any Owner audit.

§ 7.7 OTHER COSTS AND EMERGENCIES

§ 7.7.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

§ 7.7.1.1 Cost of the Safety and Substance Abuse Programs.

§ 7.7.2 Costs due to emergencies incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in paragraph 10.6 of AIA Document A201-1997, except to the extent of Contractor’s negligence or failure to comply with the Contract Documents, subject to paragraph 2.2 of the Addendum to AIA111.

§ 7.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor and only to the extent that the cost of repair or correction is not recoverable by the Contractor from insurance, sureties, Subcontractors or suppliers, subject to paragraph 2.2 of the Addendum to AIA111.

ARTICLE 8 COSTS NOT TO BE REIMBURSED

§ 8.1 The Cost of the Work shall not include:

§ 8.1.1 Salaries and other compensation of the Contractor’s personnel stationed at the Contractor’s principal office or offices other than the site office, except as specifically provided in Sections 7.2.2 and 7.2.3 or as may be provided in Article 14.

§ 8.1.2 Expenses of the Contractor’s principal office and offices other than the site office.

§ 8.1.3 Overhead and general expenses, except as approved by the Owner.

§ 8.1.4 The Contractor’s capital expenses, including interest on the Contractor’s capital employed for the Work.

§ 8.1.5 Rental costs of machinery and equipment, except as specifically provided in Section 7.5.2.

§ 8.1.6 Except as provided in Section 7.7.3 or paragraph 2.2 of the Addendum to AIAlll of this Agreement, costs due to the negligence or failure to fulfill a specific responsibility of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable.

§ 8.1.7 Any cost not specifically and expressly described in Article 7.

§ 8.1.8 Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded.

§ 8.1.9 All costs incurred by Contractor for bonuses, stock options, profit sharing arrangements and similar incentive programs, except as included within the Rates listed on Exhibit 1.

§ 8.1.10 All direct and indirect costs of any nature resulting from or attributable to either delays, disruptions or interferences to the extent caused by Contractor or its subcontractors of any tier, excepting only those costs which are expressly identified and permitted in accordance with the Contract, and subject to the Contingency in paragraph 2.2 of the Addendum to AIA Document A111-1997.

§ 8.1.11 All costs for state or local business licenses for Contractor, not related to this project in particular.

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§ 8.1.12 Costs incurred by Contractor in satisfying its indemnification obligations pursuant to the Contract Documents, but subject to the Contingency in paragraph 2.2 of the Addendum to AIA Document A111-1997.

§ 8.1.13 Any Costs of the Work reimbursed by insurance to Contractor or any Subcontractor or Vendor, subject to the recovery of such insurance proceeds pursuant to paragraph 2.2 of the Addendum to the AIA111.

ARTICLE 9 DISCOUNTS, REBATES AND REFUNDS

§ 9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner. Trade discounts, rebates, refunds, and similar discounts, and amounts received from sales of surplus materials and equipment, shall accrue to the Owner, and the Contractor shall make all necessary provisions so that they can be secured.

§ 9.2 Amounts that accrue to the Owner in accordance with the provisions of Section 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE 10 SUBCONTRACTS AND OTHER AGREEMENTS

§ 10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor’s own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and open them in the presence of, and provide copies to, the Owner, if so desired by the Owner The Contractor shall review the bids with Owner and recommend to the Owner which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection. The Contactor reserves the right to perform the General Work (excavation, concrete, reinforcing steel, miscellaneous steel, structural steel, carpentry) with its own forces. Such self performed work will be performed by Contractor on the basis of the actual and reasonable cost of the labor, materials, equipment and subcontractors. Such self perform work will be considered a Cost of the Work and Contractor will receive its Contractor’s Fee as stated in Article 5.1.2 herein on such self performed work.

§ 10.2 If a specific bidder (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ 10.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. The amounts paid to subcontractor under subcontracts awarded with the Owner’s prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of these subcontracts.

ARTICLE 11 ACCOUNTING RECORDS

The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract, and the accounting and control systems shall be satisfactory to the Owner and in compliance with generally accepted accounting principles. The Owner and the Owner’s accountants shall be afforded access to, and shall be permitted to audit and copy, the Contractor’s records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

ARTICLE 12 PAYMENTS

§ 12.1 PROGRESS PAYMENTS

§ 12.1.1 Based upon Applications for Payment submitted to the Owner by the Contractor and approved by Owner, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

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§ 12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

§ 12.1.3 Provided that an Application for Payment and all required information and documentation is received and approved by the Architect and Owner not later than the third business day of a month, and is otherwise in accordance with the Contract Documents, the Owner shall make payment to the Contractor not later than the last day of the same month, less any amounts which may be returned or withheld pursuant to the Contract. If an Application for Payment is received by the Owner after the application date fixed above, payment shall be made by the Owner not later than twenty seven (27) days after the Owner receives and approves the Application for Payment.

§ 12.1.4 If requested, with each Application for Payment, the Contractor shall submit itemized job cost records and all other information and documents required by the Contract to demonstrate the Cost of the Work incurred through the prior Application for Payment period.

§ 12.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor’s Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Architect or Owner, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

§12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

§ 12.1.7 Subject to other provisions of the Contract Documents, including retainage as stated below, the amount of each progress payment shall be computed as follows:

.1	take that portion of the Guaranteed Maximum Price or the Bid Package Recommendation Authorizations and PCOs thereto, which ever is applicable, properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price or the Bid Package Recommendation Authorizations and PCOs thereto, which ever is applicable, allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in the Contract Documents; For subcontract work being preformed on a cost plus fee basis, payment will be based on costs incurred plus the applicable fee.

.2	add that portion of the Guaranteed Maximum Price or the Bid Package Recommendation Authorizations and PCOs thereto, which ever is applicable, properly allocable to materials and equipment delivered and suitably stored at the site, with Owner’s knowledge and consent, for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

.3	add the Contractor’s Fee, less retainage of zero percent ( 0%). The Contractor’s Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Section 5.1.2 or, if the Contractor’s Fee is stated as a fixed sum in that Subparagraph, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion;

.4	subtract the aggregate of previous payments made by the Owner;

.5	subtract the shortfall, if any, indicated by the Contractor in the documentation required by Section 12.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s accountants in such documentation; and

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.6	subtract amounts, if any, which the Owner or Architect has withheld approval as provided in the Contract Documents.

§ 12.1.8 Except with the Owner’s prior approval, payments to Contractor and Subcontractors shall be subject to retainage or retainage bond as provided in the attached Exhibit 3.

§ 12.1.8.1 Upon Substantial Completion of the entire Work of the Contractor, Contractor shall be paid by Owner a sum sufficient to increase the total payments to one hundred percent (100%) of the Contract Sum, less amounts, if any, for incomplete Work, and, if final completion of the entire Work is thereafter materially delayed through no fault of the Contractor, add any additional amounts payable on account of Work of the Contractor in accordance with the Contract Documents.

(Paragraphs deleted)

§ 12.2 FINAL PAYMENT

§ 12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

.1	the Contractor has fully performed the Contract except for the Contractor’s responsibility to correct Work as provided in the Contract Documents, and to satisfy other requirements, if any, which extend beyond final payment; and

.2	a final Certificate for Payment has been issued by the Architect.

.3	all other requirements of the Contract Documents have been satisfied.

§ 12.2.2 The Owner’s final payment to the Contractor shall be made no later than 30 days after the satisfaction of all requirements under the Contract Documents.

§ 12.2.3 The Owner’s accountants will review and report in writing on the Contractor’s final accounting within 15 days after delivery of the final accounting to the Owner by the Contractor. Based upon such Cost of the Work as the Owner’s accountants report to be substantiated by the Contractor’s final accounting, and provided the other conditions of Section 12.2.1 have been met, the Owner will, within seven days after receipt of the written report of the Owner’s accountants, notify the Contractor in writing of the reasons for withholding a certificate as provided in the Contract Documents.

§ 12.2.4 If the Owner’s accountants report the Cost of the Work as substantiated by the Contractor’s final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to follow the dispute resolution process in Article 4 of the General Conditions and Supplementary General Conditions.

§ 12.2.5 If, subsequent to final payment and at the Owner’s request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor’s Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Contractor has participated in savings as provided in Section 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

ARTICLE 13 TERMINATION OR SUSPENSION

§ 13.1 The Contract may be terminated by the Contractor, or by the Owner for convenience, as provided in the Contract Documents.

§ 13.2 The Contract may be terminated by the Owner for cause as provided in the Contract Documents.

AIA Document A111™ -1997. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:01:50 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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(Paragraphs deleted)

§ 13.4 The Work may be suspended by the Owner as provided in the Contract Documents.

ARTICLE 14 MISCELLANEOUS PROVISIONS

§ 14.1 Where reference is made in this Agreement to a provision of another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

(Usury laws and requirements under the Federal Truth in Lending Act, similar slate and local consumer credit laws and other regulations at the Owner’s and Contractor’s principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

(Paragraphs deleted)

§ 14.3 The Owner’s representative is: Marty Thomas and Bob Herr

(Name, address and other information.)

The Owner’s representative shall be fully acquainted with the Project and has authority to issue and approve Project Construction Budgets, issue and approve Change Orders, render decisions promptly and furnish information expeditiously.

§ 14.4 The Contractor’s representative is: Jon Jacobsmeyer

(Name, address and other information.)

§ 14.5 The Owner’s representative may be changed upon written notice to Contractor.

§ 14.6 Other provisions:

§ 14.6.1 The Owner shall provide water, sewer, gas and electrical power at the building site sufficient for the Project requirements. Permanent utility consumption fees shall be paid by the Owner directly to the appropriate utility.

§ 14.6.2 The Owner shall provide all required off site testing and on site construction inspection and testing, including, but not limited to, soils, foundations, paving, concrete floor finish tolerance verification, structural steel framing, fireproofing and infra red imaging.

§ 14.6.3 The Owner shall directly retain an independent Contractor for removing asbestos and/or hazardous wastes.

§ 14.6.4 The Owner agrees that any partial occupancy of the Project will not lessen in any manner the Contractor’s lien rights, subject to the provisions of the Contract.

§ 14.6.5 The Owner shall provide the Builders Risk Insurance with the Owner responsible for all deductibles thereon, except Contractor is responsible for the first $25,000 of such deductible to the extent required under Article 11 of the Supplementary General Conditions.

AIA Document A111™ -1997. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:01:50 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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§ 14.6.6 The Owner shall allow the use of portions of the new heating, cooling, or ventilation systems to provide temporary heat, cooling or ventilation prior to Substantial Completion. Any systems so used shall be provided with temporary filters, and new filters installed prior to acceptance.

§ 14.6.7 The Owner shall furnish for the site of the Project all necessary surveys describing the physical characteristics, soils reports and subsurface investigations, legal limitations, utility locations, and a legal description.

§ 14.6.8 The Owner shall pay for all approvals, foundations and building permits, easements, development fees, environmental impact fees, assessments and charges required for the construction, use or occupancy of permanent structures or for permanent changes in existing facilities. Notwithstanding the previous sentence, the Construction Building Permit will be paid by Contractor but reimbursed by Owner and no Fee will be charged on such Construction Building Permit.

§ 14.6.9 The Contractor will be furnished without charge all copies of Drawings and Specifications reasonably necessary for the execution of the Work.

ARTICLE 15 ENUMERATION OF CONTRACT DOCUMENTS

§ 15.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

§ 15.1.1 This Agreement and Addendum to A111 attached hereto and Exhibits.

§ 15.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997 as modified and the Supplementary General Conditions.

§ 15.1.3 The General Supplementary and other Conditions of the Contract are those referred to in Article 1 and Article 15 herein.

Document	Title	Pages

§ 15.1.4 The Specifications are those listed in the Contract Documents referenced herein;

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Title of Specifications exhibit:

(Table deleted)

§ 15.1.5 The Drawings are those listed in the Contract Documents referenced herein.

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Title of Drawings exhibit:

(Table deleted)

§15.1.6

Number	Date	Pages

(Row deleted)

(Paragraphs deleted)

§ 15.1.7 Other Documents, if any, forming part of the Contract Documents are as follows: Executed Bid Package Recommendations; Executed Authorizations to Proceed; PCOs; RFIs and responses thereto; ASIs; Details developed in collaboration with the Owner, Architect, and applicable subcontractors and consultants; Owner Field Directives; GMP Agreement, if any.

(List here any additional documents, such as a list of alternates that are intended to form part of the Contract Documents. AIA Document A201-1997 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor’s bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

AIA Document A111™ -1997. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:01:50 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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ARTICLE 16 INSURANCE AND BONDS

Insurance coverage for the Contractor and eligible Subcontractors of any tier on this project will be provided by the Owner pursuant to the terms of the Owner Controlled Insurance Program Manual, incorporated herein as Exhibit H.

Type of insurance

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

/s/ Daniel R. Lee	/s/ Paul Hartwig
OWNER (Signature)	CONTRACTOR (Signature)

Daniel R. Lee, Chief Executive Officer and President	Paul Hartwig, VP Operations
(Printed name and title)	(Printed name and title)

AIA Document A111™ -1997. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:01:50 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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EXHIBIT 1 TO AIA A111

RATES

Rates referred to in Article 7.2 are actual wages, burden and bonus paid. Payroll records will be provided upon written request to preserve confidentiality of salary information.

May 11, 2007

COMPLETION AND LIQUIDATED DAMAGES

EXHIBIT 2

The provisions herein shall take precedence over any conflicting provisions in the Contract Documents as of the date of this Exhibit.

Intermediate Substantial Completion Dates

Intermediate Substantial Completion Date 1 – October 22, 2007

Intermediate Substantial Completion Date 1, broadly described as Gaming Floor ready for gaming machine installation, shall be considered achieved when the following conditions are met for the areas identified in the Completion Date Drawings as mutually agreed such that the Owner can utilize these areas of the Work for its intended use, which is the gaming machine installation. The parties agree that any of the conditions below may still require minor work to be completed as of the Intermediate Substantial Completion Date 1, including punch list items. Such minor work and punch list items to be completed will not preclude Contractor from achieving such Intermediate Completion Date 1 so that Contractor is not subject to liquidated damages as provided herein.

•	Areas are “dried in”.

•	Flooring is installed.

•	Overhead work in the rooms indicated in the Completion Date Drawings is completed with the exception of chandeliers, balancing of HVAC systems and code signage.

•	Power within the rooms indicated in the Completion Date Drawings is available through permanent installation

•	Permanent lighting is installed and operational.

•	Walls and partitions are completed to a level that allows access to the rooms indicated in the Completion Date Drawings through permanent entrances and exits indicated on the plans.

•	Utility systems are functional. Systems may not be balanced or under control but are being used to stabilize temperature levels.

•

Finishes may still be in progress but not such that they would affect the installation of any gaming equipment or use of the rooms indicated in the Completion Date Drawings. Work shall be coordinated between Contractor and Owner such that Contractor and its subcontractors will be working in the rooms indicated in the Completion Date Drawings at the same time as Pinnacle without delay or disruption of the gaming equipment installation.

•	Fire Sprinklers in the rooms indicated in the Completion Date Drawings are active.

•	Fire Alarm devices and systems within the rooms indicated in the Completion Date Drawings are functional and operational.

•

Surveillance systems, if any, are functional and operational within the rooms indicated in the Completion Date Drawings, provided such design is provided to Contractor so as to permit installation within the time required herein.

•

Voice/Data if any, are functional and operational within the rooms indicated in the Completion Date Drawings, provided such design is provided to Contractor so as to permit installation within the time required herein.

•	Audio visual and security systems, other than access control for individual rooms, for the rooms indicated in the Completion Date Drawings are not required to be complete at this time.

•

Other venues on and around the rooms indicated in the Completion Date Drawings, including but not limited to, Casino Cashier, Piano Bar, Service Bars, Slot Club, Casino Center Bar, High Limits Area, Poker Room, and Burger Bar, may not be complete at this time.

•

The rooms indicated in the Completion Date Drawings will be made available for Pinnacle’s installation contractors to work in conjunction with Contractor’s and its subcontractors’ construction crews if required.

•	No public access will be necessary or allowed.

•	Badging of all Contractor and subcontractor employees will be required for any work upon the gaming floor through entrances controlled by Pinnacle security and Missouri Gaming Commission.

When Contractor considers that Intermediate Substantial Completion Date 1 has been achieved, the Contractor shall so notify the Owner in writing to establish such Date. If the Owner agrees, which agreement shall not be unreasonably withheld, Owner shall countersign such written notification signifying its agreement that such Intermediate Substantial Completion Date 1 has been achieved on the Date established in Contractor’s written notification. If the parties disagree, such dispute shall be subject to the disputes provisions of these Contract Documents.

Intermediate Substantial Completion Date 2 – November 20, 2007

Intermediate Substantial Completion Date 2, broadly described as Casino being granted a Temporary Certificate of Occupancy as described below so that it can be open to public, shall be considered achieved when the following conditions are met for the areas identified in the Completion Date Drawings as mutually agreed:

•

All systems, (including, without limitation, all life safety systems), are operational and functioning as designed and scheduled so as to obtain a Temporary Certificate of Occupancy (“TCO”), unless such TCO cannot be obtained for reasons beyond the control of Contractor or any party for whom Contractor is responsible, including its subcontractors and vendors. Pinnacle may fully occupy and utilize the entire area and all venues as noted in the Completion Date Drawings for all of its intended purposes and the areas may be opened to the general public. The parties agree that any of the areas of the Casino may still require minor work to be completed as of the Intermediate Substantial Completion Date 2, including punch list items. Such minor work and punch list items to be completed will not preclude Contractor from achieving such Intermediate Substantial Completion Date 2 so that Contractor is not subject to liquidated damages as provided herein. Intermediate Substantial Completion Date 2 shall be established as the date the TCO is effective.

•

Exterior work including landscaping, 2nd Street and work West of 2nd Street to support access to the facility by both public and facilities operations. The parties agree that such conditions stated here may still require minor work to be completed as of Intermediate Substantial Completion Date 2, including punch list items. Such minor work and punch list items to be completed will not preclude Contractor from achieving such Intermediate Substantial Completion Date 2 so that Contractor is not subject to liquidated damages as provided herein.

Intermediate Substantial Completion Date 3 – November 30, 2007

Intermediate Substantial Completion Date 3, broadly described as Hotel levels 6 through 14, Hotel Lobby and Hotel BOH areas being granted a TCO as described below, shall be considered achieved when the following conditions are met for the areas identified in the Completion Date Drawings as mutually agreed:

•

All systems, (including, without limitation, all life safety systems), are operational and functioning as designed and scheduled so as to obtain a TCO, unless such TCO cannot be obtained for reasons beyond the control of Contractor or any party for whom Contractor is responsible, including its subcontractors and vendors. Pinnacle may fully occupy and utilize the entire area and all venues as noted in the Completion Date Drawings for all of its intended purposes and the areas may be opened to the general public, exclusive of Four Seasons’ requirements not included in the Contract Documents. The parties agree that any of the areas of the Hotel described above may still require minor work to be completed as of the Intermediate Substantial Completion Date 3, including punch list items. Such minor work and punch list items to be done will not unreasonably interfere with Owner’s ability to turn these areas of the Hotel over to the Four Seasons to perform Four Seasons’ inspection and punch list. Such minor work and punch list items to be completed, including but not limited to any completion or punch list items from Four Seasons, will not preclude Contractor from achieving such Intermediate Substantial Completion Date 3 so that Contractor is not subject to liquidated damages as provided herein. Intermediate Substantial Completion Date 3 shall be established as the date the TCO is effective.

Intermediate Substantial Completion Date 4 – January 8, 2008

Intermediate Substantial Completion Date 4, broadly described as Hotel levels 15 through 19 being granted a TCO as described below, shall be considered achieved when the following conditions are met for the areas identified in the Completion Date Drawings as mutually agreed:

•

All systems, (including, without limitation, all life safety systems), are operational and functioning as designed and scheduled so as to obtain a TCO, unless such TCO cannot be obtained for reasons beyond the control of Contractor or any party for whom Contractor is responsible, including its subcontractors and vendors. Pinnacle may fully occupy and utilize the entire area and all venues as noted in the Completion Date Drawings for all of its intended purposes and the areas may be opened to the general public, exclusive of Four Seasons’ requirements not included in the Contract Documents. The parties agree that any of the areas of the Hotel described above may still require minor work to be completed as of the Intermediate Substantial Completion Date 4, including punch list items. Such minor work and punch list items to be done will not unreasonably interfere with Owner’s ability to turn these areas of the Hotel over to the Four Seasons to perform Four Seasons’ inspection and punch list. Such minor work and punch list items to be completed, including but not limited to any completion or punch list items from Four Seasons, will not preclude Contractor from achieving such Intermediate Substantial Completion Date 4 so that Contractor is not subject to liquidated damages as provided herein. Intermediate Substantial Completion Date 4 shall be established as the date the TCO is effective.

Substantial Completion – Dates shall be established for those areas not specifically indicated within the Completion Date Drawings as mutually agreed, including but not limited to, Sky Bridge, Pedestrian Link, Hotel Pool Area, Site work East of 2nd Street, and VIP Lounge at a future date. No liquidated or actual damages shall be assessed in association with these areas. Substantial Completion of the entire project shall be achieved by March 20, 2008, as said date may be extended as provided and subject to the Contract Documents, exclusive of Four Seasons’ requirements not in the Contract Documents. No liquidated or actual damages shall be assessed in association with the Substantial Completion Date.

Liquidated Damages

Contractor acknowledges and agrees that if Contractor fails to achieve the Intermediate Substantial Completion as defined above on or before the dates provided for each Intermediate Substantial Completion Date, as said dates may be extended as provided in and subject to the Contract Documents, Owner will sustain extensive damages and serious loss as a result of such failure for which Contractor has agreed to be liable to the extent of and as limited as set forth herein and by the Contract Documents. The aggregate amount of liquidated damages which Contractor shall pay Owner (and/or Owner may offset, deduct or withhold from any amounts due or payable to Contractor) as liquidated damages, and not as a penalty, for each calendar day beyond the required dates set forth herein, such damages to commence as described in each Intermediate Substantial Completion Date stated above, are as stated below. The liquidated damages provided herein shall be in lieu of all liability for any and all actual or extra costs, losses, expenses, claims, penalties and any other damages, whether special or consequential, and of whatsoever nature incurred by Owner which are occasioned by any delay in achieving the Intermediated Substantial Completion Dates or any other date as provided in the Contract Documents or any schedule.

Intermediate Substantial Completion Date 1 – Liquidated damages of $50,000 per calendar day for each day beyond the 14th calendar day by which Intermediate Substantial Completion Date 1 is delayed beyond the required Intermediate Completion Date 1 as provided herein, as said date may be extended as provided and subject to the Contract Documents. Intermediate Substantial Completion Dates 1 and 2 shall not be cumulative so that the total of liquidated damages per calendar day for Intermediate Substantial Completion Dates 1 and 2 shall not exceed $50,000. Additionally, there is a cap on the total liquidated damages to be assessed and paid by Contractor for Contractor’s failure to achieve the Intermediate Substantial Completion Dates 1 and 2 by the required dates as provided herein of $2,500,000.

Intermediate Substantial Completion Date 2 – Liquidated damages of $50,000 per calendar day for each day beyond the 14th calendar day by which Intermediate Substantial Completion Date 2 is delayed beyond the required Intermediate Substantial Completion Date 2 as provided herein, as said date may be extended as provided and subject to the Contract Documents. Intermediate Completion Dates 1 and 2 shall not be cumulative so that the total of liquidated damages per calendar day for Intermediate Substantial Completion Dates 1 and 2 shall not exceed $50,000. Additionally, there is a cap on the total liquidated damages to be assessed and paid by Contractor for Contractor’s failure to achieve the Intermediate Substantial Completion Dates 1 and 2 by the required dates as provided herein of $2,500,000.

Intermediate Substantial Completion Date 3 – Liquidated damages of $10,000 per calendar day for each day beyond the 28th calendar day by which Intermediate Substantial Completion Date 3 is delayed beyond the required Intermediate Substantial Completion Date 3 as provided herein, as said date may be extended as provided and subject to the Contract Documents. Intermediate Substantial Completion Dates 3 and 4 shall not be cumulative so that the total of liquidated damages per calendar day for Intermediate Substantial Completion Dates 3 and 4 shall not exceed $10,000. Additionally, there is a cap on the total liquidated damages to be assessed and paid by Contractor for Contractor’s failure to achieve the Intermediate Completion Dates 3 and 4 by the required dates as provided herein of $1,000,000.

Intermediate Substantial Completion Date 4 – Liquidated damages of $10,000 per calendar day for each day beyond the 28th calendar day by which Intermediate Substantial

Completion Date 4 is delayed beyond the required Intermediate Substantial Completion Date 4 as provided herein, as said date may be extended as provided and subject to the Contract Documents. Intermediate Substantial Completion Dates 3 and 4 shall not be cumulative so that the total of liquidated damages per calendar day for Intermediate Substantial Completion Dates 3 and 4 shall not exceed $10,000. Additionally,there is a cap on the total liquidated damages to be assessed and paid by Contractor for Contractor’s failure to achieve the Intermediate Completion Dates 3 and 4 by the required dates as provided herein of $1,000,000.

Pending Delay Issues

The above dates and all Liquidated Damages are subject to a time extension because of any pending issues which may be currently causing delays as of the date of this Exhibit. By executing this Contract, Contractor is not waiving any right it may have to a time extension to all of the Intermediate Substantial Completion Dates or adjustment in the GMP as a result of such pending delay issues pursuant to the Contract Documents, or any future delay issues.

Exhibit 3

RETENTION SUMMARY

[ Intentionally Omitted ]

ADDENDUM TO AIA DOCUMENT Al11 - 1997

STANDARD FORM OF AGREEMENT BETWEEN OWNER AND CONTRACTOR

DATED MAY 11, 2007 BETWEEN CASINO ONE CORPORATION. (“Owner”) and

McCARTHY BUILDING COMPANIES, INC. (“Contractor”)

1. Project Description -St. Louis City Project. The St. Louis City Project will consist of the construction and development of a luxury class gaming and multi-use development on approximately 7.27 acres in the City of St. Louis, Missouri. The development is anticipated to include a 75,000 square foot casino located on a single level, 200 luxury hotel rooms, 2,000 parking spaces, three restaurants, an entertainment lounge/several bars, 12,000 square feet of convention/meeting space and gift, retail shops, full service salon and spa and health club. The project will include certain infrastructure improvements. Pursuant to an agreement with Owner, Contractor has already commenced performance of the Work on the Project. All work performed by or through Contractor on the Project prior to the date of the Contract shall be deemed to be a part of Contractor’s Work subject to and included and performed within the terms and conditions of the Contract as if the Contract was in place and in full force and effect as of the first day Contractor commenced Work on the Project, except as otherwise approved by Owner and subject to Paragraph 2.6 herein and the attached Exhibit 1. Contractor and Owner agree the Contract shall fully apply to all Work by Contractor on the Project, whether performed before or after the date of the Contract, except as otherwise approved by Owner and subject to Paragraph 2.6 herein and the attached Exhibit 1.

2. Guaranteed Maximum Price.

2.1 The Contract Sum is guaranteed by Contractor to Owner not to exceed a certain maximum amount mutually agreed upon by Owner and Contractor in accordance with this Section 2 (“Guaranteed Maximum Price”). The maximum cost to Owner for the completion of the Project, including, without limitation, the full performance of all Work (including all labor and materials) and all services of Contractor under the Contract, the Cost of the Work and all fees, compensation and reimbursements to Contractor, shall not exceed the Guaranteed Maximum Price as defined in the GMP Agreement. The Contractor’s Fee shall only be applied to the Cost of the Work for Work performed by or contracted through Contractor, and shall not apply to any other Work, including, but not limited to, Work performed or arranged by or through Owner or any of Owner’s contractors, subcontractors, vendors or others. Contractor agrees that the Guaranteed Maximum Price includes Work which is reasonably inferable from the Contract Documents, and such Work shall be performed by Contractor without any increase in the Guaranteed Maximum Price as defined in the GMP Agreement. The Guaranteed Maximum Price shall only be increased or decreased by written Change Order, pursuant to the General Conditions and Supplementary General Conditions, and subject to the GMP Agreement. Contractor shall have sole responsibility for any and all expenditures cost and fees in excess of the Guaranteed Maximum Price subject to the GMP Agreement, without reimbursement by Owner. Contractor is not entitled to, and agrees not to claim, any fee, payment, compensation or reimbursement under the Contract or relating to the Work or Project other than as provided in the Contract Documents including this Addendum. If Owner reasonably believes that based on the progress of the Work and Cost of the Work that at any point and/or from time to time the Work cannot be completed for the Guaranteed Maximum Price subject to the GMP

Agreement and the Contract Documents, Owner shall have the right to require Contractor to provide Owner with satisfactory evidence of funds available to Contractor to pay any anticipated overage. Contractor’s failure to timely provide such evidence shall constitute a default under the Contract.

2.2 The Cost of the Work shall include a construction contingency (“Contingency”). The use of the Contingency will be decided in a collaborative process and subject to Owner’s approval, which approval shall not be unreasonably withheld. The Contingency shall be used for the following costs, such as but not limited to: estimating inaccuracies or mistakes; interfacing omissions between work categories; repair or replacement of defective work; bidder and subcontractor defaults; Contractor’s supervision and coordination of the Work; delays or acceleration in schedule performance of Contractor or its subcontractors’ work; scheduling or other management decisions made by Contractor; punch list costs; and other costs associated with errors or fault of Contractor. These items shall not be considered “Contractor’s negligence” for purposes of this Contingency. The Contingency shall not be used for: (1) costs that Contractor recovers from its subcontractors or suppliers of any tier, or their insurers or sureties (and Contractor agrees that it will make a good faith effort to recover such costs from the appropriate subcontractors, suppliers, sureties or insurers, and any recovery made by Contractor will be returned to the Contingency minus recovery costs (including attorneys fees and costs), to the extent payment has been made to Contractor from the Contingency, but Contractor shall not be required to exhaust such recovery efforts prior to payment being made under this Contingency, such payment to be made within 60 days of Contractor’s request); (2) changes in design; design development; conflicts, errors or omissions in the design; or lack of coordination of the design; all of which shall be subject to the Change Order provisions herein; (3) other costs that are the basis for a Change Order; and (4) Contractor’s negligence, which is defined as Contractor failing to meet the standard of care ordinarily used by contractors practicing under similar conditions at the same time and locality of the Project, but specifically does not include the uses of Contingency set forth in the third sentence above. At the time of Final Payment, if there is any Contingency remaining, such remaining Contingency shall be paid to Contractor up to a cap of $5,000,000, and any remainder over such cap shall be the Owner’s.

2.3 At a time mutually agreed to by the Owner and Contractor, Contractor shall prepare and submit to Owner for approval, Contractor’s proposal for the Guaranteed Maximum Price based on competitive bids where reasonably commercially possible and in accordance with the Contract Documents. The proposal shall include Contractor’s best and most diligent efforts to establish the lowest complete cost for the construction and completion of the Project in accordance with the Contract Documents and consistent with the Owner’s standards of first class quality and workmanship to the extent required by the Contract Documents and shall be based on (and, if requested by Owner, include copies of) multiple comprehensive, competitive, and legally binding subcontract proposals from all required subcontract trades made in accordance with paragraph 10.1 of the ALA 111 (none of which shall be affiliated with or controlled by Contractor or any principal of Contractor unless disclosed to Owner). The proposal shall further be based upon estimates from subcontractors or material suppliers for the balance of the subtrades and all other costs which are reimbursable under the terms of the Contract Documents.

2.4 If Owner and Contractor agree on Contractor’s proposal for the Guaranteed Maximum Price, then the Contract shall be amended in writing to set forth the agreed upon amount of the Guaranteed Maximum Price and a list of all other Contract Documents. If Owner and Contractor agree upon a Guaranteed Maximum Price and amend the Contract to set forth such amount, then all amounts paid or incurred by Owner under the Contract to or for the benefit of Contractor or otherwise relating to the Work, including, but not limited to all fees and other compensation to Contractor, up through and including the date of such amendment, shall be applied and counted in full against the Guaranteed Maximum Price.

2.5 If Owner and Contractor acting reasonably and in good faith are unable to reach agreement on the amount of the Guaranteed Maximum Price within a reasonable period of time after Contractor submits its Guaranteed Maximum Proposal, then Owner shall have the right to either (i) terminate the Contract for convenience pursuant to Paragraph 13.1 herein and all rights and obligations thereunder, upon ten (10) days prior written notice to Contractor, or (ii) require Contractor to obtain additional competitive bids for Work which has not yet been subcontracted and Contractor shall within forty-five (45) days after such direction from Owner submit a revised proposal for the Guaranteed Maximum Price which revised proposal shall be subject to Owner’s review and approval, or (iii) continuing to proceed as provided in paragraph 2.6 herein and Exhibit 1 to Addendum to ALA 111. As part of such revision in (ii) above, Owner may change the scope and scale of the Work to be performed by Contractor and or of the Project, and Owner shall have the right to engage other additional contractors or subcontractors to perform parts of the Work which has not yet been subcontracted, which shall cause the Guaranteed Maximum Price to be reduced.

2.6 Until such time as Owner and Contractor execute an amendment to this Agreement establishing the agreed amount of the Guaranteed Maximum Price in accordance with Section 2.4 hereof, or Owner terminates the Contract because of no such agreement, and notwithstanding any other provision of the Contract, Owner shall continue to pay to Contractor for Contractor’s performance of the Work pursuant to Owner’s written authorization as further defined in this paragraph 2.6 below, as follows: as Contractor’s sole compensation, Owner agrees to reimburse Contractor for the actual Cost of the Work for Work properly performed pursuant to and authorized under the Contract and paid by Contractor on the Project in accordance with the Contract (to the extent Contractor actually incurs such Cost of the Work), plus Contractor’s Fee on such Cost of the Work. The amount paid to date and any amounts earned prior to execution of the Contract shall be applied in full towards and included within the Guaranteed Maximum Price. The parties agree that the current Bid Package Recommendation Authorization process for establishing and approving initial work scope and value, for establishing and approving changes to such initial work scope, and for schedule updates and reviews that is being followed by the Owner and Contractor prior to the finalization and actual signing of this Agreement and that will continue until establishment of the GMP, is described on Exhibit 1, attached hereto and incorporated by reference, and is acceptable to the parties.

2.7 In the event of a termination of the Contract pursuant to Section 2.5 above, occurring after the start of construction on the Project, Owner shall have the unconditional right to take possession of the Project and of all materials, tools and appliances thereon for which Owner has paid and finish the work by whatever method Owner may deem expedient. Unless the cause for termination shall have been Contractor’s act of bad faith or neglect of duty under the Contract or any material default by Contractor (which such termination shall be handled as a termination for cause pursuant to the Contract) Owner’s sole obligation and liability to Contractor under the Contract or otherwise, shall be to pay Contractor for the Cost of the Work, as provided in Section 2.6 hereinabove, for amounts actually and properly incurred by Contractor performing the Work, in accordance with the Contract, plus Contractor’s Fee on such properly completed work, and treated as a termination for convenience by Owner pursuant to the Contract. The parties failure to reach agreement on a Guaranteed Maximum Price, so long as the parties were acting reasonably and in good faith, shall not alone be a breach of or material default under the Contract.

2.8 The Guaranteed Maximum Price includes specific allowance amounts for certain items as shown on the Schedule of Values (“Allowance Items”). Allowance items shall include only those specifically identified as such in the approved Guaranteed Maximum Price amendment. In the event the actual cost of allowance items turns out to be greater or less than the amount of the allowance, the Guaranteed Maximum Price shall be increased or decreased accordingly. The allowance amounts represent all costs of the Allowance Items, including, without limitation, costs of materials, labor, handling, transportation, loading and unloading and installation, Subcontractor’s overhead, Subcontractor’s profit, as estimated by Contractor, but shall not include Contractor’s Fee.

2.9 When development of the Contract Documents relating to Allowance Items allows (i.e.: when Plans and Specifications are final for each such Allowance Item), the Contractor shall, in accordance with the Contract, issue a Change Proposal, which if approved by Owner, will become a Change Order which will: (i) first reduce the Guaranteed Maximum Price by subtracting therefrom both the allowance amount identified in the Schedule of Values for such particular Allowance Item and the Contractor’s Fee applicable to such allowance amount, and (ii) then after such subtraction, add to the Guaranteed Maximum Price an amount equal to the Owner approved actual cost of such Allowance Item (determined in accordance with the Contract), plus Contractor’s Fee applied to such added cost. Provided, however, if Owner elects to have a party other than Contractor perform the Work related to such Allowance Item, or otherwise eliminates or reduces the scope of such Allowance Item, the Guaranteed Maximum Price shall be reduced by both the amount for such Allowance Item on the Schedule of Values and the Contractor’s Fee applicable to such allowance amount, but there shall not be any corresponding addition to or increase in the Guaranteed Maximum Price for the cost of such Allowance Item not performed by Contractor.

2.10 The Guaranteed Maximum Price may also include amounts identified as estimated for certain trade or work items, if approved by Owner, which items shall be subcontracted later in accordance with subcontracting procedures established in the Contract at such times as, by mutual agreement of Owner and Contractor, the development of the plans will allow and based on competitive bidding from at least three bidders where commercially reasonably possible. These trade and or Work items and amounts, if any, will be set forth in an attachment to the approved Guaranteed Maximum Price Agreement. Any savings on a net basis resulting from the actual subcontracting of these trade and or Work items shall be returned to the Owner in the form of a decrease in the Guaranteed Maximum Price. Any overrun on a net basis of these estimated items shall be part of the Cost of the Work, but will not result in any increase in the Guaranteed Maximum Price.

3. Contract Documents.

3.1 Contractor understands that Owner is relying upon the Contractor’s expertise, advice and guidance in connection with the completion of the Work in accordance with the Contract Documents, including without limitation within the Guaranteed Maximum Price. Contractor agrees to search for and recommend from time to time to Owner various value engineering and other cost savings measures during the entire progress of the Work to reduce the Cost of the Work to the fullest extent possible while maintaining the quality required by the Contract Documents. Owner will then elect, in its sole discretion, whether or not to implement such measures in connection with the Work.

3.2 Contractor agrees to review the Contract Documents, as the same are being prepared and check the same for (a) obvious conflicts, discrepancies and omissions, and (b) variations from customary construction practices and methods which, in the opinion of Contractor, may cause difficulties or occasion delay in the performance of the Work and timely advise Owner and Architect promptly, in writing, of any such observed problems. Contractor agrees to review and provide comments to Owner on the Contract Documents by consulting with Owner and Architect regarding Drawings and Specifications as they are being prepared, and recommending alternative solutions whenever design details affect construction feasibility, cost or schedule. Contractor agrees to timely advise Owner, using Contractor’s professional skill and judgment, regarding any missing or incomplete aspects of the Project scope known to Contractor.

3.3 Contractor also expressly acknowledges that this Project and the Work will proceed on a “fast-track” method of construction, i.e., construction will commence without final Drawings and Specifications in place. More specifically, while Drawings and Specifications are complete for certain portions of Work, the design process will continue for other portions during construction. Contractor represents that it is familiar with the scope and quality of those aspects of the Project which have not yet been fully designed, and has taken such scope and quality matters into consideration in preparing each component of the Guaranteed Maximum Price as defined in the GMP Agreement. Contractor agrees to work with Owner and Architect and their consultants in the completion of the design process and will provide prompt written notice to Owner if any redesign or value engineering is advisable for certain aspects of the Project at any stage of the design process.

“Owner”		“Contractor”

CASINO ONE CORPORATION,		McCarthy Building Companies, Inc.,
a Mississippi corporation		a Missouri corporation

By:	/s/ Daniel R. Lee	By:	/s/ Paul Hartwig
Name:	Daniel R. Lee	Its:	VP Operations
Its:	Chief Executive Officer and President

EXHIBIT 1 TO ADDENDUM TO AIA Al11-1997

A.	Current process for establishing and approving initial procurement of the work:

1.)	Contractor receives documents from Architect and prepares Bid Packages based upon the received design documents for the purpose of soliciting proposals from the subcontracting or supplier community. Proposals shall be in the form of competitive bid, negotiated proposal or sole-source proposal, as mutually agreed between Contractor and Owner, depending upon timeliness and completeness of design documents received. Subcontractor proposals may be for a lump sum amount or a cost plus fee basis, as mutually agreed by Owner and Contractor.

2.)	Contractor receives proposals from the subcontractor or supplier community at the designated date and time for the Bid Package. For certain work as mutually agreed by Contractor and Owner, Contractor will propose to self-perform such work on a cost plus fee basis.

3.)	Post-Bid Conferences are held, with the Owner, Architect and Design Consultants invited, with the subcontractors and suppliers who submitted competitive proposals. The purpose of these Post-Bid Conferences is to review scope to determine whether the potential subcontractor or supplier understood the documents and conditions required to perform the work indicated by the Bid Package.

4.)	Corrected proposals and additional information are received from subcontractors and suppliers based upon the discussions and clarification of the Post-Bid Conference.

5.)	A Bid Package Recommendation is prepared by Contractor and submitted to Owner for approval. The Bid Package Recommendation includes:

a.	Two paths of possible selection, Path A indicating the lowest cost alternative while Path B indicates the maximum amount of M/WBE participation along with the premium associated with achieving the indicated level of participation.

b.	Any Allowances, Contingencies, or Unit Prices associated with the Bid Package, and whether work will be performed by subcontractor on a lump sum or cost plus fee basis. Contractor may also recommend that certain work be self-performed by Contractor on a cost plus fee basis.

c.	Definition of the included Allowances, Contingencies, or Unit Prices along with any additional clarifications or exclusions.

d.	Contractor’s Bid Evaluation Spreadsheet indicating other proposals received, if any, along with scope and pricing comparisons.

e.	Contractor’s summary sheet of the total amount of previous Bid Package Recommendations already authorized by Owner.

6.)	A meeting is scheduled for review of the Recommendation being made by Contractor. In attendance are Owner and Owner’s M/WBE Consultant.

7.)	Owner authorizes Contractor to proceed with the Bid Package work indicated in the Recommendation by signing the Recommendation and selecting whether Contractor is to proceed with Path A or Path B (hereinafter referred to as “Executed Bid Package Recommendation”). Such Executed Bid Package Recommendations will be included in the GMP, if any.

B.	Current process for incorporating changes to the authorized work scope:

1.)	Contractor receives revised drawings, specifications, ASI’s, RFI responses, verbal direction, e-mail correspondence or any other direction from the Owner, Architect, Design Consultants, Code Officials, Inspectors, etc. These items and directions are reviewed by the Contractor and determined if they are a change to the initial Owner authorized scope of work received from the Executed Bid Package Recommendation.

2.)	If the item or direction is determined to be a change to the initial Executed Bid Package Recommendation, Contractor prepares a PCO or an Authorization to Proceed indicating the scope change and presents to the Owner for authorizing Contractor to proceed with the indicated scope change. This document contains a description of the change and whether the costs will be:

a. An increase/decrease to the current authorized amount

b. A charge to an Allowance item

c. A charge against a Contingency amount

The Authorization to Proceed has a tracking number that has been assigned for compiling costs associated with the indicated scope change and notes any costs associated with the item will be submitted for Owner review and approval at a later date. The document contains a signature line for the Owner to sign authorizing Contractor to proceed with the scope identified in the scope change (hereinafter referred to as an “Executed Authorization to Proceed”). Such Executed Authorizations to Proceed shall be valid and enforceable, regardless of the date such Executed Authorization to Proceed was signed. The Executed Authorization to Proceed may also be utilized to authorize overtime or shift differential work. Owner may also direct such scope changes to proceed by means of an Owner Field Directive (“OFD”) or ASI. After April 30, 2007, OFDs or ASIs will be used to authorize such scope changes.

The Authorizations to Proceed and OFDs and ASIs do not address any schedule impacts, if any. These are addressed within the schedule update process.

3.)	Once costs are estimated, or actual costs compiled, and reviewed by Contractor, a formal PCO is submitted to the Owner for approval. Several PCOs may be submitted with a summary sheet indicating the individual PCO numbers contained within, a short description of each PCO, cost associated with the particular PCO and summary of all costs for the included PCOs. The summary sheet has a signature line for Owner authorization indicating Owner’s approval of such costs, which will be included in the GMP, if any. Costs may be approved by inclusion in a PCO even though such work was not previously subject to an Executed Authorization to Proceed.

C.	Current process for schedule updates and schedule reviews:

1.)	The Contractor developed an initial Construction Schedule, PC-01 dated September 30, 2005, based upon the initial requirements of the project as indicated in the RFP documents. This Construction Schedule has become the baseline schedule and is also the basis of all future updates.

2.)	Schedule updates are performed at least on a monthly basis. During the schedule updates the following information is integrated into the schedule:

a. Actual Starts and Actual Finishes for work activities

b. Additional work scope as added to original RFP documents

c. Revisions to logic to reflect requirements of Contract Documents as the impacts become known

d. Revisions to logic to reflect how work is or will be accomplished

e. Adjustments to durations based upon additional information and clarifications

f. Authorization to Proceed schedule impacts as they become known

3.)	A monthly Schedule Review Meeting is held with the Owner and/or Owner’s Schedule Consultant and Contractor. All update information is reviewed at this meeting along with impacts, duration changes, and logic changes made to mitigate any delays. Owner provides any comments including direction for schedule recovery or schedule acceptance at this time including direction associated with compensable actions to mitigate delays. This updated schedule then becomes the basis of the next monthly update.

4.)	After updating Construction Schedule, and meeting with the Owner, a written narrative is prepared indicating Owner review comments, changes and impacts to the schedule, and their causes and effect to the Construction Schedule as reviewed with the Owner. An electronic version of the schedule and this narrative is forwarded to the Owner, and Owner’s Schedule Consultant if applicable.

    DocumentA201TM-1997

General Conditions of the Contract for Construction

for the following PROJECT: (Name and location or address): STL City Project Casino and Luxury Hotel St. Louis, Missouri

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

This document has been approved and endorsed by The Associated General Contractors of America

THE OWNER: (Name and address): Casino One Corporation
THE ARCHITECT: (Name and address): Hellmuth, Obata + Kassabaum, P.C.

TABLE OF ARTICLES

1	GENERA L PROVISIONS

2	OWNER

3	CONTRACTOR

4	ADMINISTRATION OF THE CONTRACT

5	SUBCONTRACTORS

6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7	CHANGES IN THE WORK

8	TIME

9	PAYMENTS AND COMPLETION

10	PROTECTION OF PERSONS AND PROPERTY

11	INSURANCE AND BONDS

12	UNCOVERING AND CORRECTION OF WORK

13	MISCELLANEOUS PROVISIONS

14	TERMINATION OR SUSPENSION OF THE CONTRACT

AIA Document A201™-1997. Copyright ©1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

1
User Notes:

INDEX

(Numbers and Topics in Bold are Section Headings)

Acceptance of Nonconforming Work

9.6.6, 9.9.3, 12.3

Acceptance of Work

9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3

Access to Work

3.16, 6.2.1, 12.1

Accident Prevention

4.2.3,10

Acts and Omissions

3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 4.3.8, 4.4.1, 8.3.1,

9.5.1, 10.2.5, 13.4.2, 13.7, 14.1

Addenda

1.1.1, 3.11

Additional Costs, Claims for

4.3.4, 4.3.5, 4.3.6, 6.1.1, 10.3

Additional Inspections and Testing

9.8.3, 12.2.1, 13.5

Additional Time, Claims for

4.3.4, 4.3.7, 8.3.2

ADMINISTRATION OF THE CONTRACT

3.1.3, 4, 9.4, 9.5

Advertisement or Invitation to Bid

1.1.1

Aesthetic Effect

4.2.13, 4.5.1

Allowances

3.8

All-risk Insurance

11.4.1.1

Applications for Payment

4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5,

9.10, 11.1.3, 14.2.4, 14.4.3

Approvals

2.4, 3.1.3, 3.5, 3.10.2, 3.12, 4.2.7, 93.2, 13.4.2, 13.5

Arbitration

4.3.3, 4.4, 4.5.1, 4.5.2, 4.6, 8.3.1, 9.7.1, 11.4.9,

11.4.10

Architect

4.1

Architect, Definition of

4.1.1

Architect, Extent of Authority

2.4, 3.12.7, 4:2, 4.3.6, 4.4, 5.2, 6.3, 7.1.2, 7.3.6, 7.4,

9.2, 9.3.1, 9.4, 9.5, 9.8.3, 9.10.1, 9.10.3, 12.1, 12.2.1,

13.5.1, 13.5.2, 14.2.2, 14.2.4

Architect, Limitations of Authority and

Responsibility

2.1.1,3.3.3, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1,

4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 4.4,

5.2.1, 7.4, 9.4.2, 9.6.4, 9.6.6

Architect’s Additional Services and Expenses

2.4, 11.4.1.1, 12.2.1, 13.5.2, 13.5.3, 14.2.4

Architect’s Administration of the Contract

3.1.3, 4.2, 4.3.4, 4.4, 9.4, 9.5

Architect’s Approvals

2.4, 3.1.3, 3.5.1, 3.10.2, 4.2.7

Architect’s Authority to Reject Work

3.5.1, 4.2.6, 12.1.2, 12.2.1

Architect’s Copyright

1.6

Architect’s Decisions

4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1, 4.4.5,

4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4,

9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4

Architect’s Inspections

4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.5

Architect’s Instructions

3.2.3, 3.3.1, 4.2.6, 4.2.7, 4.2.8, 7.4.1, 12.1, 13.5.2

Architect’s Interpretations

4.2.11, 4.2.12, 4.3.6

Architect’s Project Representative

4.2.10

Architect’s Relationship with Contractor

1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1,

3.7.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2,

4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4,

9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 11.4.7, 12,

13.4.2, 13.5

Architect’s Relationship with Subcontractors

1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.4.7

Architect’s Representations

9.4.2, 9.5.1, 9.10.1

Architect’s Site Visits

4.2.2, 4.2.5, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1,

13.5

Asbestos

10.3.1

Attorneys’ Fees

3.18.1, 9.10.2, 10.3.3

Award of Separate Contracts

6.1.1, 6.1.2

Award of Subcontracts and Other Contracts for

Portions of the Work

5.2

Basic Definitions

1.1

Bidding Requirements

1.1.1, 1.1.7, 5.2.1, 11.5.1

Boiler and Machinery Insurance

11.4.2

Bonds, Lien

9.10.2

Bonds, Performance, and Payment

7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5

Building Permit

3.7.1

Capitalization

1.3

Certificate of Substantial Completion

AIA Document A201™ -1997. Copyright ©1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

2
User Notes:

9.8.3, 9.8.4, 9.8.5

Certificates for Payment

4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1,

9.10.3, 13.7, 14.1.1.3, 14.2.4

Certificates of Inspection, Testing or Approval

13.5.4

Certificates of Insurance

9.10.2, 11.1.3

Change Orders

1.1.1, 2.4.1, 3.4.2, 3.8.2.3, 3.11.1, 3.12.8, 4.2.8, 4.3.4,

4.3.9, 5.2.3, 7.1, 7.2, 7.3, 8.3.1, 9.3.1.1, 9.10.3,

11.4.1.2, 11.4.4, 11.4.9, 12.1.2

Change Orders, Definition of

7.2.1

CHANGES IN THE WORK

3.11, 4.2.8, 7, 8.3.1, 9.3.1.1, 11.4.9

Claim, Definition of

4.3.1

Claims and Disputes

3.2.3, 4.3, 4.4, 4.5, 4.6, 6.1.1, 6.3, 7.3.8, 9.3.3, 9.10.4,

10.3.3

Claims and Timely Assertion of Claims

4.6.5

Claims for Additional Cost

3.2.3, 4.3.4, 4.3.5, 4.3.6, 6.1.1, 7.3.8, 10.3.2

Claims for Additional Time

3.2.3, 4.3.4, 4.3.7, 6.1.1, 8.3.2, 10.3.2

Claims for Concealed or Unknown Conditions

4.3.4

Claims for Damages

3.2.3, 3.18, 4.3, 10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3,

11.1, 1, 11.4.5, 11.4.7, 14.1.3, 14.2.4

Claims Subject to Arbitration

4.4.1, 4.5.1, 4.6.1

Cleaning Up

3.15, 6.3

Commencement of Statutory Limitation Period

13.7

Commencement of the Work, Conditions Relating to

2.2.1, 3.2.1, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 4.3.5, 5.2.1,

5.2.3, 6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1, 11.4.1, 11.4.6,

11.5.1

Commencement of the Work, Definition of

8.1.2

Communications Facilitating Contract

Administration

3.9.1,4.2.4

Completion, Conditions Relating to

1.6.1, 3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8,

9.9.1, 9.10, 12.2, 13.7, 14.1.2

COMPLETION, PAYMENTS AND

9

Completion, Substantial

4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3,

9.10.4.2, 12.2, 13.7

Compliance with Laws

1.6.1, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6.4,

4.6.6, 9.6.4, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1,

13.5.2, 13.6, 14.1.1, 14.2.1.3

Concealed or Unknown Conditions

4.3.4, 8.3.1, 10.3

Conditions of the Contract

1.1.1, 1.1.7, 6.1.1, 6.1.4

Consent, Written

1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2,

9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2

CONSTRUCTION BY OWNER OR BY

SEPARATE CONTRACTORS

1.1.4,6

Construction Change Directive, Definition of

7.3.1

Construction Change Directives

1.1.1, 3.12.8, 4.2.8, 4.3.9, 7.1, 7.3, 9.3.3.1

Construction Schedules, Contractor’s

1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3

Contingent Assignment of Subcontracts

5.4, 14.2.2.2

Continuing Contract Performance

4.3.3

Contract, Definition of

1.1.2

CONTRACT, TERMINATION OR

SUSPENSION OF THE

5.4.1.1, 11.4.9, 14

Contract Administration

3.1.3, 4, 9.4, 9.5

Contract Award and Execution, Conditions Relating

t o

3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.4.6, 11.5.1

Contract Documents, The

1.1, 1.2

Contract Documents, Copies Furnished and Use of

1.6, 2.2.5, 5.3

Contract Documents, Definition of

1.1.1

Contract Sum

3.8, 4.3.4, 4.3.5, 4.4.5, 5.2.3, 7.2, 7.3, 7.4, 9.1, 9.4.2,

9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.4.1, 14.2.4, 14.3.2

Contract Sum, Definition of

9.1

Contract Time

4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1.3, 7.3, 7.4, 8.1.1, 8.2,

8.3.1, 9.5.1, 9.7, 10.3.2, 12.1.1, 14.3.2

Contract Time, Definition of

8.1.1

CONTRACTOR

3

Contractor, Definition of

3.1, 6.1.2

Contractor’s Construction Schedules

1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3

Contractor’s Employees

AIA Document A201™ -1997. Copyright ©1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

3
User Notes:

3.3.2,3.4.3,3.8.1,3.9,3.18.2,4.2.3,4.2.6, 10.2, 10.3,

11.1.1, 11.4.7, 14.1, 14.2.1.1,

Contractor’s Liability Insurance

11.1

Contractor’s Relationship with Separate Contractors

and Owner’s Forces

3.12.5, 3.14.2, 4.2.4, 6, 11.4.7, 12.1.2, 12.2.4

Contractor’s Relationship with Subcontractors

1.2, 2, 3.3.2, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2,

11.4.1.2, 11.4.7,11.4.8

Contractor’s Relationship with the Architect

1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1,

3.7.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2,4.1.3,4.2,

4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4,

9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 11.4.7, 12,

13.4.2,13.5

Contractor’s Representations

1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2

Contractor’s Responsibility for Those Performing the

Work

3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1,

10

Contractor’s Review of Contract Documents

1.5.2, 3.2,3.7.3

Contractor’s Right to Stop the Work

9.7

Contractor’s Right to Terminate the Contract

4.3.10,14.1

Contractor’s Submittals

3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3,

9.8.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3, 11.1.3, 11.5.2

Contractor’s Superintendent

3.9, 10.2.6

Contractor’s Supervision and Construction

Procedures

1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3,

6.2.4, 7.1.3, 7.3.4, 7.3.6, 8.2, 10, 12, 14

Contractual Liability Insurance

11.1.1.8, 11.2, 11.3

Coordination and Correlation

1.2, 1.5.2, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1

Copies Furnished of Drawings and Specifications

1.6, 2.2.5, 3.11

Copyrights

1.6, 3.17

Correction of Work

2.3, 2.4, 3.7.4, 4.2.1, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2,

12.2, 13.7.1.3

Correlation and Intent of the Contract Documents

1.2

Cost, Definition of

7.3.6

Costs

2.4, 3.2.3, 3.7.4, 3.8.2, 3.15.2, 4.3, 5.4.2, 6.1.1, 6.2.3,

7.3.3.3, 7.3.6, 7.3.7, 7.3.8, 9.10.2, 10.3.2, 10.5, 11.3,

11.4, 12.1, 12.2.1, 12.2.4, 13.5, 14

Cutting and Patching

6.2.5, 3.14

Damage to Construction of Owner or Separate

Contractors

3.14.2, 6.2.4, 9.2.1.5, 10.2.1.2, 10.2.5, 10.6, 11.1,

11.4, 12.2.4

Damage to the Work

3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.6, 11.4, 12.2.4

Damages, Claims for

3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3,

11.1.1, 11.4.5, 11.4.7, 14.1.3,14.2.4

Damages for Delay

6.1.1, 8.3.3, 9.5.1.6, 9.7,10.3.2

Date of Commencement of the Work, Definition of

8.1.2

Date of Substantial Completion, Definition of

8.1.3

Day, Definition of

8.1.4

Decisions of the Architect

4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1, 4.4.5,

4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4,

9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4

Decisions to Withhold Certification

9.4.1, 9.5, 9.7, 14.1.1.3

Defective or Nonconforming Work, Acceptance,

Rejection and Correction of

2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6, 9.8.2,

9.9.3, 9.10.4, 12.2.1, 13.7.1.3

Defective Work, Definition of

3.5.1

Definitions

1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3, 4.1.1,

4.3.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1, 9.1, 9.8.1

Delays and Extensions of Time

3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1,

7.4.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2

Disputes

4.1.4, 4.3, 4.4, 4.5, 4.6, 6.3, 7.3.8

Documents and Samples at the Site

3.11

Drawings, Definition of

1.1.5

Drawings and Specifications, Use and Ownership of

1.1.1, 1.3, 2.2.5, 3.11, 5.3

Effective Date of Insurance

8.2.2, 11.1.2

Emergencies

4.3.5, 10.6, 14.1.1.2

Employees, Contractor’s

3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3,

11.1.1, 11.4.7, 14.1, 14.2.1.1

Equipment, Labor, Materials and

2.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1,

4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 9.5.1.3,

9.10.2, 10.2.1, 10.2.4, 14.2.1.2

Execution and Progress of the Work

AIA Document A201™ -1997. Copyright ©1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

4
User Notes:

1.1.3, 1.2.1, 1.2.2, 2.2.3, 2.2.5, 3.1, 3.3, 3.4, 3.5, 3.7,

3.10, 3.12, 3.14, 4.2.2, 4.2.3, 4.3.3, 6.2.2, 7.1.3, 7.3.4,

8.2, 9.5, 9.9.1, 10.2, 10.3, 12.2, 14.2, 14.3

Extensions of Time

3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3, 7.4.1,

9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2

Failure of Payment

4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6

Faulty Work

(See Defective or Nonconforming Work)

Final Completion and Final Payment

4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1,

11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3

Financial Arrangements, Owner’s

2.2.1, 13.2.2, 14.1.1.5

Fire and Extended Coverage Insurance

11.4

GENERAL PROVISIONS

1

Governing Law

13.1

Guarantees (See Warranty)

Hazardous Materials

10.2.4, 10.3, 10.5

Identification of Contract Documents

1.5.1

Identification of Subcontractors and Suppliers

5.2.1

Indemnification

3.17, 3.18, 9.10.2, 10.3.3, 10.5, 11.4.1.2, 11.4.7

Information and Services Required of the Owner

2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3,

6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3,

11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4

Injury or Damage to Person or Property

4.3.8,10.2,10.6

Inspections

3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.2,

9:8.3, 9.9.2, 9.10.1, 12.2.1, 13.5

Instructions to Bidders

1.1.1

Instructions to the Contractor

3.2.3, 3.3.1, 3.8.1, 4.2.8, 5.2.1, 7, 12, 8.2.2, 13.5.2

Insurance

3.18.1, 6.1.1, 7.3.6, 8.2.1, 9.3.2, 9.8.4, 9.9.1, 9.10.2,

,9.10.5,11

Insurance, Boiler and Machinery

11.4.2

Insurance, Contractor’s Liability

11.1

Insurance, Effective Date of

8.2.2, 11.1.2

Insurance, Loss of Use

11.4.3

Insurance, Owner’s Liability

11.2

Insurance, Project Management Protective

Liability

11.3

Insurance, Property

10.2.5,11.4

Insurance, Stored Materials

9.3.2, 11.4.3.4

INSURANCE AND BONDS

11

Insurance Companies, Consent to Partial Occupancy

9.9.1, 11.4.1.5

Insurance Companies, Settlement with

11.4.10

Intent of the Contract Documents

1.2.1, 4.2.7, 4.2.12, 4.2.13, 7 A

Interest

13.6

Interpretation

1.2.3, 1.4, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4

Interpretations, Written

4.2.11, 4.2.12, 4.3.6

Joinder and Consolidation of Claims Required

4.6.4

Judgment on Final Award

4.6.6

Labor and Materials, Equipment

1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1,

42.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 9.5.1.3,

9.10.2, 10.2.1, 10.2.4, 14.2.1.2

Labor Disputes

8.3.1

Laws and Regulations

1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1,4.4.8, 4.6,

9.6.4,9.9.1, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1,

13.5.2, 13.6, 14

Liens

2.1.2,4.4.8,8.2.2,9.3.3,9.10

Limitation on Consolidation or Joiner

4.6.4

Limitations, Statutes of

4.6.3, 12.2.6, 13.7

Limitations of Liability

2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.10, 3.17, 3.18,

4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.6.7, 9.10.4,

10.3.3, 10.2.5, 11.1.2, 11.2.1, 11.4.7, 12.2.5, 13.4.2

Limitations of Time

2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1,

4.2.7, 4.3, 4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4,

8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9,

9.10, 11.1.3, 11.4.1.5, 11.4.6, 11.4.10, 12.2, 13.5,

13.7, 14

Loss of Use Insurance

11.4.3

Material Suppliers

1.6, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.6, 9.10.5

Materials, Hazardous

10.2.4, 10.3, 10.5

AIA Document A201™ -1997. Copyright ©1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

5
User Notes:

Materials, Labor, Equipment and	1.6, 2.1.1, 2.3, 2.4, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2,
1.1.3, 1.1.6, 1.6.1, 3.4, 3.5.1, 3.8.2, 3.8.23, 3.12, 3.13,	4.1.3, 4.2.4, 4.2.9, 4.3.6, 4.4.7, 5.2.1, 5.2.4, 5.4.1,
3.15.1,4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3,	6.1, 6.3, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2, 9.5.1,
9.5.1.3,9.10.2, 10.2.1, 10.2.4, 14.2.1.2	9.9.1, 9.10.2, 10.3.2, 11.1.3, 11.3.1, 11.4.3, 11.4.10,
Means, Methods, Techniques, Sequences and	12.2.2, 12.3.1, 13.2.2, 14.3, 14.4
Procedures of Construction	Owner’s Financial Capability
3.3.1,3.12.10,4.2.2,4.2.7,9.4.2	2.2.1, 13.2.2,14.1.1.5
Mechanic’s Lien	Owner’s Liability Insurance
4.4.8	11.2
Mediation	Owner’s Loss of Use Insurance
4.4.1, 4.4.5, 4.4.6, 4.4.8, 4.5, 4.6.1, 4.6.2, 8.3.1, 10.5	11.4.3
Minor Changes in the Work	Owner’s Relationship with Subcontractors
1.1.1, 3.12:8, 4.2.8, 4.3.6, 7.1, 7.4	1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2
MISCELLANEOUS PROVISIONS	Owner’s Right to Carry Out the Work
13	2.4,12.2.4.14.2.2.2
Modifications, Definition of	Owner’s Right to Clean Up
1.1.1	6.3
Modifications to the Contract	Owner’s Right to Perform Construction and to
1.1.1, 1.1.2, 3.7.3, 3.11, 4.1.2, 4.2.1, 5.2.3,7, 8.3.1,	Award Separate Contracts
9.7, 10.3.2, 11.4.1	6.1
Mutual Responsibility	Owner’s Right to Stop the Work
6.2	2.3
Nonconforming Work, Acceptance of	Owner’s Right to Suspend the Work
9.6.6, 9.9.3, 12.3	14.3
Nonconforming Work, Rejection and Correction of	Owner’s Right to Terminate the Contract
2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.8.2, 9.9.3, 9.10.4,	14.2
12.2.1, 13.7.1.3	Ownership and Use of Drawings, Specifications
Notice	and Other Instruments of Service
2.2.1, 2.3, 2.4, 3.2.3, 3.3.1,3.7.2, 3.7.4, 3.12.9, 4.3,	1.1.1,1.6, 2.2.5, 3.2.1, 3.11.1, 3.17.1, 4.2.12, 5.3
4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 11.1.3,	Partial Occupancy or Use
11.4.6, 12.2.2, 12.2.4, 13.3,13.5.1, 13.5.2, 14.1, 14.2	9.6.6,9.9,11.4.1.5
Notice, Written	Patching, Cutting and
2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8, 4.6.5,	3.14, 6.2.5
5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.4.6,	Patents
12.2.2, 12.2.4, 13.3, 14	3.17
Notice of Testing and Inspections	Payment, Applications for
13.5.1,13.5.2	4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5,
Notice to Proceed	9.10.1, 9.10.3, 9.10.5, 11.1.3, 14.2.4, 14.4.3
8.2.2	Payment, Certificates for
Notices, Permits, Fees and	4.2.5,4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1,
2.2.2, 3.7, 3.13,7.3.6.4, 10.2.2	9.10.3, 13.7, 14.1.1.3, 14.2.4
Observations, Contractor’s	Payment, Failure of
1.5.2, 3.2, 3.7.3, 4.3.4	4.3.6, 9.5.1.3, 9.7,9.10.2, 14.1.1.3, 14.2.1.2, 13.6
Occupancy	Payment, Final
2.2.2, 9.6.6, 9.8, 11.4.1.5	4.2.3, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1,
Orders, Written	11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3
1.1.1, 2.3, 3.9, 4.3.6, 7,.8.2.2, 11.4.9, 12.1, 12.2,	Payment Bond, Performance Bond and
13.5.2, 14.3.1	7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
OWNER	Payments, Progress
2	4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3
Owner, Definition of	PAYMENTS AND COMPLETION
2.1	9
Owner, Information and Services Required of the	Payments to Subcontractors
2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3,	5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 11.4.8,
6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3,	14.2.1.2
11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4	PCB
Owner’s Authority	10.3.1

AIA Document A201™ -1997. Copyright ©1911, 1915, 1918, 1925, 1937, 1951,1958, 1961, 1963, 1966, 1970, 1976, 1987, and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

6
User Notes:

Performance Bond and Payment Bond	Review of Contractor’s Submittals by Owner and
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5	Architect
Permits, Fees and Notices	3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2
2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2	Review of Shop Drawings, Product Data and
PERSONS AND PROPERTY, PROTECTION	Samples by Contractor
OF	3.12
10	Rights and Remedies
1.1.2, 2.3, 2.4, 3.5.1, 3.15.2, 4.2.6, 4.3.4, 4.5, 4.6, 5.3,
Polychlorinated Biphenyl	5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3,
10.3.1	12.2.2, 12.2.4, 13.4, 14
Product Data, Definition of	Royalties, Patents and Copyrights
3.12.2	3.17
Product Data and Samples, Shop Drawings	Rules and Notices for Arbitration
3.11, 3.12, 4.2.7	4.6.2
Progress and Completion	Safety of Persons and Property
•4.2.2, 4.3.3, 8.2, 9.8, 9.9.1, 14.1.4	10.2,10.6
Progress Payments	Safety Precautions and Programs
4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3	3.3.1, 4.2.2, 4.2.7, 5.3.1, 10.1, 10.2, 10.6
Project, Definition of the	Samples, Definition of
1.1.4	3.12.3
Project Management Protective Liability	Samples, Shop Drawings, Product Data and
Insurance	3.11, 3.12, 4.2.7
11.3	Samples at the Site, Documents and
Project Manual, Definition of the	3.11
1.1.7	Schedule of Values
Project Manuals	9.2,9.3.1
2.2.5	Schedules,
Project Representatives	1.4.1.2, 3.10, 3.Construction 12.1, 3.12.2, 4.3.7.2,
4.2,10	6.1.3
Property Insurance	Separate Contracts and Contractors
10.2.5, 11.4	1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 4.6.4, 6, 8.3.1,
PROTECTION OF PERSONS AND PROPERTY	11.4.7,12.1.2, 12.2.5
10	Shop Drawings, Definition of
Regulations and Laws	3.12.1
1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6,	Shop Drawings, Product Data and Samples
9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1,	3.11, 3.12, 4.2.7
13.5.2, 13.6, 14	Site, Use of
Rejection of Work	3.13, 6.1.1, 6.2.1
3.5.1, 4.2.6, 12.2.1	Site Inspections
Releases and Waivers of Liens	1.2.2, 3.2.1, 3.3.3, 3.7.1, 4.2, 4.3.4, 9.4.2, 9.10.1, 13.5
9.10.2	Site Visits, Architect’s
Representations	4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1,	Special Inspections and Testing
9.8.2, 9.10.1	4.2.6,12.2.1, 13.5
Representatives	Specifications, Definition of the
2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.10, 5.1.1, 5.1.2,	1.1.6
13.2.1	Specifications, The
Resolution of Claims and Disputes	1.1.1, 1.1.6, 1.1.7, 1.2.2, 1.6,3.11, 3.12.10,3.17
4.4, 4.5, 4.6	Statute of Limitations
Responsibility for Those Performing the Work	4.6.3,12.2.6, 13.7
3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1,	Stopping the Work
10	2.3, 4.3.6, 9.7,10.3, 14.1
Retainage	Stored Materials
9.3.1, 9.6.2, 9.8.5, 2019.1, 9.10.2, 9.10.3	6.2.1, 9.3.2, 10.2.1.2, 10.2.4, 11.4.1.4
Review of Contract Documents and Field	Subcontractor, Definition of
Conditions by Contractor	5.1.1
1.5.2, 3.2, 3.7.3, 3.12.7, 6.1.3	SUBCONTRACTORS

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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User Notes:

5	TERMINATION OR SUSPENSION OF THE
Subcontractors, Work by	CONTRACT
1.2.2, 3.3.2, 3.12.1, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2,	14
9.6.7	Tests and Inspections
Subcontractual Relations	3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2,
5.3, 5.4, 9.3.1.2, 9.6, 9.10 10.2.1, 11.4.7, 11.4.8, 14.1,	9.10.1, 10.3.2, 11.4.1.1, 12.2.1, 13.5
14.2.1, 14.3.2	TIME
Submittals	8
1.6, 3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2,	Time, Delays and Extensions of
9.3, 9.8, 9.9.1, 9.10.2, 9.10.3, 11.1.3	3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1,
Subrogation, Waivers of	7.4.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2
6.1.1, 11.4.5, 11.4.7	Time Limits
Substantial Completion	2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1,
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3,	4.2, 4.3, 4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4,
9.10.4.2, 12.2, 13.7	8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9,
Substantial Completion, Definition of	9.10,11.1.3, 11.4.1.5, 11.4.6, 11.4.10, 12.2, 13.5,
9.8.1	13.7, 14
Substitution of Subcontractors	Time Limits on Claims
5.2.3, 5.2.4	4.3.2, 4.3.4, 4.3.8, 4.4, 4.5, 4.6
Substitution of Architect	Title to Work
4.1.3	9.3.2, 9.3.3
Substitutions of Materials	UNCOVERING AND CORRECTION OF
3.4.2, 3.5.1, 7.3.7	WORK
Sub-subcontractor, Definition of	12
5.1.2	Uncovering of Work
Subsurface Conditions	12.1
4.3.4	Unforeseen Conditions
Successors and Assigns	4.3.4, 8.3.1, 10.3
13.2	Unit Prices
Superintendent	4.3.9,7.3.3.2
3.9, 10.2.6	Use of Documents
Supervision and Construction Procedures	1.1.1, 1.6, 2.2.5, 3.12.6, 5.3
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3,	Use of Site
6.2.4, 7.1.3, 7.3.6, 8.2, 8.3.1, 9.4.2, 10, 12, 14	3.13, 6.1.1, 6.2.1
Surety	Values, Schedule of
4.4.7, 5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14.2.2	9.2, 9.3.1
Surety, Consent of	Waiver of Claims by the Architect
9.10.2, 9.10.3	13.4.2
Surveys	Waiver of Claims by the Contractor
2.2.3	4.3.10, 9.10.5, 11.4.7, 13.4.2
Suspension by the Owner for Convenience	Waiver of Claims by the Owner
14.4	4.3.10, 9.9.3, 9.10.3, 9.10.4, 11.4.3, 11.4.5, 11.4.7,
Suspension of the Work	12.2.2.1, 13.4.2, 14.2.4
5.4.2, 14.3	Waiver of Consequential Damages
Suspension or Termination of the Contract	4.3.10, 14.2.4
4.3.6, 5.4.1.1, 11.4.9, 14	Waiver of Liens
Taxes	9.10.2, 9.10.4
3.6, 3.8.2.1, 7.3.6.4	Waivers of Subrogation
Termination by the Contractor	6.1.1, 11.4.5, 11.4.7
4.3.10, 14.1	Warranty
Termination by the Owner for Cause	3.5, 4.2.9, 4.3.5.3, 9.3.3, 9.8.4, 9.9.1, 9.10.4, 12.2.2,
4.3.10, 5.4.1.1, 14.2	13.7.1.3
Termination of the Architect	Weather Delays
4.1.3	4.3.7.2
Termination of the Contractor	Work, Definition of
14.2.2	1.1.3
Written Consent

AIA Document A201™ -1997. Copyright ©1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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User Notes:

1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2,	2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8, 4.6.5,
9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2	5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.4.6,
Written Interpretations	12.2.2,12.2.4, 13.3, 14
4.2.11, 4.2.12, 4.3.6	Written Orders
Written Notice	1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2,
13.5.2,14.3.1

AIA Document A201™ -1997. Copyright ©1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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User Notes:

ARTICLE 1 GENERAL PROVISIONS

§ 1.1 BASIC DEFINITIONS

§ 1.1.1 THE CONTRACT DOCUMENTS

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement, Exhibits and Schedules to any of the foregoing and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order when signed by Owner and Contractor, (3) a Construction Change Directive when signed by Owner. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor’s bid or portions of Addenda relating to bidding requirements).

§1.1.2 THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor, (3) between the Owner and Architect or (4) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of Contractor’s obligations under the Contract intended to facilitate performance of the Architect’s duties.

§1.1.3 THE WORK

The term “Work” means all construction and services and other obligations required or imposed by, and/or reasonably inferable from, the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided directly by the Contractor or through Subcontractors and Vendors to fulfill the Contractor’s obligations and fully complete the Project in accordance with the Contract Documents. The Work may constitute the whole or a part of the Project.

§1.1.4 THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

§1.1.5 THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

§1.1.6 THE SPECIFICATIONS

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

(Paragraphs deleted)

§ 1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS

§ 1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results. This provision is subject to the GMP Agreement, if any.

§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade, except as may otherwise be provided in the Contract Documents.

§ 1.2.3 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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User Notes:

§1.3 CAPITALIZATION

§ 1.3.1 Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects.

§1.4 INTERPRETATION

§ 1.4.1 In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 1.5 EXECUTION OF CONTRACT DOCUMENTS

§1.5.1 Not Used.

§ 1.5.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

§ 1.6 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE § 1.6.1 The Drawings, Specifications and other documents, including those in electronic form, prepared by the Architect and the Architect’s consultants are Instruments of the Architect’s Service through which the Work to be executed by the Contractor is described. The Contractor may retain one record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect or the Architect’s consultants. All copies of such Plans, Drawings, Specifications and other documents, except the Contractor’s record set, shall be returned or suitably accounted for to the Architect and Owner, on request, upon completion of the Work. The Drawings, Specifications and other documents and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect’s consultants. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect and the Architect’s consultants appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this authorization shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect and the Architect’s consultants. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect’s or Architect’s consultants’ copyrights or other reserved rights.

ARTICLE 2 OWNER

§ 2.1 GENERAL

§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner’s approval or authorization. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The term “Owner” means the Owner or the Owner’s authorized representative.

(Paragraphs deleted)

§ 2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER

§ 2.2.1 The Owner shall, at the written request of the Contractor, prior to commencement of the Work and thereafter, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner’s obligations under the Contract. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work. After such evidence has been furnished, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.

§ 2.2.2 Except for permits and fees, including those required under Section 3.7.1, which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction,use or occupancy of permanent structuresor for permanent changes in existing facilities.

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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§ 2.2.3 The Owner shall furnish surveys describing physical characteristics and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of the survey furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 2.2.4 Information or services required of the Owner by the Contract Documents shall be furnished by the Owner with reasonable promptness.

§ 2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

§ 2.3 OWNER’S RIGHT TO STOP THE WORK

§ 2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity.

§ 2.4 OWNER’S RIGHT TO CARRY OUT THE WORK

§ 2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the cost of correcting such deficiencies, including Owner’s expenses and compensation for the Architect’s additional services made necessary by such default, neglect or failure. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3 CONTRACTOR

§ 3.1 GENERAL

§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Contractor” means the Contractor or the Contractor’s authorized representative.

§ 3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.

§ 3.1.3 Not used.

§ 3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

§ 3.2.1 Since the Contract Documents are complementary, before starting each portion of the Work, the Contractor shall carefully study and compare the various Drawings and other Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 2.2.3, shall take field measurements of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, any errors, inconsistencies or omissions discovered by the Contractor shall be reported promptly to the Architect as a request for information in such form as the Architect may require.

§ 3.2.2 Any design errors or omissions noted by the Contractor during this review shall be reported promptly to the Architect, but it is recognized that the Contractor’s review is made in the Contractor’s capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents. The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations, but any nonconformity discovered by or made known to the Contractor shall be reported promptly to the Architect.

AIA Document A201™-1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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§ 3.2.3

§ 3.3 SUPERVISION AND CONSTRUCTION PROCEDURES

§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall not proceed with that portion of the Work without further written instructions from the Architect. If the Contractor is then instructed to proceed with the required means, methods, techniques, sequences or procedures, the Owner shall be solely responsible for any resulting loss or damage.

§ 3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees and agents, Subcontractors and Vendors and their respective agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractors. Contractor shall require and ensure that each Subcontractor and Vendor complies with all applicable requirements set forth in the Contract Documents for Contractor.

§ 3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ 3.4 LABOR AND MATERIALS

§ 3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ 3.4.2 The Contractor may make substitutions only with the consent of the Owner, after evaluation by the Architect and in accordance with a Change Order, or by written approval of Owner or Architect prior to the date of the GMP Agreement, if any.

§ 3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

§ 3.5 WARRANTY

(Paragraphs deleted)

§ 3.6 TAXES

§ 3.6.1 The Contractor shall pay sales, consumer, use, gross receipts, social security, unemployment and all other taxes relating to or arising out of the Work provided by the Contractor which are legally enacted, whether or not yet effective or merely scheduled to go into effect as a Cost of the Work. After the GMP Agreement is executed, any changes in law resulting in increased taxes shall cause an adjustment to the GMP.

§ 3.7 PERMITS, FEES AND NOTICES

§ 3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work as a Cost of the Work. The Construction Building Permit will be paid by Contractor but reimbursed by Owner and no Fee will be charged on such Construction Building Permit. After the GMP Agreement is executed, any change in law resulting in increased costs shall cause an adjustment to the GMP.

§ 3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities applicable to performance of the Work.

AIA Document A201™-1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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§ 3.7.

(Paragraphs deleted)

§ 3.7.4

§ 3.8 ALLOWANCES

§ 3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

§ 3.8.2 Unless otherwise provided in the Contract Documents:

.1	allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

.2	Contractor’s costs for unloading and handling at the site, labor, installation costs, Subcontractor’s overhead, Subcontractor’s profit and other expenses contemplated for stated allowance amounts shall be included in the allowances, but shall not include Contractor’s Fee;

.3	whenever costs are more than or less than allowances, the Guaranteed Maximum Price shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 3.8.2.1 and (2) changes in Contractor’s costs under Section 3.8.2.2, subject to the terms of the Contract Documents.

§ 3.8.3 Materials and equipment under an allowance shall be selected by the Owner in sufficient time to avoid delay in the Work.

§ 3.9 SUPERINTENDENT

§ 3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

§ 3.10 CONTRACTOR’S CONSTRUCTION SCHEDULES

§ 3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner’s and Architect’s information a Contractor’s construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project or at Owner’s request, shall be related to the entire Project and shall provide for expeditious and practicable execution of the Work.

§ 3.10.2 The Contractor shall prepare and keep current, for the Architect’s approval, a schedule of submittals which is coordinated with the Contractor’s construction schedule and allows the Architect reasonable time to review submittals.

§ 3.10.3 The Contractor shall perform the Work in accordance with the most recent schedules submitted to and approved by the Owner.

§ 3.11 DOCUMENTS AND SAMPLES AT THE SITE

§ 3.11.1

§ 3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

§ 3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

§ 3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

§ 3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

AIA Document A201™-1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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User Notes:

§ 3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required by the Contract Documents the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals which are not required by the Contract Documents may be returned by the Architect without action.

§ 3.12.5 The Contractor shall review, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals which are not marked as reviewed for compliance with the Contract Documents and approved by the Contractor may be returned by the Architect without action.

§ 3.12.6 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.

§ 3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect’s approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written direction for the specific deviation , or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect’s or Owner’s approval thereof.

3.12.8.1 Notwithstanding any other provision herein, if the Architect gives written direction to make a specific addition or deletion to the submittal or shop drawing, Contractor shall perform such work as directed by the Architect. Contractor shall notify the Owner of any cost impacts associated with such Architects direction pursuant to Exhibit 1 to Addendum to A111, and shall proceed with the Work so as not to delay the performance of the Work.

§ 3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such written notice the Architect’s approval of a resubmission shall not apply to such revisions.

§ 3.12.10 The Contractor shall not be required to provide professional services which constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor’s responsibilities for construction means, methods, techniques, sequences and procedures. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional’s written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals, provided the Owner and Architect have specified to the Contractor all performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Contractor shall not be responsible for the adequacy of the performance or design criteria required by the Contract Documents.

AIA Document A201™-1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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User Notes:

§ 3.13 USE OF SITE

§ 3.13.1

§ 3.14 CUTTING AND PATCHING

§ 3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

§ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with prior written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor’s consent to cutting or otherwise altering the Work.

§ 3.15 CLEANING UP

§ 3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus materials.

§ 3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor, and Owner may withhold and deduct such monies from payment owed Contractor.

§ 3.16 ACCESS TO WORK

§ 3.16.1 The Contractor shall provide the Owner, Owner’s Lenders and Architect access to the Work in preparation and progress wherever located.

§ 3.17 ROYALTIES, PATENTS AND COPYRIGHTS

§ 3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

§ 3.18 INDEMNIFICATION

(Paragraphs deleted)

ARTICLE 4 ADMINISTRATION OF THE CONTRACT

§ 4.1 ARCHITECT

§ 4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Architect” means the Architect or the Architect’s authorized representative.

§ 4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner . Such consent shall not be unreasonably withheld.

(Paragraphs deleted)

AIA Document A201™-1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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User Notes:

§ 4.2 ARCHITECT’S ADMINISTRATION OF THE CONTRACT

§ 4.2.1 The Architect, subject to Owner’s consent, will provide administration of the Contract as described in the Contract Documents.

§ 4.2.2 The Architect will visit the site at intervals (1) to become familiar with and to keep the Owner informed about the progress and quality of the Work, (2) to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. The Architect will neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work.

§ 4.2.3 Notwithstanding Architect’s site visits as provided above, the Architect will not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

§ 4.2.4 Communications Facilitating Contract Administration. Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate with each other through the Architect about matters arising out of or relating to the Contract. Communications by and with the Architect’s consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

§ 4.2.5 Based on the Architect’s evaluations of the Contractor’s Applications for Payment and all other information available, the Architect will review and after consultation with Owner, certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

§ 4.2.6 The Architect will have authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordance with Sections 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 4.2.7 The Architect will review and approve or take other appropriate action upon the Contractor’s submittals such as Shop Drawings, Product Data and Samples. The Architect’s action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect’s professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect’s review of the Contractor’s submittals shall not relieve the Contractor of Contractor’s obligations under the Contract Documents. The Architect’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 4.2.8 The Architect may prepare Change Orders and Construction Change Directives.

§ 4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive, review and forward to the Owner, for the Owner’s review and approval and records, written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

§ 4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect’s responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as determined by Owner and Architect.

AIA Document A201™-1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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4.2.11 The Architect will interpret and decide matters concerning requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Section 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.

(Paragraphs deleted)

§ 4.3 CLAIMS AND DISPUTES

§ 4.3.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right or adjustment of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes between the Owner and Contractor arising out of or relating to the Contract. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

§ 4.3.2 Time Limits on Claims. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be initiated by written notice to the other party. This notice provision shall not apply to claims for latent defects.

§ 4.3.3 Continuing Contract Performance. If the Owner and Contractor disagree as to whether work required by the Owner is within the scope of the Work, the Contractor shall furnish the Owner with an estimate of the Costs of the Work to perform the disputed work in accordance with the Owner’s interpretations. If the Owner issues a written order for the Contractor to proceed, the Contractor shall perform the disputed work and the Owner shall pay the Contractor fifty percent (50%) of its Costs of the Work and Fee thereon to perform the work. In such event, both parties reserve their rights as to whether the work was within the scope of the Work. The Owner’s payment does not prejudice its right to be reimbursed should it be determined that the disputed work was within the scope of Work. The Contractor’s receipt of payment for the disputed work does not prejudice its right to receive full payment for the disputed work should it be determined that the disputed work is not within the scope of the Work. If there is a dispute as to the cost of the work to the Owner, the Owner shall pay the Contractor the undisputed portion and fifty percent (50%) of the disputed Costs of the Work and Fee thereon. In such event, the parties reserve their rights as to the disputed amount as provided above.

§ 4.3.4 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or from those of which Contractor was aware of, or should have been aware pursuant to Contractor’s obligations and representations under the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Owner or Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Owner or Architect determines that no change in the terms of the Contract is justified, the Owner or Architect shall so notify the Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Owner or Architect has given notice of the decision. If the conditions encountered are materially different, the Contract Sum and Contract Time shall be equitably adjusted, but if the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment may be referred to the Architect for initial determination, subject to further proceedings pursuant to Section 4.4.

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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§ 4.3.5 Claims for Additional Cost. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.6.

§ 4.3.6 If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner’s suspension or (7) other reasonable grounds, Claim shall be filed in accordance with this Section 4.3.

§ 4.3.7 Claims for Additional Time

§ 4.3.7.1 If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary. Any claim made is subject to Article 8 hereof.

§ 4.3.7.2 No weather days are included in the Construction Schedule. Any delays associated with weather shall be reviewed during the schedule update meetings pursuant to Exhibit 1 to Addendum to Al 11 identifying those critical path items that are affected by such delays, so that Owner is aware of any claims for time extensions for weather.

§ 4.3.8 Injury or Damage to Person or Property. Subject to the terms of the Contract Documents, including Article 11 hereof, if either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

(Paragraphs deleted)

§ 4.3.10 Claims for Consequential Damages. The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes:

.1	damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

.2	damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 14. Nothing contained in this Section 4.3.10 shall be deemed to preclude an award of liquidated direct damages, when applicable, in accordance with the requirements of the Contract Documents.

§ 4.4 RESOLUTION OF CLAIMS AND DISPUTES

§ 4.4.1 Decision of Architect. Claims, including those alleging an error or omission by the Architect but excluding those arising under Sections 10.3 through 10.5, may be referred initially to the Architect for decision.

§ 4.4.2 If requested by the Owner, the Architect will review Claims and within ten days of the receipt of the Claim take one or more of the following actions: (1) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties that the Architect is unable to resolve the Claim if the Architect lacks sufficient information to evaluate the merits of the Claim or if the Architect concludes that, in the Architect’s sole discretion, it would be inappropriate for the Architect to resolve the Claim.

§ 4.4.3 In evaluating Claims, the Architect may, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Architect in rendering a decision. The Architect may request the Owner to authorize retention of such persons at the Owner’s expense if Owner approves such request.

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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§ 4.4.4 If the Architect requests a party to provide a response to a Claim or to furnish additional supporting data, such party shall respond, within ten days after receipt of such request, and shall either provide a response on the requested supporting data, advise the Architect when the response or supporting data will be furnished or advise the Architect that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Architect will either reject or approve the Claim in whole or in part.

§ 4.4.5 If the Claim has been referred to the Architect, the Architect will approve or reject Claims by written decision, which shall state the reasons therefor and which shall notify the parties of any change in the Contract Sum or Contract Time or both.

(Paragraphs deleted)

§ 4.4.7 Upon receipt of a Claim against the Contractor or at any time thereafter, the Architect or the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor’s default, the Architect or the Owner may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.

§ 4.4.8 If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the Claim by the Architect, by mediation or by arbitration.

§ 4.5 MEDIATION

(Paragraphs deleted)

§ 4.6 LITIGATION

§ 4.6.1 Any Claim arising out of or related to the Contract Documents, and except those waived as provided for in Sections 4,3.10, 9.10.4 and 9.10.5, shall, be subject to litigation. Prior to litigation, the parties shall endeavor to resolve disputes by mediation in accordance with the provisions of Section 4.5.

§ 4.6.2 Claims not resolved by mediation shall be decided by litigation in St. Louis County, Missouri.

(Paragraphs deleted)

ARTICLE 5 SUBCONTRACTORS

§ 5.1 DEFINITIONS

(Paragraphs deleted)

§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

§ 5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

§ 5.2.1.

§ 5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

§ 5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor’s Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

§ 5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitute.

§ 5.3 SUBCONTRACTUAL RELATIONS

§ 5.3.1 By appropriate written agreement, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor’s Work, which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

§ 5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS

§ 5.4.1

(Paragraphs deleted)

ARTICLE 6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

§ 6.1 OWNER’S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

§ 6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Section 4.3.

6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces or its separate contractors, the Owner or such separate contractor shall comply with Contractor’s project work rules.,

(Paragraphs deleted)

§ 6.2 MUTUAL RESPONSIBILITY

§ 6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.

(Paragraphs deleted)

§ 6.2.4 The Contractor shall promptly remedy damage caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5. The Owner shall, and

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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the Owner shall require that its separate contractors, be responsible for any damage to any completed or partially completed construction caused by the Owner or its separate contractors.

(Paragraphs deleted)

§ 6.3 OWNER’S RIGHT TO CLEAN UP

§ 6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and reasonably allocate the cost among those responsible.

ARTICLE 7 CHANGES IN THE WORK

§ 7.1 GENERAL

§

(Paragraphs deleted)

§ 7.1.2 A Change Order shall be based upon agreement among the Owner and Contractor.

§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive.

§7.2 CHANGE ORDERS

§ 7.2.1 A Change Order is a written instrument signed by the Owner and Contractor, stating their agreement upon all of the following:

.1	change in the Work;

.2	the amount of the adjustment, if any, in the Contract Sum; and

.3	the extent of the adjustment, if any, in the Contract Time.

§ 7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Section 7.3.3.

§ 7.3 CONSTRUCTION CHANGE DIRECTIVES

§ 7.3.1 A Construction Change Directive is a written order signed by the Owner and Architect, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

§ 7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

.1	mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

.2	unit prices stated in the Contract Documents or subsequently agreed upon;

.3	cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

.4	as provided in Section 7.3.6.

§

(Paragraphs deleted)

§ 7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, subject to paragraph 4.3.3 of the General Conditions, the method and the adjustment shall be determined by the

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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Owner on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Section 7.3.3.3, the Contractor shall keep and present, in such form as the Owner may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.6 shall be limited to the following:

.1	costs of labor, including social security, old age and unemployment insurance ,fringe benefits required by agreement or custom, and workers’ compensation insurance;

.2	costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

.3	reasonable rental costs of machinery and equipment obtained and used specifically for such Work, exclusive of hand tools, whether rented from the Contractor or others;

.4	costs of premiums for all bonds, if any, and insurance, permit fees, and sales, use or similar taxes directly attributable to such Work; and

.5	additional costs of supervision and field office personnel directly attributable to the change.

§ 7.3.7 The amount of credit to be allowed to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect and Owner, and shall include a corresponding reduction in Contractor’s Fee and General Conditions costs, including profit and overhead. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change, all subject to Owner’s approval.

§ 7.3.8 Subject to paragraph 4.3.3 of the General Conditions pending final determination of the total cost of a Construction Change Directive to the Owner, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties’ agreement with part or all of such costs.

(Paragraphs deleted)

§ 7.4 MINOR CHANGES IN THE WORK

§ 7.4.1 The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the language and intent of the Contract Documents subject to the approval of Owner in each instance. The Contractor shall carry out such written orders promptly.

ARTICLES 8 TIME

§ 8.1 DEFINITIONS

§ 8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work and any Intermediate Substantial Completion Dates.

§ 8.1.2 The date of commencement of the Work is the date established in the Agreement.

§ 8.1.3 The date of Substantial Completion is the date certified by the Owner in accordance with Section 9.8.

§ 8.1.4 The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

§ 8.2 PROGRESS AND COMPLETION

§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

§ 8.2.2 The Contractor shall not, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by the Contract Documents or a notice to proceed given by the

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic’s liens and other security interests.

§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

§ 8.3 DELAYS AND EXTENSIONS OF TIME

§ 8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner , or by changes ordered in the Work or by labor disputes caused by the Owner including Owner’s use of non-union contractors or employees (“Owners Delay”)

§ 8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Section 4.3.

(Paragraphs deleted)

ARTICLE 9 PAYMENTS AND COMPLETION

§ 9.1 CONTRACT SUM

§ 9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for complete performance of the Work under the Contract Documents and completion of the Project.

§ 9.2 SCHEDULE OF VALUES

§ 9.2.1 Before the first Application for Payment, the Contractor shall submit to the Owner a schedule of values allocated to various portions of the Work.

§ 9.3 APPLICATIONS FOR PAYMENT

§ 9.3.1 Such application shall be notarized, if required, and supported by such data substantiating the Contractor’s right to payment as the Owner or Owner’s Lender may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retain age if provided for in the Contract Documents. Prior to submission of Contractor’s Application for Payment, for operations completed in accordance with the schedule of values (and for such Work projected to be completed by the end of the month), Contractor shall meet with Owner or its designated representative to review Contractor’s preliminary “pencil copy” of Contractor’s Application for Payment, along with supporting information and documentation. After such review of the preliminary “pencil copy” of the Application for Payment and any modifications made as a result thereof, Contractor shall submit its Application for Payment no later than the 1st day of the month.

§ 9.3.1.1 As provided in Section 7.3.8, such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives, but not yet included in Change Orders.

§

(Paragraphs deleted)

§ 9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

§ 9.4 APPROVAL FOR PAYMENT

§ 9.4.1 The Architect will, within seven days after receipt of the Contractor’s Application for Payment, either approve the Application for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect’s reasons for withholding approval in whole or in part as provided in Section 9.5.1.

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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§ 9.4.2 Approval of the Application for Payment will constitute a representation by the Architect to the Owner, based on the Architect’s evaluation of the Work and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that the quality of the Work is in accordance with the Contract Documents. The issuance of Architect’s approval of the Application for Payment will further constitute a representation that the Contractor is entitled to payment in the amount approved. However, the issuance of Architect’s approval of the Application for Payment will not be a representation that the Architect has made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

§ 9.5 DECISIONS TO WITHHOLD CERTIFICATION

§ 9.5.1

(Paragraphs deleted)

Not used

§ 9.5.2 When the reasons for withholding payment in paragraph 9.6.1 of the Supplementary General Conditions are removed, payment will be made for amounts previously withheld.

§ 9.6 PROGRESS PAYMENTS

§ 9.6.1 After the Architect has approved Contractor’s Application for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

§ 9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor’s portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.

§ 9.6.3 The Owner may, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Owner on account of portions of the Work done by such Subcontractor.

§ 9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

§ 9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.

§ 9.6.6 A progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

(Paragraphs deleted)

§ 9.7 FAILURE OF PAYMENT

§ 9.7.1 If the Owner does not pay the Contractor within seven days after the date established in the Contract Documents, then the Contractor may, upon seven additional days’ written notice to the Owner, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shut-down, delay and startup, plus interest as provided for in the Contract Documents.

§ 9.8 SUBSTANTIAL COMPLETION Paragraph 9.8 and the subparagraphs thereto to these General Conditions and

Supplementary General Conditions are not applicable to the Intermediate Substantial Completion Dates, which are subject to the Completion and Liquidated Damages Exhibit (Exhibit 2 to the AIA A111).

§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use.

§ 9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect and Owner a

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Contractor shall promptly proceed to complete and correct all items on such list.

§ 9.8.3 Upon receipt of the Contractor’s list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect’s inspection discloses any item, whether or not included on the Contractor’s list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect or Owner. In such case, the Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion.

§ 9.8.4 When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the applicable date of Intermediate Substantial Completion, or Substantial Completion of the Work or designated portion thereof for areas not covered by the Intermediate Substantial Completion Dates, unless otherwise provided in the Certificate of Substantial Completion or the Contract Documents.

§ 9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance by Owner and consent of surety, if any, the Owner shall make payment of the amounts due for such Completed Work.

§ 9.9 PARTIAL OCCUPANCY OR USE Paragraph 9.9 and the subparagraphs thereto to these General Conditions and Supplementary General Conditions are not applicable to those areas of the Work covered by the Intermediate Substantial Completion Dates, which are subject to the Completion and Liquidated Damages Exhibit (Exhibit 2 to the AIA A111).

§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor.

§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

§ 9.10 FINAL COMPLETION AND FINAL PAYMENT

§ 9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect and Owner will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Owner or Architect will promptly issue a final Certificate for Payment stating that to the best of the Owner’s or Architect’s knowledge, information and belief, and on the basis of the Owner’s and Architect’s on-site visits and inspections and all other available information, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect’s final Certificate for Payment will constitute a further representation that conditions listed in Section 9.10.2 and elsewhere in the Contract Documents, as precedent to the Contractor’s being entitled to final payment have been fulfilled.

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys’ fees.

§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Owner. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

§ 9.10-4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

.1	liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

.2	failure of the Work to comply with the requirements of the Contract Documents; or

.3	terms of special warranties required by the Contract Documents.

§ 9.10.5 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY

§ 10.1 SAFETY PRECAUTIONS AND PROGRAMS

§ 10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

§10.2 SAFETY OF PERSONS AND PROPERTY

§ 10.2.1 The Contractor shall take all necessary precautions for safety of, and shall provide all necessary protection to prevent damage, injury or loss to:

.1	employees on the Work and other persons who may be affected thereby;

.2	the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor’s Subcontractors or Sub-subcontractors; and

.3	other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction, subject to paragraph 3.13.1 of the Supplementary General Conditions

§ 10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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§ 10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, all necessary safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

§ 10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3, caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Sections 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Section 3.18.

§ 10.2.6 The Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

§ 10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

§ 10.3 HAZARDOUS MATERIALS

§ 10.3.1 If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner in writing.

§ 10.3.2 The Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Contractor will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If the Contractor has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor has no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. The Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor’s reasonable additional costs of shut-down, delay and startup, which adjustments shall be accomplished as provided in Article 7.

§ 10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect’s consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) and provided that such damage, loss or expense is not due to the sole negligence of a party seeking indemnity.

§ 10.4 The Owner shall not be responsible under Section 10.3 for materials and substances brought to the site by the Contractor unless such materials or substances were required by the Contract Documents.

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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§ 10.5 If, without negligence on the part of the Contractor, the Contractor is held liable for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.

§ 10.6 EMERGENCIES

§ 10.6.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Section 4.3 and Article 7, subject

ARTICLE 11 INSURANCE AND BONDS

(Paragraphs deleted)

§ 11.2 OWNER’S LIABILITY INSURANCE

§ 11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance.

§ 11.6 PROPERTY INSURANCE

§ 11.6.1 Unless otherwise provided, the Owner shall, at a minimum, purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder’s risk “all-risk” or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such insurance shall contain an “Agreed Amount” endorsement deleting or suspending all coinsurance provisions. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Section 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Section 11.4 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Project.

§ 11.6.1.1 Property insurance shall be on an “all-risk” or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, ordinance or law coverage, collapse, earthquake, flood, windstorm, false work, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect’s and Contractor’s services and expenses required as a result of such insured loss.

§ 11.6.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor in writing, then the Owner shall bear all reasonable costs properly attributable thereto.

§ 11.6.1.3 If the property insurance requires deductibles, the Owner shall pay costs not covered because of such deductibles.

AIA Document A201 ™ -1997. Copyright ©1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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§ 11.6.1.4 This property insurance shall cover portions of the Work stored off the site, and also portions of the Work in transit.

§ 11.6.1.5 Partial occupancy or use in accordance with Section 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

§ 11.6.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

§ 11.6.3 Intentionally deleted.

§ 11.6.4 If the Contractor requests in writing that insurance for risks other than those described herein or other special causes of loss be included in the property insurance policy, the Owner shall, if reasonably commercially available, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

§ 11.6.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section 11.4.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

§ 11.6.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Section 11.4. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days’ prior written notice has been given to the Contractor.

§ 11.6.7 Waivers of Subrogation. The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section 11.6 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. Such waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

§ 11.6.8 A loss insured under Owner’s property insurance shall be adjusted by the Owner and made payable to the Owner, subject to requirements of any applicable mortgagee clause and of Section 11.4.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

§ 11.6.9 If required in writing by a party in interest, the Owner shall, upon occurrence of an insured loss, give bond for proper performance of the Owner’s duties. The cost of required bonds shall be charged against proceeds received. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Section 4.6. If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with Article 7.

§ 11.6.10 The Owner shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner’s exercise of this power; if such objection is made, the dispute shall be resolved as provided in Sections 4.5 and 4.6. The Owner shall, in the case of litigation, make settlement with insurers in accordance with directions of the court. If distribution of insurance proceeds by litigation is required, the court will direct such distribution.

(Paragraphs deleted)

ARTICLE 12 UNCOVERING AND CORRECTION OF WORK

§ 12.1 UNCOVERING OF WORK

§ 12.1.1 If a portion of the Work is covered contrary to the Architect’s or Owner’s request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect or Owner, be uncovered for the Architect’s and Owner’s examination and be replaced at the Contractor’s expense subject to paragraph 2.2 of the Addendum to AIA 111, without change in the Contract Time.

§ 12.1.2 If a portion of the Work has been covered which the Architect has not specifically requested to examine prior to its being covered, the Architect or Owner may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner’s expense. If such Work is not in accordance with the Contract Documents, correction shall be at the Contractor’s expense subject to paragraph 2.2 of the Addendum to AIA 111, unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

§ 12.2 CORRECTION OF WORK

§ 12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION

§ 12.2.1.1 The Contractor shall promptly correct Work rejected by the Architect or Owner or any governmental authority as defective, incomplete or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect’s services and expenses made necessary thereby, shall be at the Contractor’s expense subject to paragraph 2.2 of the Addendum to AIA 111.

§ 12.2.2 AFTER SUBSTANTIAL COMPLETION

§ 12.2.2.1 In addition to the Contractor’s obligations under Section 3.5, if, within one year after the applicable date of Intermediate Substantial Completion, or Substantial Completion of the Work or designated portion thereof for areas not covered by the Intermediate Substantial Completion Dates, or after the date for commencement of warranties established under Section 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Section 2.4.

(Paragraphs deleted)

§ 12.2.3 The Contractor shall remove from the site portions of the Work which are defective or otherwise not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

AIA Document A201™ -1997. Copyright ©1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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(Paragraphs deleted)

§ 12.3 ACCEPTANCE OF NONCONFORMING WORK

§ 12,3.1 If the Owner prefers to accept Work which is defective or otherwise not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13 MISCELLANEOUS PROVISIONS

§ 13.1 GOVERNING LAW

§ 13.1.1 The Contract shall be governed by the law of the place where the Project is located.

§ 13.2 SUCCESSORS AND ASSIGNS

§ 13,2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Contractor shall not assign the Contract as a whole without written consent of Owner. If Contractor attempts to make such an assignment without such consent, Contractor shall nevertheless remain legally responsible for all obligations under the Contract and such assignment shall be void.

(Paragraphs deleted)

§13.3 WRITTEN NOTICE

§ 13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the Owner’s or Contractor’s Representative, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

§ 13.4 RIGHTS AND REMEDIES

§ 13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law or in equity or by any other agreement, all such rights and remedies shall survive the acceptance of the Work and or any termination of the Agreement. Any obligation or agreement by Contractor or Owner to indemnify the other or any other party as provided for in the Contract, shall not survive Substantial Completion, except to the extent of events, circumstances, occurrences and/or matters relating to the period prior to Substantial Completion, and matters arising under Contractor’s Warranty obligations during the Warranty Period.

§ 13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

§ 13.5 TESTS AND INSPECTIONS

§ 13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals as a Cost of the Work, subject to the Guarantee Maximum Price, if any. The Contractor shall give the Owner or Architect timely notice of when and where tests and inspections are to be made so that the Owner or Architect may be present for such procedures.

§ 13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect or Owner of when and where tests and inspections are to be made so that the Architect and Owner may be present for such procedures. Such costs, except as provided in Section 13.5.3, shall be at the Owner’s expense.

AIA Document A201™ -1997. Copyright ©1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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§ 13.5.3 If such procedures for testing, inspection or approval under Sections 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents.

§ 13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Owner.

§ 13.5.5 If the Owner or Architect is to observe tests, inspections or approvals required by the Contract Documents, the Owner or Architect will do so promptly and, where practicable, at the normal place of testing.

§ 13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

§13.6 INTEREST

§ 13.6.1 Payments due and unpaid under the Contract Documents for more than 30 (thirty) days shall bear interest from thirty (30) days after the date payment is due at the rate of at the annual interest rate of 2 points over prime interest rate as published in the Wall Street Journal

§ 13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD

§13.7.1

(Paragraphs deleted)

Missouri law shall govern regarding this statute of limitations.

ARTICLE 14 TERMINATION OR SUSPENSION OF THE CONTRACT

(Paragraphs deleted)

AIA Document A201™ -1997. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 14:06:56 on 05/11/2007 under Order No. 1000292177_1 which expires on 3/28/2008, and is not for resale.

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SUPPLEMENTARY GENERAL CONDITIONS OF

CONSTRUCTION CONTRACT

These Supplementary General Conditions are intended for use with the Standard Form of Agreement (with Addendum and as amended and modified hereby) between Owner and Contractor with a Guaranteed Maximum Price (AIA A111-1997), between Casino One Corporation (“Owner”) and MCCARTHY BUILDING COMPANIES, INC., a Missouri corporation (“Contractor”) dated May 11, 2007 (hereinafter sometimes referred to as the “Agreement”). The General Conditions of the Contract for Construction (AIA Document A201, 1997 Edition) referred to herein as the “General Conditions”, as modified in the form attached hereto and hereby incorporated herein, are made part of the Contract Documents. These Supplementary General Conditions contain changes, cross referenced to the original Article and Section numbers, and additions to General Conditions AIA Document A201. When any part of General Conditions AIA Document A201 is not modified or deleted by these Supplementary General Conditions or otherwise modified or deleted on the face of the document, the unaltered part remains in effect except to the extent of any inconsistencies in which event these Supplementary General Conditions shall prevail and govern.

ARTICLE 1 - GENERAL PROVISIONS

1.1.8	The following is added as Section 1.1.8 of the General Conditions:

“Final Completion: Shall mean the date the Contract has been fully performed, all the Work has been completed, Contractor shall have obtained and delivered to Owner a Certificate of Occupancy or its equivalent for the Project (subject to Section 9.10.2.1(b) hereof), Owner is able to use the Project for its intended purposes, and a final Certificate for Payment has been issued by the Architect and approved by the Owner and Owner’s Lenders pursuant to the Contract.

1.1.9	The following is added as Section 1.1.9 of the General Conditions:

“Vendor: “Vendor” means any person or entity (including employees, agents and representatives thereof) which has a purchase order or other agreement to provide materials, supplies, equipment and/or related services for the Work and/or provide installation services at the site for the Work, through a contract, purchase order or other arrangement with Contractor or any Subcontractor at any tier, and includes any party any of them are responsible or liable for at law or under the Contract Documents.”

1.2	EXECUTION, CORRELATION and INTENT

1.2.1	The following is added to the end of Section 1.2.1 of the General Conditions:

“The enumeration of particular items in the Specifications and/or Drawings and/or other Contract Documents shall not be construed to exclude other items. Subject to the terms of the GMP Agreement, if any, the Contract Documents are complementary, and what is required by or reasonably inferable from any one of the Contract Documents (including either a Drawing or Specification) as being necessary to produce the intended results shall be binding and required as a part of the Work as if required by all Contract Documents.”

1.4.2	The following is added as Section 1.4.2 of the General Conditions:

“1.4.2 Contractor hereby agrees and accepts that Contractor has a duty to refer all questions with respect to any doubts or concerns over the intent or appropriate interpretation of the Contract Documents to Architect for Architect’s decision.

1.4.2.1	The failure of Owner to insist in any one or more instances upon a strict compliance with any provision of this Contract, or to exercise any option herein conferred, shall not be construed as a waiver or relinquishment of Owner’s right thereafter to require compliance with such provision of this Contract, or as being a waiver of Owner’s right thereafter to exercise such option, and such provision or option will remain in full force and effect.

1.4.2.2	If there is any inconsistency in the Drawings or any conflict between the Drawings and Specifications, Contractor shall provide the better quality or greater quantity of Work or materials, as applicable, unless Owner directs otherwise in writing, subject to the GMP Agreement, if any.

1.4.2.3	Contractor shall be responsible for dividing the Work among the appropriate Subcontractors and Vendors. No Claim will be entertained by Owner based upon the organization or arrangement of the Specifications and/or the Drawings into areas, sections, subsections or trade disciplines existing as of the date of the GMP Agreement or made thereafter by Contractor.

1.4.2.4	Detail drawings shall take precedence over scale drawings, and figured dimensions on the Drawings shall govern the setting out of the Work, subject to the GMP Agreement, if any.

1.4.2.5	Unless the Specifications or GMP Agreement expressly state otherwise, references to documents and standards of professional organizations shall mean the latest editions published prior to the date of the Agreement.

1.4.2.6	Technical words, abbreviations and acronyms in the Contract Documents shall be used and interpreted in accordance with customary usage in the construction industry.

1.4.2.7	Whenever consent, permission or approval is required from any party pursuant to the provisions of the Contract Documents, such consent, permission or approval shall, unless expressly provided otherwise in this Agreement, be given or obtained, as applicable, in writing.”

1.5.3	The following is added as Section 1.5.3 of the General Conditions:

“Contractor shall carefully and continually study and compare any Drawings or Specifications referenced in this Contract and revisions thereto along with actual conditions, dimensions, elevation lines and grades of the site and the Work, and shall at once report to Owner or Architect any error, inconsistency, or omission that it may discover. Should Contractor discover any error or inconsistency in the Contract Documents, Contractor, before proceeding with the Work, shall inform Owner or Architect. Contractor’s duty to carefully study and compare Contract Documents with each other and report to Owner or Architect any errors, inconsistencies or omissions extends for the full term of the Project. Contractor shall not avail itself of any manifestly unintentional error or omission should such exist. Contractor is responsible for the intermeshing of the various parts of the Work so that no parts shall be left in an unfinished or incomplete condition owing to any disagreement among the various Subcontractors or Subcontractors and Contractor as to where the Work of one begins and ends with relation to the Work of the others. If Contractor reasonably believes that a change to the Contract Documents constitutes a change in the Work, Contractor may request a Change Order to be issued in accordance with the Contract Documents. Any item of Work mentioned in Specifications but not in Drawings or shown on Drawings but not in the Specifications shall be provided by Contractor without extra charge as if shown or mentioned in both, subject to the GMP Agreement, if any. If any provisions of the Contract Documents conflict with any other provision of the Contract Documents, the Supplementary General Conditions shall govern over any conflicting provisions that appear elsewhere in the Contract Documents, subject to the GMP Agreement, if any. When more than one material, brand, or process is specified for a particular item of Work, the choice shall be Contractor’s subject to Owner’s or Architect’s approval. Contractor may, after notifying Architect or Owner, select the one it considers to be the best. Approval by Architect or Owner of materials, suppliers, processes, or Subcontractors does not imply a waiver of any Contract requirements including, without limitation, Contractor’s warranty,. When only one product and manufacturer is specified, this is the basis of the Contract, without substitution or exception, subject to the GMP Agreement, if any. All products and/or materials shall be installed in strict accordance with manufacturer’s directions, except to the extent otherwise agreed in writing by the parties. All Work shall conform to the Contract Documents. No change therefrom shall be made without review and written acceptance by Owner or Architect.”

ARTICLE 2 - OWNER

2.2.2	Section 2.2.2 of the General Conditions is amended by adding the following after the end of that Paragraph:

“In the event any easements are required to be obtained in order for Contractor to perform any portion of the Work on the Project site, and Owner elects not to or is unable to obtain such easements, Contractor shall be relieved of its obligations to perform such affected portion of the Work and an appropriate Change Order shall be issued.”

2.2.3	Section 2.2.3 of the General Conditions is amended by adding the following after the end of that Paragraph:

“To the extent such items are made available to Contractor by Owner or Architect, such information is furnished solely for the convenience of Contractor. There is no warranty or guaranty, either express or implied, that the conditions indicated

by such items are representative of those existing throughout the areas where the Work is to be performed. Contractor shall exercise care in accordance with Article 3 of the AIA 111 in executing subsurface Work in proximity of known subsurface utilities, improvements and easements.”

2.3.1	Section 2.3.1 of the General Conditions is amended as follows:

In Line 3 after “Documents,” add “or fails or refuses to provide a sufficient amount of properly supervised and coordinated labor, materials, or equipment so as to be able to complete the Work within the Contract Time or fails to remove, discharge and cancel in accordance with the Contract Documents any lien, Claim, notice or privilege filed upon the site or any Owner’s property by anyone claiming by, through, or under Contractor, or disregards the instructions of Architect or Owner when based on the requirements of the Contract Documents,”. The following sentence is hereby added to the end of Section 2.3.1: “This right shall be in addition to, and not in restriction of, the Owner’s rights under the Contract Documents.”

ARTICLE 3 - CONTRACTOR

3.1.1	The following is added at the end of Section 3.1.1 of the General Conditions:

“Contractor and all Subcontractors are duly authorized and have the necessary license(s) to practice and perform all Work in the jurisdiction of the Project and will remain so licensed at all times relevant to the Work and Project. Contractor shall produce such license(s) to the Owner upon request, and Contractor shall be responsible to obtain copies of such license(s) from all Subcontractors prior to allowing them to perform Work on site. Contractor has substantial experience in performing major projects with scopes of work similar to the Work defined herein, is familiar with the activities of the governmental bodies having authority over the Project and has expertise and experience managing Subcontractors on projects of similar scope within the same area as the Project. Contractor also represents that such experience includes performing major projects with stringent time constraints. The standard by which Contractor shall be judged in its performance of this Agreement and its exercise of judgement hereunder shall be as provided in Article 3 of the AIA 111 and consistent with such other Contractor representations, warranties and covenants contained in the Contract Documents.”

3.2.3	The following is added in lieu of Section 3.2.3 of the General Conditions:

“3.2.3	Contractor represents and warrants to Owner that:

3.2.3.1

Contractor has had ample time to and has visited and examined the site and has reviewed the physical conditions affecting the Work and the reports furnished by Owner, and will continue to do all of the foregoing, and is familiar with all of the conditions on, above ground and affecting the site, as Contractor deemed necessary or desirable based on Contractor’s skill, experience and knowledge and the scope of the Work and terms of the Contract Documents. Contractor has verified field conditions, and carefully and fully compared such field conditions, site observations and other information known to

Contractor with the Contract Documents (including the requirements thereof) and has notified Owner or Architect of any omissions, errors or discrepancies discovered and has satisfied and will continue to satisfy itself as to: (a) access thereto; (b) the location of all utility pipelines and wiring conduits which can be ascertained through site visits or by any documents which are provided by Owner; (c) the type of equipment and facilities needed before and during prosecution of the Work; (d) the general and local labor and weather conditions and availability of materials and equipment under which the Work is to be performed; (e) the presence of observable or known construction hazards, if any; (f) the nature, location, and character of the Work and the site, including, without limitation, all improvements and obstructions observable or known on the site both natural and man-made; and (g) all other matters observable or known which may affect the Contractor’s means, methods, techniques and procedures necessary to construct the Work in strict accordance with the Contract Documents and otherwise fulfill its obligations under the Contract Documents.

3.2.3.2	Prior to commencing its procurement and construction activities, Contractor shall further verify at the site all measurements and levels necessary for proper construction of the Work, including the fabrication, assembly and installation of materials and equipment to be incorporated into the Work and shall further carefully compare such verified field measurements and conditions with the requirements of the Contract Documents.

3.2.3.3	If the Contractor observes any failure of the Contract Documents to conform with applicable Laws, Contractor shall immediately notify Owner or Architect in writing and identify any such discrepancies and obtain written instructions from Owner before proceeding with any part of the Work affected thereby. If the Contractor performs Work that it knows to be contrary to Laws applicable to such Work without so notifying the Owner or Architect, Contractor shall assume full responsibility for such Work and shall bear all costs (including loss and damage due to delays) of correction, repair and replacement attributable thereto as non-allowable Costs of the Work, though subject to Owner’s approval in accordance with paragraph 2.2 of the Addendum to the AIA 111 Contractor may utilize a portion of the Contingency for such costs.

3.2.3.4	If Contractor discovers or otherwise becomes aware of any errors, discrepancies, omissions, duplications or conflicts in the Contract Documents at any time during the course of the Work, Contractor shall immediately notify Owner in writing and obtain written instructions from Owner before proceeding with any part of the Work affected thereby. If the Contractor performs any Work relating to any such errors, discrepancies, omissions, duplications in the Contract Documents without so notifying the Owner or Architect, Contractor shall bear all costs of correction and adverse scheduling impacts attributable thereto as non-allowable Costs of the Work, though subject to Owner’s approval in accordance with paragraph 2.2 of the Addendum to the AIA 111 Contractor may utilize a portion of the Contingency for such costs.

3.2.3.5	Contractor will not engage in, nor commit its personnel to engage in, any other projects while performing Work on the Project to any extent that such other projects may materially and adversely affect the quality or efficiency of the Work required to be performed by Contractor in connection with this Project or which will otherwise be detrimental to the carrying on and completion of this Project.”

3.2.4	The following is added as Section 3.2.4 of the General Conditions:

“3.2.4 General Description. Contractor covenants and agrees that Contractor’s Work and all Work performed by any Subcontractor or Vendor shall be carried out: (a) with a proper supply of labor, materials and equipment; (b) in full compliance with the requirements contained in, indicated on and reasonably inferable from the Contract Documents given Contractor’s status as a contractor experienced with construction projects similar in size and complexity to the Work, (c) in full compliance with all laws, consents, ordinances, mitigation measures, codes, rules, directives, orders, permits, statutes, and regulations, whether federal, State or local, and whether governmental or public administrative (collectively, “Laws”) applicable to Contractor’s Work under the Contract Documents; (d) diligently and in the best manner to assure completion on or before the end of the Contract Time, (e) in full compliance with the “Technical Studies and Reports” set forth on Exhibit A attached to these Supplementary General Conditions, (f) by qualified design professionals where applicable, and (g) in full compliance with insurance applicable to the Work. The term Laws shall also include, without limitation, those specific permits, approvals and entitlements set forth on Exhibit B attached to these Supplementary General Conditions. Applicable Laws shall supersede the Contract Documents if there is any conflict; provided, however, that if any applicable Laws shall necessitate a Change to or deviation from the Contract Documents, Contractor shall obtain Owner’s written consent prior to implementing that Change, subject to Article 7 of the General Conditions and Supplementary General Conditions. Contractor shall be responsible for failing to report any discrepancy between the Contract Documents and applicable Laws of which Contractor knows consistent with the terms of the Contract Documents. If Contractor performs any part of the Work knowing it is in violation of any such Laws applicable to Contractor’s Work under the Contract Documents without so notifying the Owner or Architect in writing, Contractor shall bear all costs of correction and adverse scheduling impacts as non-allowable Costs of the Work, though subject to Owner’s approval in accordance with paragraph 2.2 of the Addendum to the AIA 111 Contractor may utilize a portion of the Contingency for such costs. Should any governmental authority having jurisdiction over the Work mandate compliance with any changes to applicable Laws or Laws that have been enacted after Work has commenced, Contractor shall, subject to consultation with and written approval by Owner, construct the Work in accordance with such applicable Laws, the cost of which will be addressed in a Change Order. In fulfilling its responsibilities under the Contract Documents, Contractor shall furnish, coordinate, manage and pay as a Cost of the Work in accordance with Article 7 of the AIA A111 for all services and personnel, labor, machinery, tools, materials, necessary to:

3.2.4.1	Cause the Work to be constructed in compliance with: (a) the latest approved Drawings and Specifications for construction purposes; and (b) all applicable Laws (including all changes in Laws) (with Change Orders where required for changes);

3.2.4.2	Provide at all times until Final Completion a sufficient and competent organization, which shall include the skilled services of all senior managers, site supervisors, qualified scheduling personnel, superintendents, foremen, engineers, skilled and unskilled craft labor and supervisors and all other personnel necessary or desirable to plan, prosecute and construct the Work in accordance with the Contract Documents;

3.2.4.3	Provide the skilled services of buyers, expediters and other personnel necessary to achieve the timely delivery and use of (a) all materials, supplies and equipment to be incorporated into the Work by Contractor, Subcontractors and Vendors, and (b) all construction machinery and equipment, tools and expendable construction materials and supplies necessary or desirable for the Work;

3.2.4.4	Coordinate the schedules and operations of all Subcontractors and Vendors of every tier and cooperate with Owner and Owner’s other contractors and consultants and Owner’s Lenders (as defined in Section 15.1 hereof) so that the Contractor’s Work and the work of others will progress smoothly with a minimum of disruptions and interference to any party;

3.2.4.5	Be responsible for protection of the Work, including all materials and equipment to be utilized during the Work, from theft or damage or other harm, whether in transit or in storage on-site or off-site, until achievement of the applicable date of Intermediate Substantial Completion, or Substantial Completion of the Work or designated portion thereof for areas not covered by the Intermediate Substantial Completion Dates, unless otherwise mutually agreed by the Owner and Contractor and subject to paragraph 9.9 of the General and Supplementary General Conditions;

3.2.4.6	Enforce strict discipline and good order among the employees of Contractor, Subcontractors and Vendors while at the site or otherwise performing this Contract;

3.2.4.7	Give all notices and secure all required certificates of inspection, testing or approval necessary or incidental to the prosecution of the Work, for delivery to Owner;

3.2.4.8	Provide Owner with the full benefit of all Vendor’s warranties applicable to all equipment and materials furnished by the Contractor;

3.2.4.9

Maintain at the site one record copy of all Drawings, Specifications and revisions thereto, the “Project Schedule”, all schedule updates, all Change Orders, approved material lists, brochures, technical data submissions and RFI’s, RFI responses, submittals, Shop Drawings, Construction Change Directives, Samples, all correspondence and transmittals pertaining to the Work and all other records relating to the status of all Work-related materials, equipment and construction activities;

3.2.4.10	Provide Owner with three (3) complete sets of operating and maintenance manuals for all equipment installed as part of the Work;

3.2.4.11	Provide Owner with red-lined as-built drawings electronically on disc in PDF or TIF format prior to Final Payment after the completion by each Subcontractor of their respective portions of the Work;

3.2.4.12	Upon Owner’s written request, provide Owner copies of correspondence, memoranda and bulletins by Contractor to Architect, consultants and public agencies and copies of all written communications received from public agencies. Provide to all Subcontractors (with concurrent written notice to Owner), and cause all Subcontractors to provide, all notices required by applicable Laws relating to the Contract and/or Work, including but not limited to notice of payments received. Copy Owner on all default, stop work or termination notices sent to or received from Subcontractors at every tier, and any others performing any Work;

3.2.4.13	Contractor shall maintain records, in duplicate, of principal building layout lines, elevations of the bottom of footings, floor levels and key site elevations certified by a qualified surveyor or professional engineer to Owner’s and Owner’s Lender’s satisfaction; and

3.2.4.14	Jon Jacobsmeyer is authorized to act on behalf of Contractor with regard to the Work and Contract Documents, and is the individual with whom Owner may consult at all reasonable times, and the instructions, requests and decisions of said individual will be binding upon Contractor as to all matters pertaining to this Contract and the performance of the parties hereunder. The individuals who shall be responsible on behalf of Contractor for supervising the Project are set forth on Contractor’s Personnel List attached as Exhibit C to these Supplementary General Conditions. Except for reasons beyond its control, Contractor shall not change the individuals designated on said Exhibit C through Substantial Completion without the prior written approval or direction of Owner. At least one Project Superintendent or other Project staff member shall be at the site on a full-time basis and at all times while any Work is being performed.”

3.2.4.15 The record Drawings shall be one (1) set of black (or blue) and white prints of the Drawings on which it must record all “as-built” changes during the course of construction.

3.2.4.16	All as-built documents shall be kept current and Contractor shall not permanently conceal or cover any Work until all required information has been recorded.

3.2.4.17	Records of exterior underground utilities shall be made at the time of installation.

3.2.4.18	In marking any as-built conditions, Contractor shall cause such Drawings to indicate by measured dimension to building corners or other permanent monuments the exact locations of all piping, conduit or utilities concealed underground. As built Drawings shall be made to scale and shall also include exact locations of valves, pull boxes and similar items as required for maintenance or repair service. Prior to Final Completion and as a condition to Final Payment, Contractor shall be responsible for providing Owner and Owner’s Lenders with a fully completed and accurate set of all as-built Drawings in an acceptable electronic format, as Contract Documents for Owner’s permanent records.

3.2.4.19	All documents described in this Section 3.3.9, including the as-built Drawings, shall be readily accessible at the site for inspection upon request by Owner, Owner’s Lenders, the Architect and/or their authorized representatives throughout the course of the Work.”

3.3.4	The following is added as Section 3.3.4 of the General Conditions:

“Contractor shall attend project meetings on a periodic or special basis as requested by Owner at times and in places that Owner shall reasonably determine. Contractor shall be responsible for securing attendance of its Subcontractors at meetings.”

3.3.5	The following is added as Section 3.3.5 of the General Conditions:

“3.3.5 Preconstruction Services. Contractor shall as a Cost of the Work furnish, coordinate, manage and pay for all services, personnel, labor, material, equipment, machinery and tools for the Work, and shall:

3.3.5.1	Search for and timely recommend from time to time to Owner various value engineering and other cost savings measures during the entire progress of the Work to reduce the Cost of the Work to the fullest extent possible while maintaining the quality required by the Contract Documents. Owner will then elect, in its sole discretion, whether or not to implement such measures in connection with the Work.

3.3.5.2

Timely review designs with Owner and Architect, including, but not limited to, to the extent applicable, architectural designs, structural, HVAC, plumbing, fire protection, power and lighting, security systems and communications, interior designs, and vertical transportation to assure compliance with the Project requirements. Advise on the site use and improvements, selection of materials, Project and site systems and equipment, improvements to the Project and site, call and security systems, and methods of Project delivery. Provide recommendations on relative feasibility of construction methods, availability of materials and labor, time requirements for procurement, installation and construction, integration into existing Project and site systems, and factors related to cost including, but not limited to, costs of alternative designs or materials, preliminary budgets and possible economics.

3.3.5.3	Advise Owner in writing promptly upon discovery if, in the judgment of Contractor, the issuance of architectural or engineering documents does not meet schedule requirements or if the information provided on such documents is inadequate for the current purposes intended as it relates to Contractor’s Work or if requirements of such documents conflict with other documents issued or with existing conditions on the site. In any such event, Contractor may issue a Request for Information (“RFI”) to the Architect.

3.3.5.4	In its performance pursuant to the Contract Documents, including the preconstruction services, Contractor does not assume any responsibility for design errors, omissions or inconsistencies.

3.3.6	The following is added as Section 3.3.6 of the General Conditions:

“3.3.6 At all times during any partial use or occupancy by Owner or others, Contractor shall, and shall cause all Subcontractors and Vendors to, abide by each and all of the following requirements:

3.3.6.1	Access to the Project and Work area by construction personnel shall be the most inconspicuous route available, in order that the general public and the Owner’s personnel are not inconvenienced. Access shall be arranged with Owner prior to commencement of Work. Access to restricted and/or limited access areas required by Work shall be coordinated with Owner.

3.3.6.2	Owner’s toilet facilities and the Project’s permanent toilet facilities are not to be used by construction personnel.

3.3.6.3	During the FF&E and finish phase of construction, construction personnel are not permitted to eat and smoke where materials are in place nor use tables and chairs or other furniture that are part of the Project. During this phase of the Project, Owner will designate appropriate places for eating.

3.3.6.4	Quiet and courtesy with respect to Owner’s employees and guests is mandatory.

3.3.6.5	Use all best efforts to ensure that Contractor’s and all Subcontractors’ activities do not interfere with any Project and site systems (i.e., electric, elevator, plumbing, HVAC, etc.) necessary to maintain ongoing operations of the Project and site.

3.3.6.6	Power outages, mechanical shutdown and so forth shall be carefully coordinated with Owner. Contractor will provide Owner with two (2) full business days, advance notice of any planned shutdowns of any basic Project or site systems, and will obtain Owner’s written approval prior to commencing any such shutdown.

3.3.6.7	All life safety systems requiring shut-down or tie-ins, in accordance with the above clause, shall be coordinated with Owner and shall be performed at such a time to minimize any effect of the safety, health and welfare of the building’s occupants. At the conclusion of each work-day, all operable life safety systems shall be energized and operative.

3.3.7	The following is added as Section 3.3.7 of the General Conditions:

“3.3.7 Site Security. Owner may elect to provide and/or maintain security (including patrol guards) of its own choosing for the whole or portions of the Work and/or site and/or adjacent property, but Owner shall not have any obligation, responsibility or liability of any kind to any party whether or not Owner arranges for any security. Such Owner arranged or provided security shall in no event release Contractor from or diminish any of Contractor’s obligations under the Contract Documents, and solely Contractor shall be responsible for security at and of the Work and site, regardless of any security arranged for by Owner. Owner shall not assume or incur any responsibility or liability relating to any security arranged by Owner. Contractor shall cooperate with Owner’s security personnel and shall comply with all requests made by such personnel to secure and protect the Work and the site.”

3.3.8	The following is added as Section 3.3.8 of the General Conditions:

“3.3.8 Subject to extensions for Owner Delays or Force Majeure Delays as provided in Article 8 hereof, Contractor agrees to cause the Work to be performed in such a manner so that upon achievement of each of the Intermediate Substantial Completion Dates, and prior to Substantial Completion of the entire Work as mutually agreed by the parties, Owner will have access to such areas in order to (a) begin installing Owner’s FF&E at the site, (b) begin training its personnel at the site, and (c) and perform other tasks Owner deems necessary in connection with the opening of the Project.”

3.4.1.1	The following is added as Section 3.4.1.1 of the General Conditions:

“Contractor shall be solely responsible as a Cost of the Work for the design, transport, erection, inspection and maintenance of all temporary supports and structures; including, but not limited to, electricity and lighting, heat, telephone and fax, water, sanitary facilities, fire protection, hoisting equipment and machinery, staging and scaffolding, temporary equipment and materials, all shoring and bracing, all cranes, hoists, derricks and supports, barriers and fencing, water control, field office, storage facilities and all other types of temporary supports and structures required for the Work and provided by

Contractor or its Subcontractors while performing the Work. Contractor shall provide and maintain reasonable safety precautions to protect the public and avoid obstruction or interference with vehicular or pedestrian traffic in public streets, alleyways or private rights-of-way. Contractor shall, or shall cause Subcontractors to, leave proper access to hydrants and other similar places, and shall provide sufficient lighting during working hours and from twilight of each day until full daylight of each following day. When work is suspended, Contractor shall, or shall cause Subcontractors to leave roadways and sidewalks in proper condition and restore all such to good condition on completion of the Work but only to the extent required by the Contract Documents and subject to paragraph 3.13.1 herein. Contractor shall, or shall cause Subcontractors to, maintain and keep in good repair, shift and alter as conditions may require, all guard rails, passageways and temporary structures and remove same when the Work is completed or when the need for their use has ceased but only to the extent required by the Contract Documents and subject to paragraph 3.13.1 herein.”

3.4.4	The following is added as Section 3.4.4 of the General Conditions:

“Contractor has the responsibility to ensure that all Vendors and Subcontractors, their agents, and employees adhere to the Contract Documents, and that they order materials on time, and that they provide materials on time. Contractor shall coordinate its Work with that of all others on the Project including deliveries, storage, installations, and construction utilities. Contractor shall be responsible for the space requirements, locations, and routing of its equipment. In areas and locations where the proper and most effective space requirements, locations, and routing cannot be made as indicated, Contractor shall meet with all others involved, before installation, to plan the most effective and efficient method of overall installation, subject to Article 7 of the General Conditions and Supplementary General Conditions.”

3.5	WARRANTY.

3.5.1	The following is added in lieu of Section 3.5.1 of the General Conditions:

“In addition to any other warranties, Contractor guarantees and warrants to Owner that (a) the entire Work, whether performed by Contractor’s own personnel or by any Subcontractors or Vendors, shall be first class in quality, free from all defects whatsoever (including, without limitation, patent, latent or developed defects or inherent vice (except inherent vice or developed defects resulting to the extent due to material specified by the Contract Documents unless Contractor knows, but without any further independent duty to investigate, that such specified items are subject to inherent vice or developed defects), and in strict conformance with the Contract Documents, the prevailing standard for construction practices and quality as provided in Article 3 of the AIA 111, and (b) all materials, appliances, mechanical devices, equipment and supplies incorporated into the Work shall be new and of such quality to strictly meet the requirements of the Contract Documents. If requested by Owner at any time and from time to time, Contractor will furnish satisfactory evidence to Owner as to the kind and quality of materials, appliances, mechanical devices, equipment and supplies. All Work not conforming to the requirements of this Section (including, without limitation, substitutions or deviations not properly approved and authorized by Owner or Architect in writing), shall be considered defective.

Owner shall have the benefit of all warranties and guarantees with respect to any of the foregoing given by the Vendor, the manufacturer, retailer, or other supplier thereof, which shall be supplied to Owner promptly after Contractor’s receipt thereof and all warranties and guarantees provided by Subcontractors, suppliers, and Sub-subcontractors shall be deemed to run in favor of Owner, and Owner is hereby expressly declared to be an intended third-party beneficiary of any agreements between Contractor and its Subcontractors and Vendors relating to the Work or any part of it (though Owner shall not seek enforcement directly against any Subcontractor except upon and after any uncured default by Contractor).

3.5.1.1	Each subcontract shall contain a similar guaranty as in Section 3.5.1 above, and Owner shall be the beneficiary of each such guarantee made by any Subcontractor. Contractor will obtain guarantees and warranties, to the extent required by the Contract Documents, from suppliers and manufacturers thereof, of all machinery, all heating and plumbing fixtures and supplies, all electrical motors, appliances and devices, all hardware, and all other fixtures and equipment used in the Work by Contractor or any Subcontractor, and Contractor shall obtain or cause to be obtained and delivered to Owner assignments thereof to Owner, or written confirmations from the guarantors that such guarantees and warranties run to the benefit of Owner. In addition to the foregoing stipulations, Contractor shall comply with all other warranties referred to in any portions of the Contract Documents or otherwise provided by law or in equity, and if warranties overlap, the more stringent requirement shall govern.

3.5.1.2	Contractor’s warranty obligations set forth in this Section 3.5 shall apply to Work done by Subcontractors or Vendors, as well as to Work done by direct employees of Contractor, and such provisions shall survive acceptance of the Work and survive any termination of the Contract so long as Contractor is paid in accordance with the Contract for all Work properly performed and completed pursuant to the Contract through such termination, and Contractor shall be responsible to fully indemnify and hold Owner harmless from any and all liens, Claims, notices, privileges, lawsuits, costs and expenses which may arise out of the failure of the Contractor to fulfill its warranty obligations pursuant to this Contract.”

3.5.2	The following is added as Section 3.5.2 of the General Conditions:

“ALL WARRANTIES SHALL INCLUDE LABOR AND MATERIALS AND SHALL BE SIGNED BY THE MANUFACTURER OR SUBCONTRACTOR AS THE CASE MAY BE. ALL WARRANTIES SHALL BE ADDRESSED TO OWNER AND DELIVERED BY CONTRACTOR TO THE OWNER UPON COMPLETION OF THE WORK AND BEFORE OR WITH THE SUBMISSION OF REQUEST FOR FINAL PAYMENT. OWNER SHALL, IN ADDITION TO THE GUARANTEE AND WARRANTY PROVIDED IN THIS SECTION 3.5, ALSO HAVE THE BENEFIT OF, AND CONTRACTOR SHALL ASSIGN TO OWNER IN FORM AND SUBSTANCE SATISFACTORY TO OWNER, ALL WARRANTIES, SERVICE LIFE POLICIES, INDEMNITIES AND GUARANTEES WITH RESPECT TO ANY AND ALL MATERIALS, APPLIANCES, MECHANICAL

DEVICES, SUPPLIES AND EQUIPMENT INCORPORATED INTO THE WORK AND GIVEN BY THE MANUFACTURER, RETAILER, OR OTHER SUPPLIER, WHICH SHALL BE SUPPLIED AND ASSIGNED TO OWNER PROMPTLY AFTER SUCH IS RECEIVED BY OR BECOMES AVAILABLE TO CONTRACTOR AND AS A CONDITION TO FINAL PAYMENT. FURTHER, AT OWNER’S REQUEST, CONTRACTOR SHALL REASONABLY ASSIST OWNER IN ENFORCING ALL SUCH WARRANTIES, GUARANTEES, POLICIES AND INDEMNITIES.”

3.5.3	The following is added as Section 3.5.3 of the General Conditions:

“Contractor shall issue in writing to Owner as a condition precedent to Final Payment a “General Warranty” reflecting the terms and conditions of this Section 3.5 for all Work under the Contract, in form and content otherwise satisfactory to the Owner.”

3.5.4	The following is added as Section 3.5.4 of the General Conditions:

“Contractor shall warrant for a period of 1 year from the applicable date of Intermediate Substantial Completion, or Substantial Completion of the Work or designated portion thereof for areas not covered by the Intermediate Substantial Completion Dates, that all buildings shall be watertight and leakproof as required by the Contract Documents except where leaks can be attributed to damage to the building by external forces beyond Contractor’s control or due to the design errors or omissions in the Contract Documents and not to any Work. Contractor shall, immediately upon notification by Owner of water penetration, determine the source of water penetration and, at its own expense unless such leak falls outside this warranty, do any work necessary to make the building watertight. Contractor shall also, at its own expense unless such leak falls outside this warranty, repair or replace any other damaged material, finishes, and furnishings, damaged as a result of this water penetration, to return the building(s) to its original condition. Expenses incurred by Contractor pursuant to this provision are subject to paragraph 2.2 of the Addendum to the AIA 111.”

3.7.3	Section 3.7.3 of the General Conditions is deleted and the following paragraph is substituted in lieu thereof:

“Contractor shall be responsible for failing to report any discrepancy between the Contract Documents and applicable Laws which the review of the Contract Documents required of Contractor hereunder revealed, subject to paragraph 2.2 of the Addendum to the AIA 111.”

3.7.4	The following is added in lieu of Section 3.7.4 of the General Conditions:

“If the Contractor or any Subcontractor or any other party for whom Contractor is responsible performs Work knowing it to be contrary to Laws, the Contractor shall assume-responsibility for such Work and shall bear all costs attributable to the correction thereof or relating thereto (including, without limitation, all fines and penalties), subject to paragraph 2.2 of the Addendum to the AIA 111.”

3.7.5	The following is added as Section 3.7.5 of the General Conditions:

“In no event shall Contractor perform any Work at the Project site until all required permits and approvals have been obtained for such Work.”

3.9.2	The following is added as Section 3.9.2 of the General Conditions:

“Contractor shall not change or reassign the personnel assigned to this Project as listed on Exhibit C attached hereto without prior written approval of Owner unless that individual ceases to be employed by Contractor or is otherwise unable to perform his or her job duties due to disability. Owner shall otherwise have the right to terminate for cause the Contract. Upon Owner’s request, Contractor shall provide an organization chart or other similar document, showing the identity of all Contractor’s employees performing in a supervisory, administrative or management role with responsibility for this Project at all times during the course of the Work. Contractor shall maintain order and discipline among the workmen at all times. Any workmen not complying with the provisions of the Contract Documents shall be immediately removed by the Contractor from Owner’s premises.”

3.10.4	The following is added as Section 3.10.4 of the General Conditions:

“If any schedule or revised schedule submitted by Contractor sets forth a date for Substantial Completion for the Work or any phase of the Work beyond the date(s) for Substantial Completion established in the GMP (as the same may be extended as provided in the Contract Documents), then Contractor shall submit to Owner for their review and approval a Recovery Plan pursuant to Section 8.3.6 hereof.”

3.12.5	The following is added at the end of Section 3.12.5 of the General Conditions:

“1.	Sample submittal requirements:

a.	Three each plus the number the Contractor requests to be returned.

“1.	Submittal Procedures:

a.	All submittals shall be identified with the job name, location, and Architect’s job number. Allow space for a 5”x3” review stamp. Submittals shall be consecutively numbered by Contractor and have been signed and dated with approval by the Contractor prior to submission to the Architect. Both prints and transparencies shall be so identified and signed.

b.	Bound sets of brochures, catalog sheets, specifications and materials lists shall include an index sheet, completely identifying the entire contents of the submittal in sequential order.

c.	In lieu of signing each brochure or specification sheet, Contractor may indicate on the letter of transmittal that it has reviewed and approved all the material included. This does not eliminate the requirement for identification information.

d.	Architect will return to Contractor one copy of the transparency of Drawings and the number of brochures requested, stamped and signed with observations noted, if any.

e.	Handle resubmittals the same as original submittals, but identify as such and use the original Shop Drawing number.

f.	Each submittal shall be accompanied by a letter of transmittal containing a complete itemized and numbered list of the submitted material, together with the Subcontractor’s or Vendor’s name. Separate letters of transmittal shall accompany each submittal from different Subcontractors or Vendors.

g.	Identify each sample with a label with the following information:

1) Complete identification information in accordance with this submittal procedure.

2) Name, finish, and composition of the material.

3) Location or intended use on the project.

h.	Provide samples of sufficient size to show all salient features of the material or item which are truly representative of the extremes of variation in color, texture, finish, and construction to be expected in the installed work. Samples of framing materials shall include a cornerjoint.

i.	Upon review, the requested number of the samples will be returned to Contractor. The sample retained by Architect will constitute the minimum standard of acceptable quality and appearance of all materials to be installed of the type represented by the sample.

2.	At the option of Owner or Architect, samples may be subject to testing. In such event, additional samples as may be required shall be supplied by the Contractor as a Cost of the Work.”

3.13.1	The following is added in lieu of Section 3.13.1 of the General Conditions:

“3.13.1 Contractor shall: (a) confine its operations at the site to areas designated by Owner; (b) not unreasonably encumber the site or encumber areas in the vicinity of the site with materials, equipment or debris; (c) coordinate its activities with the Owner’s and Owner’s other contractors in advance; and (d) not block or hinder public parking facilities without Owner’s prior written approval. To the extent reasonably possible, Contractor shall preserve and protect all existing vegetation on or adjacent to the site which is not to be removed or required to be disturbed in the performance of the Work. Contractor shall not be responsible for costs and expenses incurred as a result of failure to adhere to the requirement of this Section. Contractor shall make itself familiar with and use all best efforts to protect all existing improvements and/or utilities at or near the site from damage. Contractor shall not be responsible for repairing any such damage and for the related costs and expenses, except to the extent paid by insurance. Notwithstanding the previous sentence, Contractor’s subcontractors of any tier shall be responsible for repairing any such damage and for related costs and expenses. Neither Contractor nor any Subcontractor or Vendor shall post, erect or place on the site, the Work, Owner’s premises or the Project any sign, banner, billboard or display for marketing, advertising, promotional or other similar reasons, and no trade names or other identification shall appear on any item of the Work or at any place on the Project where such name or identification will be seen by the general public, except as approved in writing by Owner.”

3.13.2	The following is added as Section 3.13.2 of the General Conditions:

“If, due to a request by Owner for Owner’s convenience and not because of any fault or delay of Contractor or any Subcontractor or any Vendor or any one for whom any of them are responsible, it becomes necessary at any time during the progress of the Work under this Contract to move materials and/or trailers and equipment which are to enter into the construction, or equipment which has been temporarily placed, Contractor or any Subcontractor or any Vendor furnishing said materials or equipment shall, when so directed by Owner or Architect, move them or cause them to be moved as a Cost of the Work.”

3.14.1.1	The following is added as Section 3.14.1.1 of the General Conditions:

“A.	Contractor and each Subcontractor shall provide all chases and openings in its work required by other trades and all cuttings and patching required to complete installation of its work.

B.	Cutting shall be done with tools and methods that prevent unnecessary damage to surrounding areas or equipment. No cutting shall be done that will in any way reduce the structural strength of the building. Should such cutting be necessary, Contractor shall consult Architect, and shall not proceed with such operation unless Architect’s written approval, after consultation with Owner, to do so is given.

C.	Contractor and each Subcontractor shall furnish each other with the exact location and size of all holes and openings required for their work.

D.	Patching shall match adjacent surfaces to the satisfaction of Owner and Architect. When repainting painted surfaces, it will be necessary to repaint not less than the entire plane surface involved.

E.	Exposed cut surfaces must be neatly and completely finished by patching, filling, etc., as required to the satisfaction of Owner and the Architect, or at Owner’s and Architect’s discretion covered with approved finish materials such as metal or wood trim, adequately fastened and aligned. Paint or other suitable finish shall be applied to the satisfaction of the Owner and Architect.

F.	Patching in finish work shall be done by the trade responsible for such finish work. The cost of such patching is to be paid by the trade responsible for cutting.”

3.15.1	Add the following after Section 3.15.1 and before Section 3.15.2

3.15.1.1	At Substantial Completion of the entire Work (but not the Intermediate Substantial Completion Dates which are subject to the Completion and Liquidated Damages Exhibit), Contractor shall perform the following:

(a)	removal of all wastes and rubbish;

(b)	cleaning of all walls and other surfaces including tile, wood and glass surfaces;

(c)	replacement of all broken glass (including removing labels, washing and polishing both sides);

(d)	cleaning and polishing of all plumbing fixtures and equipment;

(e)	restoring existing facilities such as roads, other paved surfaces, fencing and curbing at the site to either their pre-existing condition to the extent required by the Contract Documents and subject to paragraph 3.13.1 herein;

(f)	requiring affected Subcontractors to promptly remove from the site all temporary offices, tools, equipment, machinery and surplus materials not required for the continued performance of the Work and otherwise leaving the designated areas “vacuum clean;”

(g)	machine-sweep and clean all drive-way surfaces;

(h)	grind, smooth, and sweep clean any concrete surfaces, as necessary or desirable;

(i)	remove temporary protections;

(j)	remove marks, spots, dust, stains, fingerprints and other soil or dirt from all floors, tile, walls, finishes, marble, finished materials, fixtures, equipment and other Work, and wash or wipe clean and leave same in undamaged, new condition;

(k)	clean tubs, toilets and other fixtures, cabinet work and equipment, removing stains, paint, dirt and dust, and leave same in undamaged new condition;

(l)	clean all metal finished in accordance with recommendations of the manufacturer and accepted industry standards; and

(m)	clean resilient floors thoroughly with a well rinsed mop containing only enough moisture to clean off any surface dirt or dust and buff dry by machine to bring the surfaces to sheen.

3.15.1.2	Prior to Final Completion, Contractor shall complete any and all items described above in 3.15.1.1 which were either not required by Owner at the time of Substantial Completion or which were not satisfactorily completed and accepted by Owner at the time of Substantial Completion.”

3.15.3	The following is added as Section 3.15.3 of the General Conditions:

“Each Subcontractor upon completion of its division of the Work shall collect and remove all rubbish, surplus material, tools, and scaffolding pertaining to its work. During its work, Contractor, and each Subcontractor, shall keep the Work neat and orderly by frequent periodic waste removal and cleanup. Crates and cartons in which materials, equipment, or fixtures are received shall be removed daily. Contractor and each Subcontractor shall be responsible for daily collection and disposal of rubbish created by their materials, employees, and work. Contractor shall be responsible for the cleanup of debris, dirt, and dust in the Work area. Contractor shall maintain grounds, streets and sidewalks around the Project site in a clean condition. Contractor shall remove all spillage and tracking arising from the performance of the Work from these areas, shall repair any damage to same, and shall establish a regular maintenance program of sweeping and hosing to minimum accumulation of dirt and dust upon same.”

3.18	The following is added in lieu of Section 3.18 of the General Conditions:

3.18	“INDEMNITY

3.18.1	To the fullest extent permitted by law, Contractor hereby indemnifies and agrees to protect, defend, and hold Owner, and Owner’s Lenders, and their respective subsidiaries, affiliates, parent companies and their respective members, officers, directors, managers, employees, agents, shareholders, successors and assigns, heirs, administrators, and personal representatives (collectively, “Owner Indemnitees”) harmless from and against any and all claims, liabilities, obligations, losses, suits, actions, legal proceedings, damages, costs, expenses, awards, or judgments, including, without limitation, reasonable attorneys’ fees and costs (whether or not suit is filed) (collectively “Actions”), any Owner Indemnitee(s) may suffer or incur or be threatened with and whether based upon statutory, contractual, tort or other theory, that are: (i) imposed by law, or (ii) arise by reason of or relating directly or indirectly to (a) the death of or bodily injury to any person or persons, including, without limitation, employees of Contractor, (b) injury to property, (other than the Work itself unless such damage to the Work itself is Contractor’s responsibility pursuant to paragraph 10.2.5 of the AIA 201), equipment or material, including, without limitation, any of the same resulting or arising out of the performance of the Work performed by Contractor or any Subcontractor, or Vendor, (c) violation of or failure to comply with or abide by any Laws related to Contractor’s performance, or variations from the Contract Documents in the actual construction of the Work, (d) not used (e) not used and (f) any breach or alleged breach of Contractor’s warranties, representations, obligations, covenants or agreements set forth in the Contract Documents, and in the case of either (i) or (ii), relate to or arise out of or result from, directly or indirectly, the performance of the Work, or from any act or omission of Contractor, or of any Subcontractor, or Vendor, anyone directly or indirectly employed by them, or anyone for whose acts any of them are liable or responsible at law or under the Contract Documents, regardless of whether or not such Action is caused by an Owner Indemnitee (subject to Section 3.18.2 below).

3.18.2	Other Limitations. Subject to the provisions of this Section 3.18.2, the obligations in Section 3.18.1 above shall apply to and include those claims, causes of action, damages, liabilities, losses, obligations, awards, judgments, costs and expenses arising from the negligent, tortuous, intentional or other acts of the Owner Indemnitees. In the event of contributory negligence by any Owner Indemnitee, Contractor shall only be liable for payment of such claims and losses (including defense costs) in direct proportion to the indemnifying party’s percentage of fault, if any, as determined by a court of competent jurisdiction, or as may be mutually agreed upon by Owner and Contractor. The indemnification obligations in this Section 3.18 shall not be construed to negate, abridge, or reduce other rights or obligations of Contractor or Owner, including, but not limited to, any obligation of indemnity which would otherwise exist at law or otherwise in favor of an Owner Indemnitee. If any Action occurs or is threatened, Contractor shall defend the Owner Indemnitees with counsel reasonably acceptable to such Owner Indemnitee, at Contractor’s expense. The indemnification obligation of Contractor (or any Subcontractor) under this Section 3.18 or otherwise under the Contract Documents, shall not be limited in any way by any limitation on the amount or type of insurance coverages carried whether pursuant to the Contract Documents or otherwise, the amount of insurance proceeds available or paid (except the indemnifying party shall be entitled to an offset against their indemnity obligation to the extent of any insurance proceeds actually received by the indemnitee, without condition or reservation, relating to any Action for which the indemnitee seeks to be indemnified pursuant to an indemnity in this Agreement), or any limitation on the amount or type of damages, compensation or benefits payable by or for Contractor or any Subcontractor or Owner or other person or entity under workmen’s compensation acts, disability benefit acts or other employee benefit acts.

3.18.3	Survival of Indemnification Provisions. The Contractor’s indemnity obligations set forth in this Section 3.18 shall apply irrespective of whether or not any Subcontractors or Vendors obtain or fail to obtain insurance coverages as required herein except as to insurance to be provided by the Owner under the OCIP as provided herein, shall apply during the performance of any Work, and shall survive any termination of this Contract or the Final Completion of the Work, including, but not limited to, as to any event(s) and/or occurrence(s) arising, relating to or occurring as of the earlier of any termination of the Contract and Final Completion of the Work.”

3.19	The following is added as Section 3.19 of the General Conditions:

“3.19	LIENS.

3.19.1

“Contractor agrees to and shall indemnify, defend, and hold Owner harmless from any and against any and all liens or claims of lien, or privileges, claims, notices or actions of any Subcontractor, Vendors, laborer, mechanic, or materialman for labor performed on material or equipment supplied in connection with the Work (provided Owner has paid all sums then properly due and owing to Contractor pursuant to the Contract Documents), and from and against any and all loss, damage, liability, and expense, including cost and attorneys fees incurred by Owner in connection therewith. If at any time Owner at any time up through one year after Final Completion, receives any stop notice, notice of lis pendens, mechanic’s lien or similar claim or privilege, whether or not meritorious pertaining to unpaid amounts for any labor, goods, materials, equipment or services provided as part of Contractor’s scope of Work (and provided Owner has paid all sums then properly due and owing to Contractor pursuant to the Contract Documents), Contractor agrees, at Contractor’s cost and not a Cost of the Work, to immediately cause such notices, privileges, liens or claims to be removed and cancelled, or to file with the appropriate record authority a bond in lieu thereof, in an amount satisfactory to Owner at no cost to Owner. It is expressly understood that all of Contractor’s obligations with respect to this Section 3.19 begin immediately at the outset of any notice or filing of such a claim or privilege, either by correspondence or court proceeding, and without regard to any showing of fault on the Contractor’s part. Contractor’s failure to cause such notices, liens or privileges to be removed and cancelled or to be bonded against (provided Owner has paid all sums then properly due and owing to Contractor pursuant to the Contract Documents), shall constitute a material breach of this Contract entitling Owner to exercise all of its rights and remedies provided hereunder and at law.

3.19.2	If any such notice is received or such lien or privilege (provided Owner has paid all sums then properly due and owing to Contractor pursuant to the Contract Documents) is filed and Contractor does not cause the lien, claim, privilege or notice to removed and cancelled of record (including to be bonded against) within [five (5) working days] after receipt of notice of such lien claim, notice or privilege (or such lesser period in any documents relating to Owner’s Lenders), Owner shall have the right to pay all sums necessary to obtain such removal and cancellation of such lien, privilege, claim or notice and deduct all sums to be paid (including attorneys’ fees and the amount of any obligations assumed by Owner) from the Guaranteed Maximum Price and or from the next succeeding Applications For Payments.”

3.20	The following is added as Section 3.20 of the General Conditions:

“3.20 Training. Prior to and as a condition to payment of the Final Payment, Contractor shall orient and instruct the responsible maintenance personnel designated by Owner in the operations of all equipment and shall provide the maintenance personnel with pertinent literature and operational manuals for all equipment designated by Owner.”

3.21	The following is added as Section 3.21 of the General Conditions:

“3.21 Construction Photographs. Contractor shall submit color construction photographs to Owner, Owner’s Lenders and Architect with each month’s Application For Payment during the Work. Each month, such photographs shall consist of four (4) views of the building from ground-view points as directed by Owner or Architect.”

3.22	The following is added as Section 3.22 of the General Conditions:

“3.22 Statement of Unpaid Claims. Whenever requested by Owner, Contractor shall certify to Owner in writing (in a form satisfactory to Owner) the amounts then claimed by and/or due and owing from Contractor to any person(s) for labor and services performed and materials and supplies furnished relating to the Work, setting forth the names of the persons whose charges or claims for materials, supplies, labor, or services have been paid and whose charges or claims are unpaid or in dispute, and the amount due to or claimed by each respectively.”

ARTICLE 4 - ADMINISTRATION OF THE CONTRACT

4.1.2	Section 4.1.2 of the General Conditions is amended by adding the following at the end of that Paragraph:

“Notwithstanding the foregoing, Owner shall be entitled to modify, diminish, or extend, or assign to others, the duties, responsibilities, and/or limitations of authority of Architect, without consent of Contractor. Owner reserves the right to appoint a representative empowered to act for Owner during the period of construction.”

4.1.3	The following Section is added in lieu of Section 4.1.3 of the General Conditions:

“Owner may at any time terminate Architect and employ or retain any licensed architect to perform all or any part of the duties of Architect or to exercise its rights. Owner shall promptly notify all parties of a change.”

4.2.4.1	The following is added as Section 4.2.4.1 of the General Conditions:

“Notwithstanding anything to the contrary in Section 4.2.4, Contractor and Owner may communicate directly with each other unless Owner specifically determines that communications or any type or class of communication shall be made through the Architect. Contractor shall provide Owner with copies of any correspondence requested by Owner with any person concerning the Project, including Architect, and shall provide the Owner with accurate information concerning any oral communications with any person or entity, including Architect, concerning the Project. To the extent Owner designates information as confidential, Owner considers all such designated information (regardless of form) pertaining to the Project to be confidential and proprietary, including information which is prepared or developed by or through Contractor, Architect, Owner or Owner’s other contractors. Contractor shall not, and shall not allow, suffer or permit any Subcontractors or Vendors to, disclose any such information without Owner’s prior written consent. Except as required to obtain permits and approvals from governmental agencies, Contractor shall not divulge any such information. Contractor shall obtain similar agreements from its employees, Subcontractors and Vendors. This requirement shall survive the completion or termination of this Contract, but shall not apply to information that is already in the public domain through no fault or act of Contractor or any Subcontractor or Vendor.”

4.2.8	Section 4.2.8 of the General Conditions is amended by adding the following at the end of that Paragraph:

“All Change Orders, Construction Change Directives, and field directives shall require the approval of Owner in writing to be binding on Owner.”

4.2.14	The following is added as Section 4.2.14 of the General Conditions:

“Notwithstanding anything to the contrary elsewhere in the General Conditions or the Agreement, nothing herein creates any duty on the part of Architect to Contractor or any right on the part of Contractor with respect to Architect, and nothing herein shall be construed to diminish Architect’s duties or responsibilities to Owner under Architect’s agreements with Owner or to diminish Contractor’s obligations under the Contract Documents.”

4.2.15	The following is added as Section 4.2.15 of the General Conditions:

“Neither the Owner nor Architect has any responsibility to assist the Contractor in the supervision or the performance of the Work, notwithstanding any reviews or site visits by Architect or Owner, nor shall any such site visits or reviews relieve the Contractor from its responsibility for the performance of the Work in strict accordance with the Contract Documents.”

4.3.4.1	The following Section is added as Section 4.3.4.1 of the General Conditions:

“No progress or partial payment shall constitute a waiver of any claim or right by Owner.”

4.3.5	Section 4.3.5 of the General Conditions is amended as follows: In Line 3 after “Work.” add “Said notice shall contain sufficient detail and substantiating data to permit evaluation of same by Owner and/or Architect. No such Claim shall be valid unless so made.” and add the following at the end of Section 4.3.5: “Any change in the Guaranteed Maximum Price resulting from such Claim shall be authorized by Change Order, Owner Field Directive or Construction Change Directive, as the case may be.”

4.4.5	Section 4.4.5 of the General Conditions is hereby amended by adding the following at the end thereof:

“Architect’s decision shall only be advisory, shall not be binding upon either party and shall not limit in any manner either party’s rights and remedies under the Contract Documents.”

4.5	The following Section is added in lieu of Sections 4.5, 4.5.1, 4.5.2 and 4.5.3 of the General Conditions:

“4.5 MEDIATION

4.5.1 Any Claim arising out of or related to the Contract, except Claims relating to aesthetic effect and except those waived as provided for in Section 9.10.5, shall be subject to mediation as a condition precedent to the institution of legal or equitable proceedings by either party.

4.5.2 The parties shall endeavor to resolve their Claims by mediation. Request for mediation shall be filed in writing with the other party to the Contract and the parties shall endeavor to agree upon a mediator. If the parties are unable to agree upon the selection of a mediator, the mediation shall be submitted to the American Arbitration Association for the administration of the mediation and the selection of the mediator. The parties agree to share the mediator’s fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.”

ARTICLE 5- SUBCONTRACTS

5.1.1	The following Section is added in lieu of Section 5.1.1 of the General Conditions:

“Subcontractor” means any person or entity who has an agreement with or is engaged by Contractor, to perform a portion of the Work and/or provide services for the Work at the site. Contractor shall be responsible for the performance of Subcontractors and Vendors of every tier to the same extent as if performed by Contractor on a direct basis, including coordination of those portions of the Work performed by Subcontractors and Vendors.”

5.2.1	The following Sections are added in lieu of Section 5.2.1 of the General Conditions:

“5.2.1.1	To the extent practicable, Contractor shall propose a minimum of three (3) qualified lump-sum or cost of the work plus a fee bidders for each element of the Work to be performed by Subcontractors and Vendors (including those who are to furnish materials or equipment fabricated to a special design). Owner shall, within five (5) calendar days after receipt thereof, reply to Contractor stating whether or not Owner has a reasonable objection to any such proposed person or entity. Owner’s failure to reply in writing to Contractor’s proposed list within five (5) calendar days after the receipt thereof shall constitute Owner’s acceptance of such list. Owner’s consent with respect to any Subcontractor or Vendor pursuant to this Section 5.2 shall not in any way relieve the Contractor from its obligations to fully manage, administer and assure that the Subcontractor complies with the requirements of the Contract Documents, including all dates identified in the Project Schedule.

5.2.1.2

Contractor shall not enter into any contract, agreement, purchase order, or other arrangement for the furnishing of any materials, equipment, or Work with any party or entity, including, without limitation, any party or entity that is an Affiliated Entity (as defined hereinafter), unless such subcontract, contract, agreement, purchase order, or other arrangement is in compliance with the Contract Documents and has been (including the existence of any Affiliated Entity) disclosed to Owner. The term “Affiliated Entity” means any entity related to or affiliated with the Contractor or with respect to which Contractor has direct or indirect ownership or control, including, without limitation, any entity owned in whole or in part by the Contractor; any holder of more than ten percent (10%) of the issued and outstanding shares or other equity interest in the Contractor or holder thereof; any entity in which any officer, director, employee, partner, or shareholder (or member of the immediate family of any of the foregoing persons) of Contractor or any entity owned by Contractor has a direct or indirect interest, which interest includes, but is not limited to, that of a partner, employee, agent, or shareholder.

5.2.1.3	All material purchases shall be subject to Owner’s prior written approval except for isolated purchases which are not part of a series of purchases and which do not individually exceed $50,000.00 or such other sum of money as may reasonably be set by Owner.

5.2.2	Section 5.2.2 of the General Conditions is amended by adding the following after the last line of that Paragraph:

“All subcontracting forms and procedures shall conform to the Contract Documents, and Contractor shall not withhold from Owner any information concerning same during the process of subcontracting on this Project. Contractor shall provide Owner (at Owner’s request) with full information regarding bid instructions and bid packages to Subcontractors and suppliers and shall provide Owner (at Owner’s request) with the full review and analysis of each Subcontractor or supplier proposal or bid and shall present to Owner its recommendations for subcontract and supply contract awards. Contractor shall provide to Owner (at Owner’s request) for Owner’s approval, Contractor’s proposed form of subcontract that Contractor desires to use for subcontracts individually, or in aggregate in series, with a value in excess of $5,000,000.00 (“Major Subcontracts”). Such approval of Contractor’s proposed form shall not be unreasonably withheld. Once approved by Owner, Contractor shall only use such approved subcontract form for Major Subcontracts without material deviation, unless Owner approves such deviations. No approval or other activity by Owner in this process shall be construed as creating any contractual relationship between Owner and any Subcontractor. No approval or other activity by Owner shall relieve Contractor of its obligations and responsibility for the performance of the Work by Subcontractor or the coordination of such Work with the remainder of the Work. All Subcontracts shall contain the following provisions:

(1) Require that such Work be performed in accordance with the requirements of the Contract Documents;

(2) Not used]

(3) Require the Subcontractor to carry and maintain insurance coverage in accordance with the Contract Documents, and to file certificates of such coverage with Contractor;

(4) Require the Subcontractor to submit certificates and waivers of liens for Work completed by it and by its Sub-subcontractors as a condition to the disbursement of the progress payment next due and owing;

(5) Require submission to Contractor or Subcontractor, as the case may be, of applications for payment in a form approved by Owner, together with cleary defined invoices and billings supporting all such applications under each such subcontract to which Contractor is a party;

(6) Provide, insofar as practicable, all necessary documentation and information used in the determination of costs of changes in the Work;

(7) Not used

(8) Require the Subcontractor to allow its subcontract to be assigned to Owner effective upon Contractor’s termination by Owner

(9) Require the Subcontractor to remove all debris created by its activity;

(10) Require the Subcontractor to abide by all applicable Laws; and

(11) All subcontracts and purchase orders shall also provide that Subcontractor comply with any warranties contained in the Contract Documents”

5.4.1	The following Section is added in lieu of Section 5.4.1 of the General Conditions:

“Contractor hereby assigns to Owner all its interest in all subcontract agreements and purchase orders now existing or hereafter entered into by Contractor for performance of any part of the Work, which assignment will be effective only upon acceptance by Owner in writing and only as to those subcontract agreements and purchase orders that Owner designates in said writing. Such assignment may not be withdrawn by Contractor prior to expiration of the Warranty Period, and Owner may accept said assignment at any time prior to expiration of the Warranty Period. Owner agrees it will not accept such assignment in bad faith. Upon such acceptance by Owner: (a) Contractor shall promptly furnish to Owner the originals or copies of the designated subcontract agreements and purchase orders, and (b) Owner shall only be required to compensate the designated Subcontractor(s) or Vendor(s) for compensation accruing to same for Work done or materials delivered from and after the date as of which Owner accepts assignment of the subcontract agreement(s) or purchase order(s) in writing. All sums due and owing by Contractor to the designated Subcontractor(s) or Vendor(s) for Work performed or material supplied prior to the date as of which Owner accepts in writing the subcontract agreement(s) or purchase order(s), and all other obligations of Contractor accruing prior to Owner’s written acceptance of such assignment, shall constitute a debt and an obligation solely between such Subcontractor(s) or Vendor(s) and Contractor, and Owner shall have no liability with respect to such sums or any other obligations of Contractor. Notwithstanding the previous sentence, Owner is still obligated to pay Contractor in accordance with Article 14 of the Supplementary General Conditions. It is further agreed that all subcontract agreements and purchase orders shall provide that they are freely assignable by Contractor to Owner and Owner’s assigns (including Owner’s Lenders) under the terms and conditions stated in this Section and that all such Subcontractors and Vendors shall continue to perform their Work for Owner (or Owner’s Lenders as the case may be) pursuant to the terms of the respective subcontract or purchase order.”

5.5	The following is added as Section 5.5 of the General Conditions:

“Contractor shall direct and supervise each of its Subcontractors fully and shall have full and complete authority with respect to such direction and supervision, subject to the terms of the Contract Documents.”

5.6	The following is added as Section 5.6 of the General Conditions:

“In cooperation with, and upon notice to Contractor, Owner and Owner’s Lenders shall have the right at any time and from time to time to contact Contractor’s Subcontractors and Vendors to discuss the progress of their portion of the Work. Contractor shall have the right to be present at the time of any such direct communications, excepting only if Contractor is in default under the Contract or unreasonably refuses to attend meetings after Owner has given Contractor reasonable advance notice and opportunity to be present. Notwithstanding the exercise of any of Owner’s and Owner’s Lenders’ rights of direct communication in the subcontracting process or the process of managing subcontracts, or any rights of approval or disapproval, Contractor shall be responsible and liable to Owner for all acts or omissions of Subcontractors and Vendors and any other person performing any of the Work under an agreement with Contractor or any Subcontractor or Vendor, except to the extent Owner or Owner’s Lender gives direction to such Subcontractor or Vendor directly.”

ARTICLE 6 - CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

6.1.1	Section 6.1.1 of the General Conditions is amended by adding the following after the end of that Paragraph:

“Nothing in Section 6.1 shall be deemed to create any exception to the provisions of Article 8 of the General Conditions as amended by the Supplementary General Conditions concerning the extent of Contractor’s rights and remedies in the event of delay and the restrictions set out therein on such rights and remedies. Said Article 8 shall control the extent of available rights and remedies on these matters regardless of whether or not any separate contractor is involved in any issue of delay or additional cost.”

6.1.1.1	The following is added as Section 6.1.1.1 of the General Conditions:

“Contractor shall furnish other firms, separate contractors, or Subcontractors, whose work is fitted into Contractor’s work, detail and erection drawings giving full information regarding the fabrication and assembly of Contractor’s Work.”

6.2.4	Section 6.2.4 of the General Conditions is amended as follows:

In Line 3 after “10.2.5” add “or to other completed or partially completed construction or property on the site.”

6.2.6	The following is added as Section 6.2.6 of the General Conditions:

“Should Contractor cause damage to the work or property of any separate contractor and/or in the event of any other claim, dispute, or matter in question between Contractor and any separate contractor, Contractor shall promptly attempt to settle with such other contractor by agreement, or otherwise to resolve the dispute.”

ARTICLE 7 - CHANGES IN THE WORK

7.1.1	The following is added in lieu of Section 7.1.1 of the General Conditions:

“Suspensions and terminations for convenience shall be governed by Article 14 of this Agreement and shall not be considered a change except to the extent provided therein. A change can be implemented by a Change Order, by Construction Change Directive, or by Owner Field Directive, subject to the limitations set forth in Article 7 and elsewhere in the Contract Documents, including Article 2.6 of the Addendum to the AIA 111. Accordingly, no course of conduct or dealings between the parties, nor implied acceptance of alterations or additions to the Work, shall be the basis for any claim to an increase in the Guaranteed Maximum Price or extension of the Contract Time. Changes in the Work shall be performed under applicable provisions of the Contract Documents, and Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive, Owner Field Directive or other Contract Documents, subject to 4.3.3 of the General Conditions and 7.3.6 of the General Conditions.”

7.3.1	The following is added at the end of Section 7.3.1 of the General Conditions:

“Upon receipt of a Construction Change Directive, Contractor shall promptly proceed with the change in the Work involved (including implementing any reductions or accelerations in the Work) and advise Owner of the Contractor’s agreement (in which case Contractor shall sign and return the Construction Change Directive) or disagreement with the method, if any, provided in the Construction Change Directive for determining the proper adjustment, if any, in the Guaranteed Maximum Price or Contract Time. Contractor agrees to immediately, when directed in writing by Owner, perform the change in Work diligently and without delay, subject to paragraphs 4.3.3 and 7.3.6 of the General Conditions.”

7.3.6.4.1	The following is added as a new paragraph at the end of Section 7.3.6 of the General Conditions:

“Actual cost does not include any item which is a duplication of a general conditions cost or overhead, such as but not limited to, the cost of Contractor and Subcontractor supervisory personnel assigned to the Work, overtime, and field office and related expenses.”

7.3.7	The following is added at the end of Section 7.3.7 of the General Conditions:

“Architect and Contractor shall notify Owner in writing prior to commencing any additional Work or any change in the Work, and any additional Work or change in the Work shall be made if approved in writing by Owner.”

7.3.9	The following is added in lieu of Section 7.3.9 of the General Conditions:

“When the adjustments in the Contract Sum and Contract Time are determined as provided herein, such determination shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.”

7.6	The following is added as Section 7.6 of the General Conditions:

“In the event that Contractor considers that any Construction Change Directive may involve changes to both the Guaranteed Maximum Price and the Contract Time, it shall be the Contractor’s fundamental duty and an essential requirement of this Contract to make simultaneous submittals of all documents necessary to establish both such changes in accordance with this Article 7, and to simultaneously prove entitlement to both such changes.

7.7	The following is added as Section 7.7 of the General Conditions:

“Notwithstanding the status of any proposed, pending or disputed change (including any Construction Change Directive) pursuant to this Article or any Claim or any dispute, and so long as Owner continues to timely make payment to Contractor of amounts properly due Contractor under and subject to the terms of the Contract Documents, Contractor shall not be entitled to and will not suspend any services under the Contract Documents, but will continue to be bound by the terms and conditions of the Contract Documents and will continue to perform all services thereunder and proceed diligently with the performance of its Work in accordance with the terms hereof, including completing any Work described in any Construction Change Directive, unless Owner directs in writing otherwise. Once the actual cost of such change and corresponding extension, if any, in the Contract Time have been determined, prior to using such actual cost to make any increase in the Guaranteed Maximum Price, or extension in the Contract Time, such actual cost and/or extension, as the case may be, shall be reduced and offset by any and all reductions or changes in the Work which result in reduced Costs of the Work and/or advancement of the Contract Time, as the case may be (i.e., changes in the Work shall be netted out). Contractor shall not be entitled to rely upon, and shall not implement any change based only on, Owner’s verbal instruction, except in emergency situations and when necessary to prevent the imminent threat of personal injuries or damage to the Work or Owner’s existing property.”

7.8	The following is added as Section 7.8 of the General Conditions:

“Contractor hereby confirms its willingness and ability to comply with the requirements of this Article 7, subject to the terms of the other Contract Documents. Contractor’s failure to first comply with the requirements of this Article 7, including the timely notice requirements (but only to the extent Owner is in any way harmed or prejudiced), shall constitute a waiver and release by Contractor of any and all rights to pursue a Claim.”

ARTICLE 8 - TIME

8.3.1	Section 8.3.1 of the General Conditions is amended by deleting the balance of such Section after the word “Work,” in line three, and adding the following:

“or by fire, adverse weather conditions subject to paragraph 4.3.7.2 of the General Conditions, unavoidable casualties, labor disputes outside of Contractor’s control including industry-wide strikes after expiration of a collective bargaining agreement, or other causes which, based on Contractor’s extensive experience in constructing projects of similar scope and complexity in the same location and Contractor’s representations contained in the Contract Documents, are unavoidable and beyond the Contractor’s reasonable control (a “Force Majeure Delay”), then the Contract Time may be extended as provided below in this Article.”

8.3.3	The following is added in lieu of Section 8.3.3 of the General Conditions:

“8.3.3	Extensions of Time and Guaranteed Maximum Price Increases for Delay.

8.3.3.1	To the extent the Contractor or any Subcontractor is delayed at any time in the progress of the Work by an Owner Delay or Force Majeure Delay, or by other causes which Owner and Contractor agree may justify delay, then the Contract Time shall be reasonably extended by Change Order, and the Guaranteed Maximum Price increased, if at all, in accordance with the procedures described this Section. In addition, Owner shall be granted additional time to perform its obligations under the Contract Documents to the extent a force majeure type event affects Owner’s obligations under the Contract Documents.

8.3.3.2	Notwithstanding any other provision of the Contract Documents, any item that cannot be demonstrated as being on or affecting the critical path of the Work shall not result in an extension of time to perform the Work or an increase in the Guaranteed Maximum Price in the event such item is delayed. Further, to the extent any Owner Delay or Force Majeure Delay could have been prevented or reduced if Contractor had, consistent with the terms of the Contract Documents, performed its duties and responsibilities under the Contract Documents, such delay will not entitle Contractor to an increase in the Guaranteed Maximum Price (except for that portion, if any, of such Owner Delay or Force Majeure Delay which could not have been reduced consistent with the foregoing and subject to the other requirements of the Contract Documents, including this Section 8.3).

8.3.3.3

Extensions of the Contract Time for the Work or an increase in the Guaranteed Maximum Price will be authorized by Owner only if (a) Contractor has been necessarily delayed in meeting the dates for Intermediate Substantial Completion or Substantial Completion set

forth in the Agreement by a cause which constitutes an Owner Delay or Force Majeure Delay, or a change to the Work initiated by the Owner; (b) the completion of the Work by the dates for Intermediate Substantial Completion or Substantial Completion is actually and necessarily delayed by such cause; (c) the effect of such cause cannot be avoided or mitigated by the exercise of all reasonable precautions, efforts and measures, including planning, scheduling and rescheduling, whether before or after the occurrence of the cause of delay but shall only expend costs that would increase the Guaranteed Maximum Price to the extent approved by the Owner, and (d) Contractor has met any notice requirements set forth in the Contract Documents for it to be entitled to any extension of time or increased costs. All extensions of time and/or increases in the Guaranteed Maximum Price to which Contractor is entitled hereunder will be acknowledged by Change Order.

8.3.3.4	The period of any extension of time for delay shall be only that which is necessary to make up the time actually lost for a Work item or items identifiable on the Project Schedule as being on or affecting the critical path at the time in which the delay occurs.

8.3.3.5.	The amount of increase, if any, in the Guaranteed Maximum Price due to a delay shall be equal to the additional cost actually, reasonably and necessarily incurred by Contractor in Cost of the Work items plus Contractor’s Fee in accordance with Article 5 of the AIA 111 (a) as a result of continuing to maintain dedicated personnel, materials and equipment at the site during such delay and (b) other reasonable and unavoidable Costs of the Work, if any, which are directly related to any delayed Work to the extent caused by such delay, but (as to both of the foregoing (a) and (b)), only if and to the extent such actions are necessary, if at all, to be performed by Contractor to maintain the extended Contract Time and Project Schedule after taking into account any extension of time as provided for in this Section.

8.3.3.6	Contractor shall not be entitled to receive a separate extension of time or an increase in the Guaranteed Maximum Price for each of several causes of delay operating concurrently but only for the actual period of delay in completion of the Work irrespective of the number of causes contributing to produce such delay. If one of several causes of delay operating concurrently results from any act, fault or omission of Contractor or Subcontractor or for which Contractor or Subcontractor is responsible, and would of itself, irrespective of the concurrent causes, have delayed the Work, no increase in the Guaranteed Maximum Price will be allowed for the period of delay resulting from such act, fault or omission. Contractor shall be allowed an extension of the Contract Time as otherwise allowed subject to and in accordance with this Article 8, only if and only to the extent a concurrent cause of the delay is an Owner Delay or Force Majeure Delay, so long as such Owner Delay or Force Majeure Delay is not caused by any act or omission of Contractor or any party with whom Contractor is engaged or for whom Contractor is responsible.

8.3.3.7	As a condition precedent to the granting of an extension of time or an increase in the Guaranteed Maximum Price, Contractor shall give written notice to Owner within twenty-one (21) calendar days after the time when Contractor knows of any cause which might result in delay, for which it may Claim an extension of time or an increase in the Guaranteed Maximum Price, including those causes of which Owner has knowledge, specifically stating in such notice that an extension or an increase in the Guaranteed Maximum Price is or may be claimed, and identifying such cause and describing, as fully as practicable, at that time, the nature and expected duration of the delay and its effect on the completion of that part of the Work identified in the notice. Contractor shall not be entitled to an extension of time or an increase in the Guaranteed Maximum Price to the extent such would not be necessary, but for Contractor’s failure to strictly comply with this Section.

8.3.3.8	Since the possible necessity for an extension of time or an increase in the Guaranteed Maximum Price may materially alter the scheduling plans, and other actions of Owner and since, with sufficient notice, Owner may, if it should so elect, attempt to mitigate the effect of a delay for which an extension of time or an increase in the Guaranteed Maximum Price might be claimed, the giving of written notice as required above is of the essence of Contractor’s obligations hereunder and failure of Contractor to give written notice as required above shall be a conclusive waiver of an extension of time and/or an increase in the Guaranteed Maximum Price for the cause of delay in question (but only to the extent Owner is in any wayharmed or prejudiced).

8.3.3.9	Contractor shall maintain adequate records supporting any Claim for an extension of time or increase in the Guaranteed Maximum Price.

8.3.6	The following is added as Section 8.3.6 of the General Conditions:

“Recovery Plans. The Guaranteed Maximum Price is based on Contractor working as many hours as necessary to properly perform the Work and achieve the Project Schedule requirements and Contract Time. In the event it is necessary for Contractor or any Subcontractor to work additional overtime in order to maintain the Contract Time or Project Schedule and not due to an Owner Delay or Force Majeure Delay in accordance with the Contract Documents, Contractor shall be responsible for all costs relating to such overtime, subject to paragraph 2.2 of the Addendum to the AIA 111. “Recovery Plan” means a detailed narrative explanation clearly stating the scope and extent of any and all resource loading, activity re-sequencing and other acceleration activities required for all affected elements of the Work to obtain Substantial Completion of the Work in its entirety within the Contract Time.

1.	If Owner determines at any time based on reasonable evidence that Contractor is behind schedule or is otherwise in jeopardy of failing to complete the Work within the Contract Time and not due to an Owner Delay or Force Majeure Delay, Owner shall issue a written notice to Contractor identifying areas of concern and requiring that Contractor provide a Recovery Plan to Owner.

2.	Upon receipt of Owner’s notice, Contractor shall immediately undertake all available steps to overcome or mitigate against the adverse effects of all delays identified by Owner. Contractor’s failure to undertake all available steps to mitigate the effects of such delays shall constitute a waiver of Contractor’s right to claim relief for any schedule extensions and/or additional compensation to the extent that Contractor’s failure to act timely contributed to such delays.

3.	Contractor shall, within fifteen (15) calendar days after receipt of Owner’s notice, provide its Recovery Plan to Owner notwithstanding whether or not Contractor disputes responsibility for the cause(s) of such delays.

4.	Within fifteen (15) calendar days after submission of the Recovery Plan by Contractor, Owner shall advise Contractor in writing whether or not to proceed with the Recovery Plan as submitted, or in accordance with reasonable revisions thereto established by Owner. Any such notice to proceed shall be by a Construction Change Directive. As part of such notice, Owner shall have the right to require Contractor to work its own construction crews and Subcontractors and other personnel overtime, and to direct Contractor to take all other necessary action, including, without limitation, increasing the number of personnel and implementing double shifts, all at no increase to the Guaranteed Maximum Price, subject to paragraph 2.2 of the Addendum to the AIA 111. Such overtime work and other actions shall continue until such time as the Work has progressed so that it complies with the stage of completion required by the then most recently Owner approved Project Schedule. Additional costs incurred due to such overtime work and other actions shall not result in any adjustment in the Guaranteed Maximum Price, subject to paragraph 2.2 of the AIA 111. In the event such Recovery Plan is implemented due to delays beyond the control of Contractor, the Guaranteed Maximum Price shall be adjusted in accordance with the Contract Documents.

5.	Contractor’s failure after written notice to provide a Recovery Plan within the time requirements and to the extent required in this Section, or to immediately implement a Recovery Plan upon receipt of a Construction Change Directive to do so, shall be breaches of this Contract.”

8.3.7	The following is added as Section 8.3.7 of the General Conditions:

“Accelerations for Owner’s Convenience

1.	In the event Owner desires to accelerate the Project Schedule and/or Contract Time for reasons other than delays caused by or attributable to the Contractor, Owner shall so notify Contractor in writing by Construction Change Directive.

2.	Upon receipt of such Construction Change Directive, Contractor shall require its personnel and its Subcontractors and Vendors to work such overtime hours and/or to increase their respective work forces as are reasonably necessary to comply with the Construction Change Directive.

3.	In the event such an acceleration is ordered by Owner, Contractor shall be entitled to an adjustment in the Guaranteed Maximum Price determined in accordance with the Contract.

4.	In case of disagreements or disputes regarding the schedule of Work by other contractors or unnecessary interference to the Work caused by lack of cooperation between other contractors and Contractor, Contractor shall fully cooperate with Owner to resolve any disputes with or between other contractors. In case of disagreements or disputes between two or more contractors, Owner shall be notified, and dispute resolved in accordance with the Contract Documents.

8.3.8	The following is added as Section 8.3.8 of the General Conditions:

Contractor acknowledges that TIME IS OF THE ESSENCE with respect to its obligations under the Contract Documents, and that Owner’s business interests will suffer substantial losses in the event that the Project is not completed within the Contract Time in accordance with and subject to the terms of the Contract. Contractor hereby accepts and confirms that, subject to the terms of the Contract Documents including the GMP Agreement and Completion and Liquidated Damages Exhibit (Exhibit 2 to the AIA 111), the Contract Time is reasonable for completing the Work and hereby agrees to dedicate such personnel and other resources as are necessary to assure that the Work is continuously managed and performed in a diligent, skilled and workmanlike manner.

ARTICLE 9 - PAYMENTS AND COMPLETION

9.1.2	The following is added as Section 9.1.2 of the General Conditions:

“Notwithstanding anything to the contrary contained in the Contract Documents, if and for so long as Contractor fails to perform any of its obligations hereunder or otherwise is in default under any of the Contract Documents as provided in paragraph 9.6.1 of the Supplementary General Conditions, Owner shall have the right to withhold such reasonable amounts and payments to Contractor to protect Owner against and/or compensate Owner for any damage, cost, expense and loss attributable thereto, to cure any breach, default or failure to perform, and/or to assure the payment of Claims of such third persons, and at Owner’s option to apply such sums in such manner as Owner may reasonably deem necessary or proper to secure protection from and/or to satisfy such Claims. Owner shall not be deemed in default by reason of withholding payment pursuant to this provision under the Contract in good faith. A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute waiver of rights or acceptance of Work not in accordance with the Contract Documents. Contractor shall not be entitled to receive payment on any portion of an Application for Payment that is inaccurate or incomplete or that contains any material misrepresentation. The rights and remedies of Owner under this Section shall be non-exclusive and shall be in addition to all other remedies available to Owner under the Contract Documents or at law, in equity or otherwise.”

9.2.1	Section 9.2.1 of the General Conditions is amended by deleting the balance of the Section after the word “Work,” in the second line and adding the following:

“which in the aggregate equals the total Contract Sum, divided so as to facilitate payments to Subcontractors, supported by such evidence of correctness as required by Owner. This schedule, when approved by Owner, shall be used to monitor the progress of the Work and as a basis for payment. All items with entered values will be transferred by Contractor to the “Application for Payment,” and shall include the latest approved Change Orders and Construction Change Directives. Change Order values and Construction Change Directive values shall be broken down to show the various sub-contracts. The Application for Payment shall be on a form approved by Owner. Each item shall show its total scheduled value, value of previous applications, value of the application, percentage completed, value completed and value yet to be completed. All blanks and columns must be filled in, including each percentage complete figure.”

9.2.1.1	The following is added as Section 9.2.1.1 of the General Conditions:

“The schedule of values shall be submitted before commencement of the Work or Contractor’s first Application for Payment, whichever is earlier, and shall not be used for payment purposes until reviewed and approved by Owner. If at any point during the Work it appears that any aspect of the schedule of values is incomplete or inaccurate, the schedule of values shall, with the Owner’s prior approval, be adjusted to reflect accurately the values of the various portions of the Work.”

9.3.1	The following is added to the end of Section 9.3.1 of the General Conditions:

“Each Application for Payment shall be sequentially numbered, and shall clearly identify, itemize and attribute all Costs of the Work in a manner which facilitates review by Owner. Such Applications for Payment may only request payment for Costs of the Work actually incurred prior to the date of such Application for Payment and may not include requests for payment of amounts Contractor does not intend to pay promptly to a Subcontractor or Vendor because of a dispute or other reason. Contractor shall not submit more than one Application for Payment per month, unless otherwise requested by Owner. In addition, each Application for Payment shall separately identify and itemize the following:

(a)	Work performed during such preceding calendar month.

(b)	Amounts due for Contractor’s initial scope of Work satisfactorily completed during the preceding month as measured by the

Contractor’s direct and actual costs incurred in accordance with the Cost of the Work described in the Contract, a list of all bills for supplies, materials, equipment, and fixtures incorporated in the Work (in detail reasonably sufficient to allow Owner to determine where each item is incorporated) and labor performed (in detail reasonably sufficient to allow Owner to determine where and on what portion of the Work the labor was performed, including, but not limited to, weekly labor payrolls with names, dates, hours and rates) in connection with the Work, together with copies of the actual bills to be paid.

(c)	For each category and portion of the Work as shown on the schedule of values: (1) the amount requested on all previous Applications for Payment, (2) the amount requested on the current Application for Payment, and (3) the amount allocated to the Work yet to be completed.

(d)	The percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment, shown as the percentage obtained by dividing (a) the expense which has actually been incurred by Contractor on account of that portion of the Work for which Contractor has made or intends to make actual payment prior to the next Application for Payment, by (b) the amount allocated to that portion of the Work in the Schedule of Values.

(e)	Amounts due which are attributable to the Contractor’s Fee earned as a result of the completion of Contractor’s scope of Work during such period covered by and included in the Application for Payment and approved by Owner.

(f)	For all amounts due as the result of Change Orders and Construction Change Directives, the Contractor shall make submittals for each Change Order and Construction Change Directive.

(g)	Reflect Retainage.

(h)	Such additional information and documentation regarding the progress of the Work as Owner or Owner’s Lenders may reasonably require.

Contractor shall support its Applications for Payment with relevant documentary evidence for cost verification purposes as Owner and Owner’s Lenders may reasonably require. This obligation shall include providing Owner with such supporting documentation as necessary to enable Owner to verify Costs of the Work, including any Costs of the Work attributable to Change Orders or Construction Change Directives. To the extent requested by Owner, this shall include providing audit access to Contractor’s books and records.”

9.3.1.3	The following is added as Section 9.3.1.3 of the General Conditions:

“Each Application for Payment shall include signed and acknowledged (by a notary) Unconditional Waivers and Releases of Liens Upon Progress Payment in the form to be mutually agreed to by the parties from Contractor and each

Subcontractor, and each Vendor with regard to Work that was covered by the immediately preceding Application for Payment. Owner’s receipt of such executed and acknowledged waivers shall be a condition precedent to Owner’s obligation to pay any amounts pertaining thereto. Notwithstanding the foregoing, and subject to all other terms of this Agreement, to the extent Contractor fails to provide any of the foregoing waivers and releases of lien when required (“Outstanding Releases”), Contractor shall provide to Owner’s and Owner’s Lenders’ title insurers, from time to time upon Owner’s request and as a condition to any progress or other payment to Contractor, such affidavits, indemnities, certificates, bonds, and other instruments as such title insurers require to issue to Owner and Owner’s Lenders, as a condition to any progress or other payment to Contractor, one or more indorsements to their respective title insurance policies insuring the lien free status of the Work (Contractor’s failure to cause the title insurer to provide the required indorsement(s) shall be a breach of the Contract); provided, however, that at no time shall the aggregate of all Outstanding. Releases represent Work with an aggregate value in excess of $250,000.00. In addition, Owner may at any time direct Contractor to submit an affidavit that all payrolls, invoices for material and equipment, and other indebtedness connected with the Work and associated with an Application For Payment have been paid.”

9.3.1.4	The following is added as Section 9.3.1.4 of the General Conditions:

Notwithstanding the breakdown or categorization of any costs in Article 7 of the Agreement or elsewhere in the Contract Documents, there shall be no duplication of payment in the event any particular items for which payment is requested can be characterized as falling into more than one of the types of compensable or reimbursable categories.

9.3.3	The following is added in lieu of Section 9.3.3 of the General Conditions:

“Contractor warrants and agrees that title to all Work will pass to Owner upon the receipt of payment therefor by Contractor, free and clear of all liens, Claims, privileges, notices, security interests, or encumbrances whatsoever; that the vesting of such title shall not impose any obligations on Owner or relieve Contractor of any of its obligations under the Contract; that Contractor shall remain responsible for damage to or loss of the Work, whether completed or under construction, until responsibility for the Work has been accepted by Owner in the manner set forth in the Contract Documents; and that no Work covered by an Application for Payment will have been acquired by Contractor, or by any other person performing Work at the site or furnishing materials and equipment for the Project, subject to an agreement under which an interest therein or an encumbrance thereon is retained by the seller or otherwise imposed by Contractor or such other person.”

9.3.4	The following is added as Section 9.3.4 of the General Conditions:

“Owner shall have the right at any time and from time to time upon reasonable prior notice to Contractor, to issue one or more checks for portions of a progress payment and Final Payment which are payable jointly to Contractor and its Subcontractors or Vendors of any tier or the parties owed. This right includes, but is not limited to, issuing jointly payable checks in circumstances where a dispute exists between Owner and Contractor with respect to the value of any partially or fully completed Work, including disputed Construction Change Directive and Claims, and circumstances where Contractor has failed to provide lien waiver documents as required herein. Without limiting the generality of the foregoing, if Contractor fails, neglects, or refuses to pay for labor or services performed or materials or equipment supplied in connection with the Work as payments become due, except as permitted under the Contract Documents, Owner shall have the right (but not the obligation) to make payments directly for any and all such labor, materials, or equipment and to deduct the amount of such payment from any payments otherwise due Contractor and from the Guaranteed Maximum Price. Owner shall have the right upon five (5) days prior written notice to stop the performance of the Work by Contractor until payment of all amounts due and owing has been made, provided, however, Owner shall not have any duty to stop the Work.”

9.3.5	The following is added as Section 9.3.5 of the General Conditions:

“Materials Off-Site. In order for Contractor to receive reimbursement for materials purchased for the Work, all materials which are the subject of an Application for Payment (or Application for Final Payment, if applicable) shall be stored at all times at the Project, in a secured facility satisfactory to Owner and Owner’s Lenders, or at the premises of the manufacturer or fabricator (in which event the materials shall be appropriately marked and identified with the applicable purchase contract and physically segregated in an area with access to a public street), until the materials are incorporated into the Project; provided that if the materials are stored with the manufacturer or fabricator, Owner must receive evidence satisfactory to Owner of the creditworthiness of the manufacturer or fabricator and/or Contractor shall procure and deliver or cause to be procured and delivered to Owner such dual obligee performance and labor and material payment bond or bonds, in form, substance and amount satisfactory to Owner and Owner’s Lenders, as Owner and Owner’s Lenders may require. Furthermore, Contractor shall:

9.3.5.1	use the materials only for construction of the Project, and not make any transfer thereof or permit any lien, Claim or privilege to attach thereto which could materially impair the ability of Owner to use the materials for such purpose;

9.3.5.2	take or cause to be taken all actions necessary to maintain, preserve and protect the materials and keep them in good condition and repair, and to comply with all laws, regulations and ordinances relating to the ownership, storage or use of the materials;

9.3.5.3	upon Owner’s request cause to be delivered to Owner any applicable bailee waivers where such bailee rights exists, and the original warehouse receipt covering any stored materials, and shall be responsible to make sure that such stored materials have been and are stored in such a way as to eliminate the possibility that they will be commingled with other materials or projects and provide to Owner and Owner’s Lenders a written acknowledgement of the person having custody of such materials of the existence of Owner’s Lender’s lien on such materials and the right of access of Owner and Owner’s Lenders to such materials and right to remove them when Owner is in default with Owner’s Lenders; and

9.3.5.4	if Contractor shall fail to perform any of its obligations under this Section after Owner has made payment to Contractor for the materials after 5 days written notice to Contractor and Contractor’s failure to cure within that time, Owner or Owner’s Lender may, but shall not be obligated to, take such actions and expend such sums as are necessary in Owner’s judgment to protect and preserve Owner’s and Owner’s Lenders’ security interest in such materials, and all such expenditures so incurred (including, without limitation, attorneys’ fees and disbursements) shall be repayable by Contractor promptly on demand and shall be non-allowable Costs of the Work.

9.6.1	Section 9.6.1of the General Conditions is amended by adding the following at the end of that Paragraph:

“Such payment by Owner shall not constitute approval or acceptance of any item of cost in the Application for Payment. No partial payment made hereunder shall be or be construed to be final acceptance or approval of that portion of the Work to which such partial payment relates or relieve the Contractor of any of its obligations hereunder. Owner may refuse to make payment in whole or in part, in an amount necessary, as reasonably determined by Owner, to protect and/or compensate Owner with regard to any of the events below in Section 9.6.1.1-9.6.1.20, including Final Payment, for any of the reasons set forth below. Owner shall not be deemed in default by reason of withholding such payment while any of such events remain uncured.

9.6.1.1	The overall percentage of Work satisfactorily completed by Contractor and each relevant Subcontractor and/or Vendor (determined by comparing the amount of Work satisfactorily completed to the total amount of Work to be completed), is less than the overall percentage of payments determined by comparing (i) the sum of (a) all amounts previously paid by Owner; and (b) the pending invoice to be paid, to (ii) the total amount of the Cost of the Work within the Guaranteed Maximum Price.

9.6.1.2	Contractor’s failure to perform the Work in accordance with the Contract Documents, including, without limitation, failing to comply with any applicable Laws, failure to submit or carry out Recovery Plans, and/or failure to maintain insurance in compliance with the requirements of the Contract Documents.

9.6.1.3	Defective Work not remedied in a timely manner after receipt of notice from Owner during the course of the Work or during the Warranty Period, as applicable. If any Work inspected by Owner is not to Owner’s reasonable satisfaction in accordance with the Contract Documents, a condition of any additional payments to Contractor to the extent reasonably necessary to protect itself shall be the correction of any such unsatisfactory Work to Owner’s reasonable satisfaction in accordance with the Contract Documents.

9.6.1.4	Reasonable evidence of the failure by Contractor to make timely or properly due payments to Subcontractors or Vendors, provided Contractor has been paid for such work.

9.6.1.5	Contractor’s failure to submit lien waivers as required pursuant to the Contract Documents, except to the extent otherwise provided in and subject to Section 9.3.1.3 hereof.

9.6.1.6	The filing by Contractor or any Subcontractor or Vendor of any mechanic’s lien, notice or privilege relating to the Work, against Owner, the premises of Owner, the Project and/or the site, or the making or filing of any claim against the Owner by any party arising out of or relating to the Work or acts or omissions of Contractor, any Subcontractor or any other person for whose acts Contractor is responsible or liable, except for those liens, claims, notices or privileges filed as a result of Owner’s failure to make payment when properly due to Contractor under the Contract.

9.6.1.7	Contractor’s failure expeditiously to remove mechanic’s liens, notices, claims and or privileges filed against the premises of Owner and/or the site and or Work by Contractor or any Subcontractor or Vendor, except for those liens, claims, notices or privileges filed as a result of Owner’s failure to make payment when property due to Contractor under the Contract.

9.6.1.8	The existence of Work, including punch list items, not fully completed or corrected after either Substantial or Final Completion.

9.6.1.9	Any failure by Contractor to provide timely access to the Contractor’s books and records for audit purposes as required by the Contract Documents.

9.6.1.10	Any failure by Contractor to provide the Project Schedule updates as required by the Contract or failure to submit Applications For Payments consistent with the Contract Documents.

9.6.1.11	Owner’s or Owner’s Lenders’ good faith belief based on reasonable evidence that the Work will not be completed within the Contract Time, as adjusted by Change Order.

9.6.1.12	Damage to property or Work or injury to persons attributable to the acts or omissions of Contractor, any Subcontractor or any person for whose acts or omissions Contractor is responsible or liable at law or under the Contract Documents, except to the extent covered by insurance.

9.6.1.13	Material deviations from the Contract Documents other than those approved or permitted in accordance with the Contract without an applicable Change Order or Construction Change Directive.

9.6.1.14	Any material breach or default by Contractor under the Contract Documents, or any material inaccuracy in any of Contractor’s representations or warranties.

9.6.1.15	A determination by Owner to nullify in whole or in part a prior approval of an Application for Payment and/or prior payment made, because of subsequently discovered evidence or subsequent observations which otherwise would allow Owner to withhold pursuant to this Section 9.6 or elsewhere in the Contract Documents.

9.6.1.16	Contractor’s failure to obtain, comply with and keep valid and in full force, and deliver copies to Owner of, all approvals, permits, certifications, consents and licenses of governmental authorities or other parties having jurisdiction over the site, the Project or the Work for which Contractor is responsible under the Contract Documents or contractual rights to approve or inspect any of the foregoing which are necessary at the stage of construction and/or otherwise existing and required to be complied with or satisfied when such disbursement to Contractor is to be made to enable Final Completion on or before the Contract Time.

9.6.1.17	It shall be a condition precedent to all payments to Contractor following the date that certificates of occupancy (or any other equivalent permits required for occupancy and use) are obtainable for the whole or any part of the Project prior to Final Completion, that Contractor obtain and deliver to Owner all such certificates when they are first available to be obtained. (Provided, however, if Contractor has complied with and performed all of its obligations under the Contract and is not in default, but is unable to obtain a Certificate of Occupancy through no fault of Contractor or any party for whom Contractor is responsible, including but not limited to any Subcontractor, such failure to obtain a Certificate of Occupancy, shall not alone be a bar to payment to Contractor.)

9.6.1.18	Not used

9.6.1.19	An order or statement shall have been made by or received from any governmental, administrative or regulatory authority or agency stating that the whole or any part of the Work, and/or any proposed change thereto, for which Contractor or any Subcontractor is responsible or which relates to Contractor’s or any Subcontractor’s activities is in violation of any Laws, unless such order or statement has been timely corrected to the satisfaction of both the applicable governmental agency and Owner and evidence of such timely correction shall have been provided to Owner in form and substance satisfactory to Owner.

9.6.1.20	Contractor’s failure to comply with the requirements of these Supplementary General Conditions relating to off-site materials.

9.6.6	Section 9.6.6 of the General Conditions is amended by adding the following after the end of that Paragraph:

“Any such progress payment, Final Payment, or partial or entire use or occupancy of the Project, by Owner, shall not constitute any express or implied representation or determination that the Work, or any part thereof, has been performed satisfactorily or in accordance with the Contract Documents, unless such determination or interpretation is made expressly in writing. Owner shall not be bound by any entries in previous Applications for Payment and shall be permitted to make corrections for errors therein. Owner’s final Contractor’s Fee installment payment and Final Payment shall in no way relieve Contractor of any obligations or responsibilities under the Construction Documents which extend beyond the date of such payment.”

9.8.1	Section 9.8.1 of the General Conditions is amended by adding the following at the end of that Paragraph

“The Work will not be considered suitable for Substantial Completion review until (a) the Work in its entirety, or a designated portion thereof which Owner agrees to accept separately, is sufficiently complete in accordance with the Contract Documents and all applicable Laws to enable Owner to fully occupy and utilize the Work, or such designated portion thereof which is requested in writing by Owner, for all of its intended purposes and all aspects of such Work and the Project can be open to the general public; (b) all Project systems included in the Work (including, without limitation, all life safety systems) are operational and functioning as designed and scheduled; (c) all instruction of Owner’s personnel in the operation of the Project systems has been completed; (d) all final finishes within the Contract are in place; (e) the Work is otherwise satisfactory to Owner in accordance with the Contract Documents; and (f) no liens, claims or encumbrances have been filed or are outstanding with respect to the Work unless they have been resolved or bonded around in compliance with Section 3.19.1 hereof. In general, the only remaining Work shall be minor in nature, so that Owner could occupy the building(s) comprising the Project and fully utilize such building(s) on that date, and all elements are fully functionable and operable as provided in the Contract, and the Final Completion of the Work by Contractor would not materially interfere with, disrupt or hamper Owner’s use, occupancy or enjoyment of the Project, including the intended normal business operations of the Project, or detract from the aesthetic appearance of the Project. As a further condition of Substantial Completion acceptance, Contractor shall certify that all remaining Work will be completed within thirty (30) consecutive calendar days or as agreed upon following the date of Substantial Completion.”

9.8.5	The following is added at the end of Section 9.8.5 of the General Conditions:

“Payment by Owner upon Substantial Completion shall be in consideration of Contractor’s agreement to complete all final punch list items. Owner may retain a sum equal to one hundred and fifty percent (150%) of the costs estimated by Owner necessary to complete any such punch list items. Thereafter, Owner shall pay to the Contractor monthly the amounts retained for such punch list items to the extent that each punch list item is satisfactorily completed by Contractor and accepted by Owner and pursuant to an approved Application for Payment.”

9.8.6	The following is added at the end of Section 9.8.6 of the General Conditions:

“Procedures For Substantial Completion. In addition to the other provisions of this Article 9, procedures to be utilized to determine Substantial Completion of the Work in its entirety, or a designated portion thereof, shall be as follows:

9.8.6.1	Either party may initiate procedures for Substantial Completion of the Work in its entirety or a designated portion thereof, but Owner shall not be required to make a determination and accept partial Substantial Completion unless: (a) specific areas or phases of the Work are designated for partial Substantial Completion by Owner; or (b) Owner assumes physical possession of a portion of the Work solely for purposes of Owner’s full use and occupancy. The use or occupancy of a portion of the Work by Owner or its other contractors to inspect and/or correct defective workmanship pursuant to the Contract Documents shall not be considered as use and occupancy.

9.8.6.2	Unless waived by Owner in writing, Substantial Completion of either the Work in its entirety or a designated portion thereof shall not occur earlier than the date of all designated or required governmental certificates of occupancy and other permits, inspections and certifications for the Project or such portion thereof as the case may be, have been achieved and issued to Owner by the relevant governmental authority, and posted for the Project or such portion thereof, by the relevant governmental authority (provided that a temporary certificate of occupancy (“TCO”) rather than a permanent certificate of occupancy may have been achieved and issued to Owner, and posted, so long as the obtaining of a TCO, rather than a permanent, certificate of occupancy does not prevent any aspect of the Project from being open to the general public). Provided, however, if Contractor has fully complied with and performed all of its obligations under the Contract Documents and is not in default, but is unable to obtain a TCO through no fault, act or omission of Contractor or any party for whom Contractor is responsible, including, but not limited to, any Subcontractor or Vendor, such failure to obtain a TCO shall not alone be a bar to Substantial Completion.

9.8.6.3	If Owner or Owner’s Lenders disagree that Substantial Completion has been achieved, Owner shall provide the Contractor with a list of the items which should be completed or corrected for purposes of Substantial Completion. Owner’s failure to advise Contractor of any items specified in the Contract Documents shall not alter the Contractor’s responsibility to complete all Work necessary for Substantial Completion in accordance with the Contract Documents.

9.8.6.4	Upon receipt of Owner’s list, Contractor shall complete and/or correct all listed items. Contractor shall then submit its request to Owner for another inspection to determine Substantial Completion. Such subsequent inspection or re-inspections to determine if the Work is acceptable for purposes of Substantial Completion shall be made jointly by Owner and Contractor.

9.8.6.5	Prior to the issuance of a Certificate of Substantial Completion by Owner, the parties shall develop a final punch list which must be completed prior to Final Completion. The final punch list shall include the Contractor’s punch list items and other incomplete or missing items which Owner elected in its discretion to waive for purposes of Substantial Completion.

9.8.6.6	Immediately prior to the issuance of a Certificate of Substantial Completion, Owner and Contractor shall jointly inspect and document the condition of the Work, or designated portion thereof, at the time of Owner’s initial possession to determine and record its condition. Such inspection and acceptance by Owner shall not, however, alter the Contractor’s responsibility to complete all Work necessary for Final Completion in accordance with the Contract Documents, including items discovered by Owner after Substantial Completion.

9.8.6.7	When Owner determines that the Work in its entirety, or a designated portion thereof, is substantially complete in accordance with the Contract Documents, Owner shall prepare and issue a “Certificate of Substantial Completion,” which shall certify the date of Substantial Completion.

9.9.1	Section 9.9.1 of the General Conditions is amended by adding the following after the end of that paragraph:

“Contractor’s consent to early or partial occupancy by Owner is not required. If Contractor has any objection or concern relating to Owner’s earlier partial occupancy of any part of the Work, Contractor shall promptly inform Owner of such objection or concern in writing as a Claim or request for a Change Order.”

9.9.3	The following is added in lieu of Section 9.9.3 of the General Conditions:

“In the event of partial occupancy before Substantial Completion as provided above, Contractor shall cooperate with the Owner in making available for Owner’s use and benefit building services such as heating, ventilation, security, cooling, water, lighting, telephone, and security for the portion or portions to be occupied, and if the Work required to furnish these services is not entirely completed at the time Owner desires to occupy the aforesaid portion or portions, Contractor shall make every reasonable effort to complete such Work or make temporary provisions for such Work as soon as possible so that the aforementioned building services may be put into operation and use.”

9.9.4	The following is added as Section 9.9.4 of the General Conditions:

“In the event of partial occupancy prior to Substantial Completion, mutually acceptable arrangements shall be made between Owner and Contractor in respect of the operation and cost of necessary security and maintenance. Further, mutually acceptable arrangements shall be made between Owner and Contractor in respect of insurance and damage to the Work. Contractor’s acceptance of arrangements proposed by Owner in respect of these matters shall not be unreasonably withheld, delayed, or conditioned.”

9.9.5	The following is added as Section 9.9.5 of the General Conditions:

“It shall be understood, however, that partial occupancy shall not: (1) constitute final acceptance of any Work, or (2) relieve the Contractor of responsibility for loss or damage because of or arising out of defects in, or malfunctioning of, any Work, material, or equipment, or from any other unfulfilled obligations or responsibilities under the Contract Documents; provided that Contractor shall not be liable for ordinary wear and tear resulting from such partial occupancy.”

9.9.6	The following is added as Section 9.9.6 of the General Conditions:

“Subject to the terms and conditions provided herein, if Contractor Claims that delay or additional cost is involved because of partial occupancy by the Owner, Contractor shall make Claims as provided elsewhere in the Contract Documents.”

9.10.2.1	The following is added as Section 9.10.2.1 of the General Conditions:

“Notwithstanding anything to the contrary in the Contract Documents (except subject to Section 9.6.1 allowing Owner to holdback portions of the Final Payment), neither Final Payment nor any retained percentage shall become due to Contractor until the following have occurred: Owner and Owner’s Lenders determine that the Work has been properly completed and equipped by Contractor in accordance with the Contract Documents, including (a) completion of all punch list items, (b) the submittal to Owner of all documentation as described in the Contract Documents, (c) completion in compliance with all applicable Laws, and (d) all obligations of Contractor under the Contract Documents (except for those obligations which are intended to be satisfied after Final Completion) are fully satisfied. When Contractor considers that the Work is finally complete, Contractor shall so notify Owner in writing requesting a Certificate of Final Completion. Such notice shall be accompanied by, and it shall be a condition to Final Payment and Final Completion that Contractor deliver to Owner, the following:

(a)

Conditional Final Lien Waivers from Contractor and all Subcontractors and Vendors (except from those parties that have previously filed lien or liens and such liens have not been satisfied but have been cancelled and released of record pursuant to a bond in accordance with the Contract, but only to the extent of the amounts in dispute and approved by Owner and Owner’s Lenders), in the form as mutually agreed, including certified copies of waivers of all liens filed during the course of the Work and not previously provided to Owner, and no liens, Claims, notices, privileges or other encumbrances have been filed or are outstanding with respect to the whole or any part of or interest in either the site or the Work. Unconditional Final Lien Waivers from Contractor and all Subcontractors and Vendors will be provided after receipt of Final Payment. The amount of Final Payment will be withheld only to the extent such withholding is necessary to protect the Owner from such liens for which Contractor is responsible under this paragraph.

(b)	All final occupancy certificates obtained from any government authority and all other required approvals and acceptances as necessary or required for the full use and occupancy of all aspects of the Project by any city, county and state authorities having jurisdiction and not previously provided to Owner. Provided, however, if Contractor has complied with and performed all of its obligations under the Contract Documents and is not in default, but is unable to obtain a Certificate of Occupancy through no fault of Contractor or any party for whom Contractor is responsible, including but not limited to any Subcontractor, such failure to obtain a Certificate of Occupancy, shall not alone be a bar to Final Completion.

(c)	All written guarantees and warranties under the Contract for Contractor and Subcontractors and Vendors, all required operation and maintenance manuals for major equipment required under the Contract all in form and substance satisfactory to Owner; and assignment documentation assigning to Owner in form and substance satisfactory to Owner any remaining warranties and guarantees pertaining to the Work and not previously provided and assigned to Owner, and Contractor agrees to assist Owner in the prosecution and enforcement of all such assigned warranties and guarantees.

(d)	An affidavit certifying that Contractor has timely paid all federal, state and local taxes due arising out of the Work in a form satisfactory to Owner.

(e)	All operating, maintenance, servicing and cleaning manuals and instructions, spare parts, maintenance stocks and spare materials provided by Subcontractors and Vendors and/or reasonably required by Owner for beneficial use of the Work for its intended purpose, and if requested by Owner adequate verbal instructions in the operation of mechanical, electrical, plumbing and other systems.

(f)	A complete and accurate set of as-built Drawings, which clearly delineate any changes made to the latest approved Drawings and Specifications.

(g)	An accounting of the credits due Owner for the value of any excess items paid for by Owner and a complete detailed statement of the Cost of the Work showing, without limitation, all expenditures for which state or federal tax credits or deductions may be allowed.

(h)

Any documents, instruments, releases, bonds, affidavits, certificates and indemnities reasonably required in order to permit Owner and Owner’s Lenders to secure endorsements in form and content satisfactory to them to their respective policies of title insurance for the site, including without limitation that no mechanics or materialmen’s liens, Claims, notices or privileges appear of record, that all Lender Liens are of first priority (including prior to any unrecorded liens or other lien rights, Claims, notices or privileges), and that there are no encroachments or violations of any recorded covenants, conditions or restrictions affecting the site.

(i)	To the extent required by the Contract Documents, such documents and other items so that Owner will receive and Owner does receive a release and complete refund without deduction or offset of all security, bonds and/or cash amounts provided by or on behalf of Owner and held by or for the benefit of any administrative or governmental agency.

(j)	If required by Owner or Owner’s Lenders, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, Claims, privileges, notices security interests or encumbrances arising out of the Contract or the Work which may then or in the future affect the Project or site, and to the extent and in such form as may reasonably be designated by Owner or Owner’s Lenders (if a Subcontractor or Vendor refuses to furnish a release or waiver required by Owner, Contractor shall furnish a bond pursuant to the Contract Documents (including, without limitation, Section 3.19 hereof) satisfactory to Owner to indemnify Owner against such lien, Claim, privilege or notice and cause it to be paid, released and cancelled; if such lien remains unsatisfied after payments are made unless bonded off, Contractor shall immediately refund to Owner and indemnify Owner against all money that Owner may be compelled to pay in discharging such lien, Claim, privilege or notice including all costs and reasonable attorneys’ fees).

(k)	If requested by Owner, Owner and Owner’s Lenders shall have received (at Owner’s expense) an updated survey of the site showing the Work “as built.”

(I)	Not used,

(m)	Not used.

(n)	Such other certificates, instruments and affidavits relating to the Work as Owner or Owner’s Lenders may reasonably require.

9.10.2.2	The following is added as Section 9.10.2.2 of the General Conditions:

“Owner’s Inspection For Final Completion. Upon receipt of Contractor’s request for a Certificate of Final Completion and all submittals that comply with Subsection 9.10.2.1 immediately above, Owner shall promptly make appropriate evaluations and inspections as follows:

(a)	If Owner considers that the Work is fully completed in accordance with the Contract Documents, Owner shall promptly so advise Contractor.

(b)	In the event that Owner or Owner’s Lenders do not agree that Final Completion has been achieved, Owner shall promptly so advise the Contractor in writing of the remaining items to be completed for purposes of Final Completion.

(c)	After Contractor satisfies all remaining items necessary for Final Completion, Contractor may submit a further written notice to Owner stating that the Work is ready for re-inspection. All re-inspections to determine if the Work is acceptable for purposes of Final Completion shall be jointly made by Owner and Contractor.

(d)	When Owner agrees that the Work is finally complete, which agreement Owner agrees not to unreasonably delay, Owner shall prepare and issue a “Certificate of Final Completion,” which shall set forth the date of Final Completion, and Owner may file a Notice of Completion.”

9.10.6	The following is added as Section 9.10.6 of the General Conditions:

Final Payment shall not be due, and Contractor’s Application for Final Payment shall not be considered, until the Contractor completes all of the Work in accordance with the Contract Documents including all prerequisites for a Certificate of Final Completion pursuant to Section 9.10.2.1 of these Supplementary General Conditions. Owner will have no obligation to make the Final Payment to the extent any unresolved mechanic’s liens, privileges, notices or Claims exist relating to Owner’s property, the Work, the site or the Project provided Contractor has been paid for such Work by the Owner, regardless of whether such liens, privileges, notices or Claims are filed or made by Contractor, any Subcontractor or Vendor or any other party relating to the Work, unless and until as directed by Owner, Contractor obtains and records appropriate lien releases acceptable to Owner and Owner’s Lenders, or provides Owner and Owner’s Lenders with indemnities acceptable to Owner and Owner’s Lenders and/or bonds around any mechanic’s lien, Claim, notice or privilege in a manner acceptable to Owner and Owner’s Lenders, all in accordance with these Supplementary General Conditions. The Application for Final Payment shall include a statement of all unresolved Claims (and for which payment has been and/or shall be withheld by Owner). Contractor shall separately list by Claim number the specific dollar amounts which have previously been submitted as Claims by Contractor in good faith and in full compliance by Contractor with this Agreement. Except for such unresolved Claims stated in specific dollar amounts which have been previously filed by Contractor in good faith and in full compliance with this Agreement, the submittal by Contractor of its Application for Final Payment shall constitute a final and irrevocable release and waiver by Contractor of any and all other Claims and causes of action for additional costs allowable under the Contract Documents. This shall include, but not be limited to, any and all Claims for additional amounts relating to the unresolved Claims so identified by Contractor and Claims or potential Claims of Subcontractors and Vendors arising out of this Contract, whether or not any such Claims or potential Claims arise in contract or in tort or were known or unknown at the time of submittal of the Application For Final Payment but shall not include any rights or defenses that Contractor may have in relation to any claims Owner may have. Upon Owner’s concurrence that all conditions of the Contract have been fulfilled and that the balance set forth in the Application For Final Payment is due and payable, Owner shall make Final Payment to Contractor.

ARTICLE 10 - PROTECTION OF PERSONS AND PROPERTY

10.1.1	The following is added of the end of Section 10.1.1 of the General Conditions:

Contractor shall prepare a site safety plan and submit such plan to Owner for review and comment prior to the commencement of Work. Such plan shall identify the location of the fire safety system, alarm system, fire-fighting apparatus and exit routes. Safety gear shall be provided for representatives of Owner, Owner’s Lender’s and Architect’s personnel and all others while on site. Contractor shall designate a person responsible for job safety.

10.1.1.1	Contractor shall, and shall cause Subcontractors and Vendors to, take all precautionary measures as required by applicable laws to prevent and correct fire causing conditions, and shall conduct all operations with due regard for the avoidance of fire hazards. Contractor shall exercise care in accordance with Article 3 of the AIA 111 to prevent fires. The following minimum precautions shall be taken by Contractor and Contractor shall cause each Subcontractor and Vendor to take the following actions with regard to the Work:

(a)	Flammable liquids shall be stored in closed, approved, covered metal containers, and as approved by the fire wardens. All paint and oily rags shall be stored in approved containers and removed daily.

(b)	Each gasoline or diesel powered vehicle shall carry a fire extinguisher of adequate size and type to extinguish a fire emanating from either the vehicle or its load.

(c)	Contractor shall maintain a system of prompt detection and correction of unsafe practices and conditions, and shall furnish and maintain all necessary first aid equipment in a special location on the site. Contractor shall investigate all accidents promptly to determine cause and to take necessary corrective action, and shall file required reports.

(d)	No exit, corridor, or stairwell shall be used for storage of materials of any type.

(e)	All exits, corridors and stairwells must be accessible and free of materials of any type except as necessary for the Work. Minimum exit widths as required by Laws shall be maintained at all times.

(f)	Hard hat and construction areas shall be identified and posted. All workmen and personnel in these areas shall wear a hard hat.

(g)	All electrical equipment and tools shall be of an adequate size to accomplish the task at hand and shall be properly grounded.

(h)	Face, eye and respiratory protection shall be available and used when the situation requires.

(i)	Provide and maintain suitable protections and enclosures around shafts, stairs and other openings in floors.

The foregoing requirements are not intended to be exclusive or exhaustive, and Owner shall not have any liability in any way relating to any of the foregoing or the absence of other requirements from the foregoing. Contractor shall be responsible to Owner for providing the site as a safe place to work for all persons.

10.2.1	Add the following to the end of General Conditions Section 10.2.1:

“4.	Parts of the Work in place which may be subject to damage because of operations being carried out adjacent thereto shall be covered, boarded-up or substantially enclosed with adequate protection.

5.	Permanent openings used as thoroughfares for the introduction of Work and materials to the structure shall have heads, jambs and sills well blocked and boarded to prevent damage.

6.	The intention of the Contract is that, upon completion, the entire Work will be delivered to the Owner in proper, whole and unblemished condition.”

10.2.2	Section 10.2.2 of the General Conditions is amended by adding the following at the end of that Paragraph:

“Contractor shall provide all facilities and shall follow all procedures required by all Laws, including, without limitation, the Occupational Safety and Health Act (OSHA) including, but not limited to, providing and posting all required posters and notices, and shall otherwise be responsible for all other mandatory safety laws.”

10.7	The following is added as Section 10.7of the General Conditions:

“Contractor expressly assumes all liability and responsibility imposed by Laws upon Owner in connection with the excavation of property and shoring undertaken with respect thereto and agrees to give any required notices to adjoining property owners.

ARTICLE 11 - INSURANCE AND BONDS

“11.1	Owner Controlled Insurance Program —

11.1.1

The Owner, at its expense, has implemented an Owner Controlled Insurance Program (“OCIP”) to furnish certain insurance coverages with respect to on-Site activities. The OCIP will be for the benefit of the Owner and Contractor and Subcontractors of all tiers (unless specifically excluded) who have on-Site employees. Such coverage applies only to Work performed under the Contract Documents at the Site. The OCIP shall not include, and the Owner shall not be responsible for providing, any insurance coverages other than those specifically identified in the OCIP Manual (described in Section 11.1.2 below). In addition, the first [$25,000.00] of each loss or damage covered under the Builder’s Risk Insurance policy, or uninsured losses, shall be paid for by the Contractor or Subcontractor(s) who caused the loss. The Builder’s Risk insurance provided by Owner also does not cover loss of, or damage to, any tools, implements, equipment, scaffolds, formwork, machinery, cranes, consumables, office trailers, tool sheds, temporary structures or anything else which is not intended to become a permanent part of the finished Project. The Contractor and eligible Subcontractors must provide their own insurance for off-Site activities and automobile liability pursuant to the OCIP Manual, and the costs of such insurance for Contractor shall be a Cost of the Work. To the extent Contractor and or any Subcontractor becomes ineligible for the OCIP or is no longer covered by the OCIP, Contractor and such Subcontractor shall provide all required insurance under the OCIP Manual.

11.1.2	Details concerning the OCIP are provided in the OCIP Manual which is attached hereto as Exhibit H and incorporated herein by this reference, and which has been made available to Contractor and its Subcontractors, for use in preparing their bids and estimates and in planning the performance of their Work. Contractor and each Subcontractor will participate in the OCIP established for the project in accordance with the OCIP Manual. Participation in the OCIP is mandatory but not automatic. Contractor shall, and Contractor shall cause all Subcontractors to, complete all forms, submit the information required and abide by the mandates established in the OCIP Manual. Any exceptions to this requirement must be approved by Owner.

11.1.3

11.2	Evidence of Coverage

11.2.1	Carriers Acceptable To Owner. All policies required of Contractor and Subcontractors pursuant to this Contract shall be maintained with insurance carriers that are acceptable to Owner and licensed in the State of Missouri.

11.2.2	Failure to Comply. Neither the Contractor nor any of its Subcontractors shall be entitled to receive payment for any Work performed, or to commence operations or Work on the Site or elsewhere until such time as they provide acceptable evidence of compliance with the requirements of this Article 11. Any additional costs or delays caused by or arising out of any failures to comply with this Article 11, including the failure to furnish acceptable Certificates of Insurance prior to date of the Date of Commencement, shall be solely the responsibility of Contractor and its Subcontractors.

11.3	Deductibles. If any policy required to be purchased pursuant to the Contract is subject to a deductible, self-insured retention or similar self-insurance mechanism which limit or otherwise reduces coverage, the deductible, self-insured retention or similar self-insurance mechanism shall be subject to Owner’s and Owner’s Lender reasonable approval and the Contractor, any Subcontractor or Vendor providing such insurance shall be responsible for such deductible or self-insured retention.

11.4	Cooperation by the Parties. Owner and Contractor shall fully cooperate with each other in connection with the collection of any insurance monies that are due in the event of a loss. Owner and Contractor shall promptly execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining recovery of any such insurance monies.

11.5	Duration. All General Liability, Automobile Liability, Worker’s Compensation and Employer’s Liability insurance required by the Contract shall be kept in force without interruption until Final Completion of the Work. Contractor and its Subcontractors shall maintain completed operations insurance only if and to the extent required by the OCIP Manual. The Builder’s All-Risk Insurance shall remain in force until Contractor has achieved Final Completion of the Work in its entirety.

11.7	The following is added in lieu of Section 11.5 of the General Conditions:

“11.7	Payment and Performance Bond Requirements and Notice of Contract

11.7.1 Subcontractor’s Bond Requirements. Contractor, using reasonable care, shall on a case-by-case basis, determine whether to require that Contractor’s Subcontractors provide a Payment and Performance Bond. The amount of each such Payment and Performance Bond shall be equivalent to the full value of the relevant subcontract.

ARTICLE 12 - UNCOVERING AND CORRECTION OF WORK

12.2.2.1	The following is added at the end of Section 12.2.2.1 of the General Conditions:

While Contractor, Subcontractors and Vendors shall be responsible for strict compliance with the requirements of Sections 3.5.1 and Article 12 throughout the course of the Work, the “Warranty Period” shall commence upon the applicable date of Intermediate Substantial Completion, or Substantial Completion of the Work or designated portion thereof for areas not covered by the Intermediate Substantial Completion Dates, and shall extend for a period of twelve (12) months from such date for the applicable area of the Work or for such longer period as set forth in an applicable manufacturer’s warranty or as may be required by applicable Laws. Nothing contained in this Section shall be construed to establish a period of limitation with respect to other obligations which Contractor might have under the Contract Documents or under applicable law, in equity or otherwise, or reduce the period of any other similar warranty or guaranty that may apply at law or otherwise to the Work.”

12.2.2.3	The following is added in lieu of Section 12.2.2.3 of the General Conditions:

“All defects in material and workmanship appearing during the Warranty Period or any longer period provided by Law, as determined by Owner, will be remedied to the satisfaction of Owner, at no additional cost to Owner as promptly as possible. All repairs and/or replacements of defective Work shall be made at the convenience of Owner during such times as will not interfere with Owner’s normal use and occupancy of the Project and premises. Contractor shall not be entitled to the extra costs, if any, incurred in connection with performing corrective Work at non-business hours. Additionally, the provisions of this Agreement relating to cooperation with Owner, access, avoidance of disruption and related matters shall also apply to the performance of any warranty related work. Upon receipt of Owner’s written notice at any time during the course of the Work or during the Warranty Period, and during any longer period of time as are prescribed by any applicable Laws or other applicable terms, Contractor (at no cost to Owner) shall at Contractor’s sole cost promptly perform all corrective services (including, without limitation, furnishing all labor, materials, equipment and other services at the site and elsewhere) to Owner’s satisfaction as may be necessary to remedy any defective workmanship or omissions in the Contractor’s Work, including without limitation, promptly correct or replace any Work rejected by Owner or which is incomplete, defective or fails to conform to the Contract Documents, whether observed before or after Final Completion of the Work and whether or not fabricated, installed, or completed. Contractor shall extend its warranty to cover repair of defective work for a period equal to that of the original guarantee after repairs have been completed and accepted by Owner.

12.2.2.4	The following is added as Section 12.2.2.4 of the General Conditions:

All costs incurred by Contractor in fulfilling Contractor’s remedial warranty obligations as set forth in the Contract Documents shall be Costs of the Work to the extent allowed under Articles 7 and 8 of the AIA 111, and shall be solely Contractor’s responsibility which Contractor shall pay, including, without limitation, additional testing and inspections and compensation for the services of any professional or consultant made necessary thereby. Contractor shall also, as part of Contractor’s warranty and guarantee at Contractor’s own expense to the extent allowed under Articles 7 and 8 of the AIA 111, repair or replace any other damaged components, material, finishes, furnishings and other Work or portions of the Project or other property damaged, affected or otherwise made necessary by or resulting from such defective, non-conforming or incomplete Work, to return the same to their original condition. Establishment of the time period as described in these provisions relates only to the specific obligation of Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish Contractor’s liability with respect to Contractor’s obligations other than specifically to correct the Work. The provisions of this Section shall survive any termination of the Agreement and/or the completion of the Project.

12.2.2.5	The following is added as Section 12.2.2.5 of the General Conditions.

“In the event Contractor fails to timely correct incomplete, nonconforming or defective Work following Owner’s written notice described in paragraph 12.1.1 of the General Conditions, Owner shall have the right to correct or arrange for the correction of any defects or omissions in the Work at the Contractor’s sole cost and expense as Costs of the Work to the extent allowed under Articles 7 and 8 of the AIA 111. Contractor shall bear all costs incurred by Owner in correcting such defective Work, subject to Articles 7 and 8 of the AIA 111, including, but not limited to, additional costs for redesigns by the Architect and other design consultants, replacement contractors, materials, equipment and all services provided by Owner’s personnel. Owner shall be entitled to withhold and offset all costs incurred during any such corrective work against any funds which are otherwise due or which may become payable to the Contractor to the extent such costs are not reimbursable pursuant to the Contract Documents. If payments then or thereafter due Contractor are not sufficient to cover such amount, Contractor shall immediately upon demand pay the difference to Owner.”

ARTICLE 13 - MISCELLANEOUS PROVISIONS

13.2.2	The following is added in lieu of Section 13.2.2 of the General Conditions:

Owner may at any time and from time to time, upon notice to but without consent of Contractor, assign the Contract or delegate its obligations to Owner’s Lenders pursuant to Article 15 hereof, and/or to an affiliate or subsidiary of Owner, or to an entity which acquires all or substantially all of Owner’s interest in the Project or all or substantially all of the assets or member interests of Owner, and/or change its name from time to time, subject to Paragraph 2.2.1 of the AIA 201 General Conditions.

13.4.3	The following paragraph is hereby added as Section 13.4.3 of the General Conditions:

“The invalidity of any part or provision of the Contract Document shall not impair or affect in any manner the validity, enforceability or effect of the remaining parts or provisions of the Contract Documents.”

13.5.1	Section 13.5.1 of the General Conditions is amended by adding the following at the end of that Paragraph:

“Architect, Owner, Owner’s Lenders and Contractor shall be afforded a reasonable opportunity to attend, observe, and witness all inspections and tests of the Work. Architect or Owner may at any time request and receive from Contractor satisfactory evidence that materials, supplies, or equipment are in conformance with the Contract Documents. The conduct of any inspection or test and the receipt of any approval shall not operate to relieve Contractor from its obligations under the Contract Documents unless specifically so stated by Owner in writing.”

13.5.3	Section 13.5.3 of the General Conditions is amended as follows:

In Line 2 delete the balance of the paragraph after “Documents,” and add “or reveal faulty or otherwise defective Work, or if the necessity of any such testing, inspection or approval procedures arises out of the fault, neglect, or omission of Contractor, the Contractor shall bear all costs of such testing, inspection, and approval procedures and all other costs made necessary by Contractor’s failures, including, without limitation, those costs of repeated and additional procedures and compensation for Architect’s services and expenses of Owner’s personnel and consultant fees and expenses. Such costs shall be paid by Contractor within ten (10) days of receipt of invoice from Owner with supporting data attached subject to Articles 7 and 8 of the AIA 111.”

13.5.7	The following is added as Section 13.5.7 of the General Conditions:

“No inspection performed or omitted to be performed by Owner or any other party shall be the basis for any Claim of waiver or release of any of Contractors’ obligations under the Contract Documents, nor shall any such inspection or omission to inspect constitute approval or acceptance of the Work or any part thereof unless specifically so stated by Owner is writing.”

13.5.8	The following is added as Section 13.5.8 of the General Conditions:

Contractor agrees that, unless otherwise expressly directed in writing by Owner, it shall not, nor shall it allow any other party to, commence any Work relating to the Project or on or relating to the site where the Project is to be located, at any time prior to the commencement date, September 7, 2005. Notwithstanding any other provision of the Contract Documents, Contractor agrees for itself and for every Subcontractor and Vendor and every other person performing any services or providing any materials relating to the Work, that any and all liens, Claims, notices, privileges and lien rights and benefits (including enforcement rights) Contractor and or any of the other foregoing parties may or do have under applicable law, shall at all times be subordinate and junior to any and all liens, security interests, mortgages, deeds of trust and other encumbrances of any kind (on the site and otherwise) in favor of any of Owner’s Lenders (“Lender Liens”), notwithstanding that Work may be or is commenced or done on, and materials may be or are furnished to, the site prior to any Lender Liens being imposed upon or recorded or filed against the site or any of Owner’s assets and before expiration of the time fixed under applicable law for filing of mechanics, Claims, notices, privileges and materialmen’s liens. Contractor shall, and Contractor shall cause every Subcontractor and Vendor at every tier, and any other person performing services or providing materials relating to the Work to, sign and deliver to Owner and Owner’s Lenders from time to time upon request by Owner or any of Owner’s Lenders: (a) written and recordable acknowledgments and restatements of the provisions of this Section 13.5.8 and the subordination described herein, and (b) such affidavits, certificates, releases, indemnities, waivers and instruments (and in form and content) as Owner’s or Owner’s Lender’s title insurer shall require to allow such insurer to issue such title endorsements as Owner or Owner’s Lenders require (including insuring first priority of Lender Liens). Contractor’s or any Subcontractor’s or Vendor’s, failure, or the failure of any party for whom the foregoing are responsible or liable at law or under the Contract Documents, to provide the items required in clauses (a) and (b) hereinabove upon request, or Owner’s or Owner’s Lender’s inability to obtain at any time endorsements to Owner’s Lender’s title policies (or issuance of initial title policies) insuring first priority of Lender Liens, including without limitation senior to any mechanics’ or materialmen’s lien or lien rights, Claims, notices, privileges shall constitute a material default and breach of the Contract Documents and failure of a condition to any payment by Owner owed to Contractor under the Contract or otherwise.

13.5.9	The following is added as Section 13.5.9 of the General Conditions:

Contractor acknowledges that Owner, and its subsidiaries and other affiliated companies, own and operate businesses that are subject to and exist because of privileged licenses issued by governmental authorities. If requested, Contractor shall, and Contractor shall cause all Subcontractors and Vendors to, timely provide Owner with such documentation and information to reflect any recent experience it has, if any, working in the resort casino industry and if required shall timely obtain any qualification or clearance required by any regulatory authority having jurisdiction over Owner or any of the foregoing entities or subsidiary or affiliate thereof. If Contractor or any Subcontractor or Vendor fails to satisfy such requirements or if Owner or any of the foregoing entities or any other affiliated company thereof is directed to cease doing business with Contractor or any Subcontractor or Vendor then such event shall be deemed a material breach of the Contract by Contractor and Owner shall have the right to terminate the Contract and/or any subcontract or purchase order, among all other remedies available to Owner.

13.5.10	The following is added as Section 13.5.10 of the General Conditions:

While Contractor is required to perform the Work in strict accordance with the Contract Documents, Contractor shall at all times be an independent contractor and responsible for and have control over all construction means, methods, techniques, sequences and procedures for constructing, coordinating and scheduling all portions of the Work to achieve the requirements of the Contract Documents. Nothing in the Contract Documents shall be deemed to imply or represent or be construed to (a) make Contractor, its supervisors, employees, its Subcontractors or Vendors of any tier the agents, representatives or employees of Owner, or (b) create any partnership, joint venture, or other association or relationship between Owner and Contractor or any Subcontractor, nor shall anything contained in the Contract Documents be deemed to give any third party any Claim or right of action against Owner or Contractor which does not otherwise exist without regard to the Contract Documents. Any approval, review, inspection, supervision, direction or instruction by Owner or any party on behalf of Owner, or by any of Owner’s Lenders, in respect to the Work or services of Contractor shall relate to the results Owner desires to obtain from the Work, and shall in no way affect Contractor’s independent contractor status.

13.8	The following is added as Section 13.8 of the General Conditions:

“The losing party shall promptly pay to the prevailing party all costs and reasonable attorneys’ fees incurred in connection with any legal action, in whole or in part, based on a breach of the Contract or other dispute arising out of or in connection with the Contract.”

13.9	The following is added as Section 13.9 of the General Conditions:

“Notwithstanding any provision of the Contract Documents to the contrary, no person or entity, whether or not mentioned or referred to in the Contract Documents shall be, or be considered to be a third-party beneficiary of, or entitled to assert any rights under, the Contract Documents, except Owner, Contractor, and any permitted assignees or successors of Owner under the Contract Documents.”

13.10	The following is added as Section 13.10 of the General Conditions:

13.10	Affirmative Action Policy/Union Matters: Contractor agrees to and will comply with the MBE/WBE requirements of the Compliance Plan , and further acknowledges receipt of such Compliance Plan and further acknowledges that such requirements include a goal of 25% MBE and 5% WBE utilization for Contractor’s work. Contractor agrees to use union construction trades in the construction of the Project.

ARTICLE 14 - TERMINATION OF THE CONTRACT

Article 14 of the General Conditions is replaced with the following:

“ARTICLE 14—TERMINATION

14.1	Default By Contractor. Owner may, following expiration of the applicable period described in Section 14.1.2 below and subject to Section 14.1.3 below, and without prejudice to any other rights or remedies of Owner, terminate this Contract in its entirety, or may elect to terminate any portion of the Contractor’s Work, for default if the Contractor, including any Subcontractor or Vendor, fails to perform or beaches any of its material obligations under the Contract Documents, including fails to perform the Work in a diligent, expeditious, workmanlike and careful manner strictly in accordance with the Contract. Upon such default, Owner may take possession of the site and of all materials, tools, equipment and machinery thereon for which it has paid and may finish the Work by whatever method Owner may in good faith deem desirable and or expedient (or may elect not to finish the Work).

14.1.2	Notice Of Default By Owner. The Contractor shall promptly correct any default to Owner’s satisfaction within fifteen (15)calendar days following receipt of written notice of default from Owner. If correction within said fifteen (15) days is not possible, Contractor shall commence and diligently continue effective action to correct such default to Owner’s satisfaction, but such correction shall be completed not later than sixty (60) days following receipt of Owner’s notice (except for such longer period as may otherwise be approved in writing by Owner and Owner’s Lenders which approval shall not be unreasonably withheld). In the event that the Contractor fails to take and diligently pursue effective corrective actions, Owner may hold in abeyance further payments to Contractor to the extent reasonably necessary to protect itself as provided herein and/or terminate the Contract by written notice specifying the date of termination and without prejudice to any other remedy Owner may have.

14.1.3	Other Defaults. Owner may also elect to declare Contractor in default and may terminate Contractor immediately upon written notice with regard to any of the matters in Sections 14.1.3.1 through 14.1.3.5 below, it being agreed that the cure periods in Section 14.1.2 above do not apply to Sections 14.1.3.1 through 14.1.3.5) and/or take such other action as Owner may be allowed, in the event of any of the following:

14.1.3.1	The commencement of an action or petition by or against Contractor under applicable bankruptcy laws, or any general assignment by Contractor for the benefit of its creditors or the appointment of a receiver or trustee to take charge of Contractor’s assets;

14.1.3.2	Contractor’s insolvency;

14.1.3.3

The recordation or filing of a mechanics’ or materialmens’ lien, or other Claim, privilege or notice on the site or the Work by a Subcontractor, Vendor, laborer, materialman, or supplier or any other party providing services or material engaged by, on behalf of, or acting under the direction of Contractor or any Subcontractor or

Vendor in connection with the Work, provided that such lien, Claim, notice or privilege is not removed of record, cancelled or satisfied by bond or other security, in an amount and with a bonding company reasonably satisfactory to Owner and Owner’s Lenders within the time periods set forth in and pursuant to these Supplementary General Conditions;

14.1.3.4	Failure of Contractor for five successive days or an aggregate of seven days in any thirty (30) day period (other than Sundays or national holidays), to have an adequate number of laborers or Subcontractors at the site who are actively and productively working on the Project, unless a Force Majeure Delay or Owner Delay exists for such absence, unless within five (5) days after written notice from Owner Contractor has and thereafter maintains an adequate number of laborers and Subcontractors on site actively and productively working on the Project;

14.1.3.5	Failure of Contractor after five days following request from Owner to provide Owner with satisfactory evidence of funds available to cover costs for Contractor is responsible which exceed the Guaranteed Maximum Price as required under the Contract Documents; or

14.1.4	Stop Work Orders. In the event of any breach or default of this Contract, and in lieu of declaring termination for default, Owner may elect to stop, delay, reduce or interrupt any operations of Contractor or any affected Subcontractors or Vendors until such default or failure is remedied to Owner’s satisfaction. No part of the time lost due to stop work orders or delay, reduction or interruption by Owner arising out of such material breaches shall be made the subject of a Claim for extension of time or for increased costs or damages by Contractor. No increase or upward adjustment shall be made in the Guaranteed Maximum Price or Contractor’s fee for, and in no event shall Owner be liable for, or Contractor or any Subcontractor or any other party performing any Work on the site be entitled to, any lost opportunity, lost profit or consequential damages claimed or alleged by Contractor, any Subcontractor or any other party performing any Work on the site and relating to any such stoppage, reduction, suspension, delay or interruption. The issuance of a stop work order or delay, reduction or interruption by Owner shall not prejudice Owner’s right to subsequently terminate for default.

14.1.5	Owner’s nights Upon Termination for Default. If all or a portion of the Contractor’s Work is terminated pursuant to this Section 14.1, Contractor shall not be entitled to receive any payment until after Final Completion by others and after Owner has assessed its additional costs and damages arising out of such termination, including, but not limited to, Owner’s additional costs for completing all or the relevant portion of the Work. Upon such termination, Contractor shall immediately undertake all necessary steps to mitigate against Owner’s damages, and shall:

14.1.5.1	Cease operations and vacate the site to the extent specified in the notice of default;

14.1.5.2	Place no further orders and enter into no further subcontracts or purchase orders for materials, labor, services or facilities that relate to the terminated Work;

14.1.5.3	Upon Owner’s request, terminate all subcontracts and purchase orders which relate to the terminated Work;

14.1.5.4	Upon request and as directed by Owner, assign (and/or Owner may accept the assignments made in this Agreement, as the case are) all of Contractor’s right, title and interest to all subcontracts, purchase orders, rental agreements, materials, supplies and equipment using forms satisfactory to Owner and otherwise assist Owner in the orderly and expeditious transfer of such rights;

14.1.5.5	Turn over to Owner the originals of the Project Schedule and all Schedule Updates including all computer data bases on diskettes; all Drawings, Specifications and other construction documents; all as-built drawings, calculations and such other Work-related documents and all items and things for whose cost Contractor requests or has requested reimbursement or payment;

14.1.5.6	Proceed to complete the performance of all Work not terminated, provided Contractor is paid to complete that Work in accordance with the Contract Documents;

14.1.5.7	Take such actions that may be necessary, or that Owner may direct, for the protection and preservation of the terminated Work, provided Contractor is paid to for that Work in accordance with the Contract Documents;

14.1.5.8	Advise Owner of all outstanding subcontracts, rental agreements and purchase orders which Contractor has with others pertaining to the terminated Work and furnish Owner copies thereof;

14.1.5.9	Remove all of its property from the site and Owner’s premises. Any property not so removed may be removed by Owner at Contractor’s expense; and

14.1.5.10	Allow Owner to take possession of all materials of any kind that have been paid for, that are to be incorporated into the Work, or to which Owner has any ownership rights or interest, and finish the Work and provide the materials therefor or contract with others to do so by whatever method Owner deems expedient and execute and do all such assurances, acts and things as Owner may consider expedient to facilitate Owner’s taking of possession of the site and materials, equipment, machinery and tools thereon, and shall give all notices, orders and directions which Owner may think expedient for the purposes hereof.

14.1.6	Payment to Contractor

14.1.6.1	If Owner terminates the Contract for Contractor’s breach or default, Contractor shall thereafter only be entitled to reimbursement of such amount (if any), by which:

(a)	the (i) Cost of the Work actually and properly completed by Contractor in accordance with the Contract Documents up to the date of such termination (and not cancelable or refundable) and as provided in paragraph 14.1.5 above, plus (ii) Contractor’s fee thereon (subject to satisfaction of the conditions applicable to progress and Final Payment contained in the Contract Documents as the case may be), but the foregoing amounts shall not exceed the portion of the Guaranteed Maximum Price (including Contractor’s fee) fairly allocable to the Work so completed, exceeds

(b)	the total of (i) all payments theretofore made to Contractor under the Contract Documents, and (ii) all damages and other costs and expenses incurred by Owner directly, subject to paragraph 4.3.10 of the General Conditions, and the Completion and Liquidated Damages Exhibit (Exhibit 2 to the AIA A111), arising out of or as a result of, Contractor’s breach or default, including, without limitation, the cost of any additional consultants’ services, attorneys’ fees or managerial and administrative services required thereby, any additional costs incurred in retaining another contractor or other Subcontractors, Owner’s termination of Contractor and the finishing of the Work by another method after such termination, attorneys’ fees and expenses, and any other damages, costs, and expenses Owner may incur in completing the Work as a result of Contractor’s breach or default including if Owner elects to complete the Project after such termination, the amount by which the actual cost of completing the Project (including components of the Project that are not part of the Work but are directly affected by or relate to Contractor’s breach or default and or the terminating and completion of the Project) is greater than what such actual cost (including the actual cost of components of the Project that are not part of the Work but are directly affected by or relate to Contractor’s breach or default and or the terminating and completion of the Project) would have been if Contractor had fulfilled its obligations under the Contract Documents, and if Owner elects to not complete the Project after such termination Contractor hereby acknowledges that Owner has the right to so elect without Owner waiving Contractor’s liability for damages arising out of the breach by Contractor that led to its termination, all damages suffered by Owner arising out of Contractor’s breach of this Agreement.

14.1.6.2	If the amount referred to in Section 14.1.6.1(b) hereinabove exceeds the amount referred to in Section 14.1.6.1(a) hereinabove, Contractor shall pay the difference to Owner immediately upon Owner’s demand.

14.1.6.3

Any reimbursements or payments made to Contractor under this Section 14.1.6 are conditioned on (a) Contractor previously having delivered to Owner possession and unfettered access to the Work and site and all materials, equipment, tools and the like (undamaged and in good condition) which Owner has paid for and/or been billed for, (b) all the applicable items listed in, and performance of all the applicable obligations described in these Supplementary

General Conditions relating to Final Completion Procedures and Requirements have been satisfied, and (c) Contractor complies with such other obligations under the Contract Documents as Owner or Owner’s Lenders reasonably requires.

14.2	Termination For Convenience. The parties’ rights and remedies in the event of termination by Owner of all or a portion of the Work for convenience shall be as follows:

14.2.1	Notice of Termination For Convenience. Owner may cancel this Contract in its entirety, or may elect to terminate any portion of the Contractor’s Work, and take possession of the site and all materials, tools, equipment and machinery thereon for which it has paid and finish or not finish the Work by whatever method Owner may desire, at any time upon written notice to Contractor solely for Owner’s convenience and without regard to any fault or failure to perform by Contractor or any other party. Upon receipt of such notice of termination, Contractor shall immediately and in accordance with instructions from Owner proceed as follows:

14.2.1.1	Cease operations to the extent specified in the notice;

14.2.1.2	Place no further purchase orders and enter into no further subcontracts for materials, labor, services or facilities that relate to the terminated Work;

14.2.1.3	Cancel all subcontracts and orders that relate to the terminated Work;

14.2.1.4	Proceed to complete the performance of all Work not terminated;

14.2.1.5	Take such actions that may be necessary, or that Owner may direct, for the protection and preservation of the terminated Work; and

14.2.1.6	Take such action, including those actions in Section 14.1.5 hereof, as Owner may direct.

14.2.2

Payment Upon Termination For Convenience. In the event of termination for convenience, Contractor shall be paid as follows: Owner’s sole obligation and liability to Contractor shall be (i) to reimburse Contractor (and Contractor’s exclusive remedy shall be to receive reimbursement) for the Cost of the Work incurred (and not cancelable or refundable) by Contractor for Work properly performed and completed by Contractor up to the date of termination including reasonable, proper and actual costs of Contractor demobilizing Contractor’s Work at the site of the Project, in accordance with the Contract Documents and approved by Owner and as provided in paragraph 14.2.1 above, plus (ii) that pro rata portion of Contractor’s Fee applicable to such completed Work and other costs under (i) above (and subject to satisfaction of the conditions applicable to payments to Contractor set forth in the Contract Documents, including for progress payments, and Final Payment as applicable),. Under no circumstances shall Contractor be entitled to recover (for Contractor or any Subcontractor or Vendor at any tier) any termination fee, cancellation fee, anticipatory profit, lost opportunity or similar claims, compensation, or amounts. In addition, if a termination of Contractor for default is ruled to be wrongful, then such termination shall be deemed a termination for convenience and Contractor’s damages shall be limited to the compensation specified for Contractor for a termination for convenience as provided in the Contract*

14.3	Suspensions By Owner

14.3.1	Owner’s Right To Suspend For Convenience. Owner may at any time, with or without cause, suspend, delay, reduce or interrupt performance of all or any portion of the Work for such period or periods as Owner elects by giving Contractor written notice specifying which portion of the Work is to be suspended and the effective date of such suspension. Such suspension, delay or interruption shall continue until Owner terminates such suspension, delay or interruption by written notice to Contractor. No such suspension, delay, interruption or reduction by Owner shall constitute a breach or default by Owner under the Contract Documents. Contractor shall continue to diligently perform any remaining Work that is not suspended, delayed, reduced or interrupted and shall take all actions necessary to maintain and safeguard all materials, equipment, supplies and Work in progress affected by the suspension, delay, reduction or interruption.

14.3.2	Payment Upon Suspension For Convenience. In the event of suspension, delay, reduction or interruption for convenience by Owner, Owner, in addition to payment for all non-suspended work in accordance with the Contract Documents, shall pay Contractor and the Guaranteed Maximum Price shall be increased by such amounts (subject to the payment and related requirements of the Contract Documents) as follows:

14.3.2.1	Additional Costs of the Work, if any, which are incurred by Contractor, Subcontractors and Vendors as a result of continuing to maintain dedicated personnel, materials and equipment at the site at Owner’s request during any suspension, delay or interruption period, including for the purpose of safeguarding all material, equipment, supplies and Contractor’s Work in progress to the extent caused by such suspension, delay or interruption ordered by Owner for convenience; and

14.3.2.2	Other reasonable and unavoidable Costs of the Work, if any, which are directly related to any subsequent re-mobilization of the suspended, delayed or interrupted Contractor’s Work to the extent caused by such suspension, delay or interruption ordered by Owner for convenience.

14.3.2.3	Provided, however, that no adjustment shall be made to the extent that performance was otherwise subject to suspension, delay or interruption by another cause for which Contractor is responsible.

14.4

Limitations. Owner shall have no liability to Contractor or any Subcontractor or Vendor, and Contractor nor any Subcontractor or Vendor will make and they hereby waive any Claim for (a) compensation, expenses, additional fees or anticipated profits for unperformed Work, (b) delays, acceleration or disruption (except solely for extensions in the Contract Time or increases in the Guaranteed Maximum Price for an Owner Delay or Force Majeure solely to the extent and as provided in Article 8 hereof), (c) lost business or other opportunities, (d) special, indirect or consequential damages or losses or loss of use, (e) impaired bonding capacity, (f) unabsorbed, unrealized or other overheads, or (g) general conditions costs attributable to a termination for convenience, suspensions, reductions, delays or interruptions for convenience (except to the extent provided in Section 14.3.2 hereof) or breach, or a termination for default by Owner, and in no event shall there be any increase in the Guaranteed Maximum Price (except as expressly provided in Section 14.3.2 above) or Contractor’s Fee as a result of any of the foregoing Owner elections under Sections 14.2 or 14.3 above. All amounts payable by Owner shall be subject to Owner’s right of audit and offset.

14.5	Other Rights and Remedies. Other rights and remedies available to Owner in the event of a default or breach by Contractor which is not timely cured in accordance with Section 14.1.2 hereof, shall include, but not be limited to, the following, and all such rights and remedies of Contractor in this Article 14 shall be non-exclusive, and shall be in addition to all other rights and remedies available to Owner under the Contract, at law or otherwise:

14.5.1 A waiver by Owner of a default by Contractor shall not be considered to be a waiver of any subsequent default by Contractor, nor be deemed to amend or modify the terms of this Contract.

14.5.2 Not used.

14.5.3 Not used.

14.5.4 Any termination pursuant to this Article 14 shall be without prejudice to any other right or remedy of Owner pursuant to the terms of the Contract Documents or at law.

14.6	Contractor’s Remedies

14.6.1 If payment from Owner for an Application for Payment (exclusive of amounts properly retained or withheld under the Contract), approved by Owner and Owner’s Lenders in accordance with the Contract, has not been received by Contractor within fifteen (15) days of the date payment is due pursuant to the Contract, interest shall thereafter commence to accrue (from the original due date of payment pursuant to the Contract) on such delinquent amounts at then existing prime rate of Bank of America N.A. plus one percent (1%) as announced in the Wall Street Journal, until paid, and Contractor may thereafter upon written notice to Owner cease Work until such payment has been received, in which case the date for Substantial Completion will be extended by the number of days of the cessation of Work and the Guaranteed Maximum Price adjusted, subject to the provisions of Section 8.3 hereof. If payment of undisputed amounts to which Contractor is otherwise then entitled pursuant to the terms of the Contract are not paid by Owner to Contractor within five (5) days after the expiration of the fifteen (15) day period hereinabove and written notice by Contractor that the same are past due, Contractor may terminate this Agreement upon an additional five (5) business days’ written notice to Owner.

14.6.2 If Contractor terminates the Contract with cause in accordance with the Contract and such termination is accepted by Owner or challenged by Owner but upheld by a court of competent jurisdiction, Contractor shall be entitled, as its exclusive remedy, to the recovery of the amounts (if any) to which Contractor would have been entitled had Owner, pursuant to Section 14.2 hereof, terminated the Contract for convenience effective as of the date the Contract is so terminated by Contractor. Contractor, notwithstanding any provision of the Contract or otherwise, shall in no event be entitled to or seek recovery of any other amounts and shall be subject to Section 14.4 hereof (including, without limitation, consequential damages, lost profits, overhead, or similar amounts) in the event of any termination, including but not limited to under this Section 14.6.”

Article 15 The following is added as Article 15 of the General Conditions:

ARTICLE 15 – OWNER’S LENDERS.

15.1	Owner’s Lenders. Contractor acknowledges and agrees that Owner has provided notice to Contractor, and Contractor shall before entering into any subcontract or purchase contract provide notice to every Subcontractor and Vendor, that Owner’s funds for construction of the Project, including payment of the Guaranteed Maximum Price, shall be borrowed and or derived substantially from one or more lenders providing financing for the Project from time to time (“Owner’s Lenders”), and Owner’s ability to obtain such funds shall be subject to one or more loan documents and conditions precedent to advances thereunder. The term “Owner’s Lenders” shall also mean and include any and all trustees, intercreditor agents, disbursement agents, administrative agents, consultants, architects, inspectors, construction managers, auditors and engineers appointed or retained directly or indirectly by or on behalf of any of Owner’s Lenders.

15.2	Assignment. Owner shall have the right to assign the Contract from time to time to any one or more Owner’s Lenders.

15.3	Payment and Work Continuation. Notwithstanding any terms of the Contract to the contrary, Contractor will diligently continue to perform the Work and its obligations under the Contract notwithstanding any dispute arising with Owner, Owner’s Lenders or any other person or entity, so long as Contractor continues to be paid in accordance with the terms of the Contract for all Work not in dispute and pursuant to paragraph 4.3.3 of the General Conditions and properly performed in accordance with the terms of the Contract and not subject to a right to withhold as provided in the Contract. Nothing in the Contract, or otherwise, shall cause or impose any obligation on Owner’s Lenders to fund any amounts, including any loan advance, to Contractor. Subject to the limitations on assignment and delegations hereof, all of the terms and provisions of the Contract shall be binding upon and shall inure to the benefit of the parties to the Contract, and their respective permitted transferees, successors, assigns and legal representatives.

15.4	Payments. Subject to the same terms as 9.3.4, Owner’s Lenders shall have the right to make payment directly to Contractor and/or by joint payee check to Contractor and any Subcontractor or Vendor, or directly to any Subcontractor or Vendor for Work performed under the Contract.

15.5	Audit Rights. Owner’s Lenders shall have and be entitled to all of the same audit and inspection rights, as Owner.

15.6	Access. Owner’s Lenders shall have and be entitled to all of the same rights to access and inspect the site and Work, wherever located, as Owner has under the Contract Documents, at reasonable times and upon reasonable notice and subject to reasonable safety precautions.

15.7	Material Changes. Contractor and Owner acknowledge and agree that certain changes, including increases in the Guaranteed Maximum Price and extensions of the Contract Time, and any allocation of or increase in the Contingency, may be subject to the approval of Owner’s Lenders before becoming effective, but only to the extent Contractor and Owner have agreed in writing as to when such approval is required.

15.8	General Cooperation. Contractor agrees to cooperate fully with all such Owner’s Lenders, including Contractor agrees to (a)provide written notice to Owner’s Lender of any change in the Work, material change in the manner or amounts paid to Contractor, extension or acceleration of Contract Time, or material change in the Drawings or Specifications as required by Lender and as agreed to in writing by Contractor (b) authorize Subcontractors and Vendors to communicate directly with Owner’s Lenders regarding the progress of the Work, (c) provide Owner’s Lenders with reasonable working space and access to telephone, copying and telecopying equipment, (d) communicate with Owner’s Lenders and, on request to execute, provide and/or deliver and/or cooperate in the preparation of, as the case may be, such lists (including a list of the names, addresses, and telephone numbers of each material Subcontractor and Vendor and the dollar value and amounts paid with respect to the related contracts), documents, schedules (including Work schedules for all uncompleted Work), certificates (including, without limitation, certificates that the Work constructed from time to time conforms to the Drawings and Specifications and Laws applicable to Contractor’s Work in all material respects), consents, budgets, construction disbursement and payment reconciliation invoices and instruments, copies of all executed subcontracts and supply agreements, and other information, as Owner’s Lenders may reasonably request with respect to the Work, the Project and/or payment of the cost thereof and any periodic progress reports, including, but not limited to, assisting and cooperating with the Construction Consultant for the Owner’s Lenders in the monthly preparation of the Monthly Construction Progress Report, (e) enter into such amendments to the Contract as Owner’s Lenders may reasonably request so long as such amendments do not materially or substantially alter Contractor’s rights, duties or obligations under the Contract Documents, (f) enter into a consent to assignment in favor of Owner’s Lenders consenting to the collateral assignment of the Contract to Owner’s Lenders in form and content attached hereto as Exhibit I, and (g) otherwise facilitate Owner’s Lenders’ review of the construction of the Project.

EXHIBITS

EXHIBITS

A	Technical Studies and Reports

B	Permits and Entitlements

C	Contractor’s Personnel

D	Not Used

E	Not used

F	Not Used

G	Not used

H	OCIP Manual

I	Collatera l Assignment and Consent

EXHIBIT A

TECHNICAL STUDIES AND REPORTS

Description of the Study/Report	Name of Issuer of the Study/Report	Date Completed

All technical, geological, soils, traffic, environmental, civil and other similar studies, surveys, reports and assessments relating to the Project and provided to Contractor on or before the date of the Agreement

EXHIBIT B

PERMITS. APPROVALS AND ENTITLEMENTS

Description of Permit, Approval or Entitlement

1. Approval (including conditional approvals) granted by the Missouri Gaming Control Board approving the Project construction contracts and the Project as a whole.

2. All other permits, entitlements, approvals, consents, licenses and authorizations of any kind or type and relating to the Project, whether administrative or governmental, now existing or hereafter obtained (including without limitation all building, grading, FAA, structural, electrical, life safety and other permits, and all gaming, zoning and other approvals and licenses)

3. All bonds and other surety and insurance related programs affecting or relating to the Project and or the Work

4.

5.

6.

7.

EXHIBIT C

CONTRACTOR’S PERSONNEL

Jon Jacobsmeyer – Project Director

EXHIBIT D

NOT USED

EXHIBIT E

Not used

EXHIBIT F

NOT USED

EXHIBIT G

Not used

EXHIBIT H

OCIP

[ Intentionally Omitted ]

EXHIBIT I

COLLATERAL ASSIGNMENT AND CONSENT

COLLATERAL ASSIGNMENT OF CONSTRUCTION CONTRACT

This Collateral Assignment of Construction Contract (this “Assignment”) is made as of                     , 2007, by CASINO ONE CORPORATION, a Mississippi corporation (“Assignor”), to and for the benefit of LEHMAN COMMERCIAL PAPER INC., in its capacity as administrative agent (“Administrative Agent”) for the lenders (collectively, “Lenders”) from time to time party to that certain Second Amended and Restated Credit Agreement executed as of December 14, 2005 (the “Credit Agreement”) among Pinnacle Entertainment, Inc., a Delaware corporation (“Borrower”), Lenders and Administrative Agent, among others. Except as otherwise provided in this Assignment, capitalized terms herein shall have the meanings set forth in the Credit Agreement.

A. Assignor has entered into that certain Second Amended and Restated Subsidiary Guaranty dated as of December 14, 2005 (“Subsidiary Guaranty”), whereby Assignor, among other things, guaranteed and promised to pay and perform on demand the obligations of Borrower owed to Administrative Agent and the Lenders under the Loan Documents.

B. Borrower and Assignor intend to construct the St. Louis City Project, as defined and described in the Credit Agreement, in St. Louis, Missouri, on the real property described in Exhibit A attached hereto (the “Land”).

C. Pursuant to the Credit Agreement, the Lenders have agreed to provide financing for the construction of the St. Louis City Project on the terms and conditions set forth therein. Pursuant to the Credit Agreement, Assignor is required to execute and deliver this Assignment to the Administrative Agent as security for the performance of Assignor’s obligations under the Subsidiary Guaranty.

NOW THEREFORE, Assignor hereby agrees as follows:

1. Assignor hereby assigns, conveys and transfers to Administrative Agent, and grants a security interest to Administrative Agent in and to, as security for Assignor’s obligations under the Subsidiary Guaranty, all of Assignor’s right, title, interest, privilege, benefit and remedies in, to and under the following:

(a) the prime construction contract for the St. Louis City Project dated                     , 2007, entered into between McCarthy Building Companies, Inc. (the “Contractor”) and the Assignor (the “Construction Contract”); and

(b) any and all present and future amendments, modifications, supplements, change orders and addenda to the Construction Contract.

A complete copy of the Construction Contract is attached hereto as Exhibit B.

2. (a) Assignor agrees to use all reasonable efforts to obtain and deliver to Administrative Agent, concurrently with its delivery of this Assignment, a Consent to Assignment substantially in the form of Exhibit C hereto (“Consent”) from the Contractor.

(b) This Assignment and the Consent hereto do not relieve Assignor of, or modify or expand any of, its obligations under the Construction Contract. Administrative Agent does not hereby assume any of Assignor’s obligations or duties concerning the Construction Contract, including, without limitation, any obligation to pay for the work done pursuant thereto.

3. Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement and subject to the provisions of the Credit Agreement (and nothing in this Assignment is intended or shall be deemed, to supplement, modify, amend, replace or supersede any provisions of the Credit Agreement), Administrative Agent may, at its option, upon written notice to the Contractor, exercise any or all of the rights and remedies granted to Assignor under the Construction Contract as if Administrative Agent had been an original party to the Construction Contract. Administrative Agent may elect to assume all of the obligations of Assignor under the Construction Contract by giving notice to that effect to the Contractor; provided, however, that Administrative Agent shall cure all monetary defaults of Assignor under the Construction Contract occurring prior to the time Administrative Agent gives such notice to the Contractor, (it being understood that Administrative Agent shall thereafter be responsible for all obligations of Assignor under the Construction Contract).

4. Assignor hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, which power is coupled with an interest, so that Administrative Agent shall have the right upon the occurrence and during the continuance of an Event of Default under the Credit Agreement to demand, receive and enforce Assignor’s rights with respect to the Construction Contract, to give appropriate receipts, releases and satisfactions for and on behalf of Assignor with regard to the Construction Contract and to do any and all acts in the name of Assignor or in the name of Administrative Agent with regard to the Construction Contract with the same force and effect as Assignor could have done.

5. Assignor hereby represents and warrants to Administrative Agent that no assignment by Assignor of the Construction Contract (other than this Assignment) has been made, and Assignor agrees not to assign, sell, pledge, transfer or otherwise encumber its interest in the Construction Contract so long as this Assignment is in effect, except as otherwise not prohibited in the Credit Agreement. Assignor represents and warrants that the copy of the Construction Contract provided by Assignor to Administrative Agent is the complete and entire agreement between the parties thereto respecting the construction of the St. Louis City Project as of the date of the execution thereof.

6. If any provision of this Assignment shall be invalid, illegal or unenforceable, it shall not affect or impair the validity, legality and enforceability of the other provisions of this Assignment. This Assignment may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except by a written instrument signed by the party against whom enforcement of the waiver, amendment, change, or modification is sought.

7. This Assignment shall be binding upon Assignor and its successors and assigns, and shall inure to the benefit of Administrative Agent and its successors and assigns. Administrative Agent may assign all or any portion of its interest in the Construction Contract or its rights created hereunder and, in such event, Assignor, at its sole expense, shall promptly execute, acknowledge and deliver such additional documents, instruments and agreements as may be reasonably required by Administrative Agent in connection with any such assignment and consistent with the Credit Agreement.

8. Upon the satisfaction of all obligations of Borrower to Administrative Agent and the Lenders under the Credit Agreement, this Assignment shall automatically terminate.

9. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed as of the date first set forth above.

Assignor:

CASINO ONE CORPORATION a Mississippi corporation

By:.
Name:
Title:

EXHIBIT A

DESCRIPTION OF THE LAND

EXHIBIT B

CONSTRUCTION CONTRACT

EXHIBIT C

FORM OF CONSENT

The undersigned hereby consents to the foregoing Collateral Assignment of Construction Contract (the “Assignment”), and agrees to perform pursuant to the terms and conditions of the Construction Contract. If requested by Administrative Agent (or any successor to the Administrative Agent) in the exercise of its rights under the Assignment, the undersigned shall continue to perform its obligations under the Construction Contract for which the undersigned shall be compensated in accordance with the Construction Contract, for all amounts owed prior to such request by Administrative Agent and which may become owing in the future. The undersigned agrees that, upon request by Administrative Agent, the undersigned shall provide a complete list of all of its subcontractors in connection with work for or on the Land and shall cooperate to provide and permit access to Administrative Agent or its agents for inspection of the [Land] and the work in process. The undersigned also agrees that, in the event of a breach by Assignor of any of the terms and conditions of said Construction Contract, the undersigned will give prompt written notice of such breach to Administrative Agent at Administrative Agent’s address set forth below. Administrative Agent shall have thirty days from the receipt of such notice of default to remedy or cure said default prior to the undersigned terminating the Construction Contract; provided, however, that neither the Assignment nor this Consent shall require Administrative Agent to cure said default, but Administrative Agent shall, in its sole discretion, have the option to do so. The undersigned acknowledges that the Lenders are relying on this Consent and the assurances herein in making the Loan to Borrower and this Consent shall also be for the benefit of any assignees or successors of Administrative Agent and the undersigned. All capitalized terms used in this Consent shall have the same meaning as in the Assignment. The Construction Contract between Assignor and the undersigned is currently in full force and effect without any further amendment or supplement. The accurate and complete copy of the Construction Contract is attached to the Collateral Assignment of Construction Contract as Exhibit B. To the best knowledge of the undersigned, there is no uncured default or event of non-compliance (or uncured event which with the giving of notice or passage of time or both would constitute a default or non-compliance) under the Construction Contract.

Dated as of                     , 2007.

Contractor’s Address:	CONTRACTOR:

McCarthy Building Companies, Inc.,
a Missouri corporation

Name:
Title:

Administrative Agent’s Address:

Lehman Commercial Paper Inc.

745 Seventh Avenue

New York, New York 10019

Attn.: Diane Albanese

Administrative Agent